Table of Contents

As submitted to the Securities and Exchange Commission on February 1, 2021

Registration No. __________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

iPower, Inc.

(Exact name of registrant as specified in its charter)

Nevada	5200	82-5144171
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2399 Bateman Avenue,

Duarte, CA 91010

(626) 863-7344

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________________________________________

Chenlong Tan

Chief Executive Officer

2399 Bateman Avenue,

Duarte, CA 91010

(626) 863-7344

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________________________

With copies to:

Stephen A. Weiss, Esq. Megan J. Penick, Esq. Michelman & Robinson LLP 800 Third Avenue New York, New York 10022 Telephone: (212) 730-7700	Cavas S. Pavri, Esq. Alec Orudjev, Esq. Schiff Hardin LLP 100 N. 18th Street, Suite 300 Philadelphia, PA 19103 Telephone: (202) 724-6847 Facsimile: (202) 778-6460

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[_]	Accelerated filer	[_]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Class A Common Stock, par value $0.001 per share	$20,000,000	$2,182
Underwriter Warrants(5)	–	0
Class A Common Stock Underlying Underwriter Warrants(5)	1,400,000	153
Total Registration Fee		2,335

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of Class A Common Stock which may be issued after the date hereof as a result of stock splits, stock dividends and similar events.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(3)	Includes the aggregate offering price of additional shares of Class A Common Stock that the underwriters have the option to purchase, solely to cover over-allotments, if any.
(4)	Paid herewith.
(5)	In connection with this Offering, we have agreed to issue to Boustead Securities LLC, as underwriter (“Boustead”) warrants, exercisable in whole or in part, commencing on the closing date of the offering contemplated in this registration statement and expiring on the five-year anniversary of the effective date of this Registration Statement, representing 7% of the number of shares of Common Stock to be issued upon the sale of the Class A Common Stock issued in the offering.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2021

PRELIMINARY PROSPECTUS

[•] Shares of Class A Common Stock

This is a “firm commitment” underwritten public offering of Class A common stock of iPower, Inc., a Nevada corporation (referred to herein as “we,” “us,” “our,” “iPower,” the “Registrant” or the “Company”). We are offering [•] shares of our Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), for an aggregate purchase price of $                        . We expect the initial public offering price will be $[      ] per share of Class A Common Stock. We have reserved the symbol “IPW” for purposes of listing our Class A Common Stock on the Nasdaq Capital Market (“NASDAQ”) and plan to apply to list our Class A Common Stock on NASDAQ. There is no guarantee or assurance that our Class A Common Stock will be approved for listing on NASDAQ. In the event we are unable to list our shares on NASDAQ, we will not complete this offering.

Our common stock consists of both Class A Common Stock and Class B Common Stock. As of the date of this prospectus, our current stockholders hold a total of 20,204,496 shares of Class A Common Stock and our two founders hold a total of 14,000,000 shares of Class B Common Stock. The shares of our Class B Common Stock entitle the holder to cast 10 votes for each share at any stockholders meeting or in connection with any matter requiring stockholder consent. The Class B Common Stock is eligible to convert, at the option of the holder following the one-year anniversary of our initial public offering, into shares of Class A Common Stock at the rate of one share of Class A Common Stock for each 10 shares of Class B Common Stock. Following the conversion, the holder shall no longer hold super voting rights. Following the initial public offering, our Class B Common Stockholders will hold a total of approximately [ ]% voting power, due to the super voting nature of their Class B Common Stock.

We are an “emerging growth company” as defined by the Jumpstart Our Businesses Startup Act of 2012 and, as such, we have elected to comply with certain reduced public reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” starting on page 11 of this prospectus.

		Price per Share	Total Initial Public Offering Price
Public Offering Price	$		$
Underwriting discounts and commissions	$		$
Proceeds to us, before expenses (1)	$		$

(1) We have agreed to issue, on the closing date of this offering, to Boustead Securities, LLC (the “Underwriter”) warrants in an amount equal to 7% of the aggregate number of shares of Class A Common Stock sold by us in this offering (the “Underwriter Warrants”). For a description of other terms of the Underwriter Warrants and a description of the other compensation to be received by the Underwriter, please see “Underwriting” beginning on page 65.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the shares of Class A Common Stock being registered in that registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

This offering is being conducted on a firm commitment basis. The Underwriter is obligated to take and pay for all of the shares if any such shares are taken. We have granted the Underwriter an option for a period of 45 days from the date of this prospectus to purchase up to [        ]% of the total number of our shares of Class A Common Stock being offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discount. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable will be $[         ] based on an assumed offering price of $[     ] per share, and the total gross proceeds to us, before underwriting discounts and commissions and expenses, will be $[       ]. If we complete this offering, net proceeds will be delivered to us on the closing date. For further information, see the section entitled “Use of Proceeds” beginning on page 28.

The Underwriter expects to deliver the shares of Class A Common Stock against payment as set forth under “Underwriting,” on or about [•], 2021.

The date of this prospectus is ______, 2021

Boustead Securities

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We and our underwriters have not authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where such offer is not permitted.

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ABOUT THIS PROSPECTUS

We have not, and the Underwriter has not, authorized anyone to provide you with any information or to make any representation other than that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared we may authorize to be delivered or made available to you. We do not, and the underwriters do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit a public offering of the securities or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

ii

INDUSTRY AND MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, market acceptance of our products; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Important factors that could cause such differences include, but are not limited to:

•	our inability to predict or anticipate the duration or long-term economic and business consequences of the ongoing COVID-19 pandemic;
•	our limited operating history;
•	our future results of operations;
•	our current and future capital requirements necessary to support our efforts to open or acquire new complimentary businesses and channels of trade;
•	our cash needs and financial plans;
•	our competitive position;
•	our dependence on consumer interest in growing crops with the equipment and other products that we offer;
•	evolving laws surrounding cannabis on a local, state and federal level;
•	our dependence on third parties to manufacture and sell us inventory;
•	our ability to maintain or protect the validity of our intellectual property;
•	our ability to retain key executive members;
•	our ability to maintain our relationships with third-party vendors and suppliers;
•	our ability to internally develop products and intellectual property;
•	expected technological advances by us or by third parties and our ability to leverage them;
•	our potential growth opportunities;
•	interpretations of current laws and the passage of future laws;
•	acceptance of our business model by investors;
•	the accuracy of our estimates regarding expenses and capital requirements;
•	our ability to sell additional products and services to customers;
•	our ability to adequately support growth;
•	our ability to ensure consistency in the quality of our products and supply chain;
•	approximately 75%, of our current revenues are derived from sales of our products through third party platforms, including Amazon.com, Walmart, and eBay; any disruption to these business channels could be detrimental to our business; and
•	potential disruption of our business and supply chain that may be caused by any conflicts or trade wars between China and the U.S.

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In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents that we reference herein and have filed as exhibits hereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Throughout this prospectus, unless otherwise designated or the context suggests otherwise, all references to:

•	“we,” “us,” “our,” the “Company,” “our Company” or “iPower” refers to iPower, Inc., a Nevada corporation, and its subsidiaries;
•	the “Board” or “Board of Directors” refers to the board of directors of the Company;
•	all references to “Class A Common Stock” or “shares” shall refer solely to the Class A Common Stock, par value $0.001 per share, of iPower, Inc. and gives effect to a 2-for-1 forward split of the outstanding shares of Class A Common Stock that was consummated on November 16, 2020;
•	the phrase “this offering” refers to the offering contemplated in this prospectus;
•	with reference to our financial statements, all references to “year” and “fiscal year” means June 30th and the twelve months ended June 30th; and
•	all references to “U.S. dollars,” “dollars,” and “$” are to the legal currency of the U.S.

Our Company

iPower, Inc. (formerly, BZRTH, Inc.) was formed in April of 2018. We believe we are one of the largest online hydroponic equipment suppliers in the United States. We own and operate the retail website www.zenhydro.com where we sell more than 23,000 stock keeping units (“SKUs”) and multiple best-selling products which enable our customers to grow vegetables, fruits and flowers, and other plants, including cannabis. The Company leases more than 72,000 square feet of floor area space across our two fulfillment centers just outside of Los Angeles, California. In addition to our website, iPower sells its products through third party distribution channels including Amazon, eBay and Walmart.

Our private label products, marketed under the iPower™ and Simple Deluxe™ brands, include HVAC exhaust blowers, CFM duct inline fans with carbon filters and hydroponic water-resistant grow tents, grow light systems, trimming machines, pumps and many more hydroponic-related items; some of which have been designated as Amazon best seller product leaders. We currently offer approximately 3,000 proprietary, private label products to consumers. In addition to our private label products, we also carry more than 400 brands manufactured by third party vendors. We do not have any long-term distribution agreements with these vendors.

For the year ended June 30, 2020, our income from operations and our income after taxes were approximately $2.91 million and $1.99 million, respectively, on total sales revenues of approximately $39.94 million.

The Global Hydroponics Markets

Advances in hydroponic systems have helped usher in a new age of high-yield cultivation techniques, earning hydroponics a multitude of dedicated adherents – both individual and commercial growers – globally. Hydroponics is a method of gardening in which plants (often high-value crops) are grown in an optimized solution of water and nutrients, rather than soil. This method is typically used inside greenhouses to give growers the ability to better regulate and control nutrient delivery, light, air, water, humidity, pests, and temperature. Hydroponic growers benefit from these techniques by producing crops faster and with higher crop yields per acre as compared to traditional soil-based growers. Indoor growing techniques and hydroponic products are being utilized in new and emerging industries or segments, including the growing of cannabis and hemp. In addition, vertical farms producing organic fruits and vegetables are also beginning to utilize hydroponics due to a rising shortage of farmland as well as environmental vulnerabilities including drought, other severe weather conditions and insect/pest infestations.

1

Through the use of hydroponics systems, growers can achieve potentially larger crop yields, faster growth time (up to twice as fast), up to a 90% increase in water efficiency, and require a substantially smaller footprint (up to 10x more yield in the same amount of space). By using hydroponics growth systems, gardeners and growers will not be affected by unfavorable climates and soil conditions, and will not require chemical or pest control products, resulting in safer and healthier growing environments. (See https://greenourplanet.org/benefits-of-hydroponics/ ).

According to Markets and Markets (https://www.marketsandmarkets.com/PressReleases/hydroponic.asp), in 2020 the global market for Hydroponic products is estimated at $9.5 billion and by 2025, the global market for hydroponic products is forecast to be approximately $16.6 billion, representing a compound annual growth rate of approximately 12.1%. According to Mordor Intelligence, the global hydroponics market is expanding rapidly and, as shown below, the United States represents approximately 30% of the total global hydroponics market as of 2018. While we do not know the percentage or actual usage of our products for purposes of growing cannabis or hemp-derived products, for those users who intend to use the Company’s products to grow hemp-derived CBD medicinal products, the 2018 Farm Bill officially removed hemp from the list of controlled substances. According to the Brightfield Group, estimated sales of hemp-derived CBD products was approximately $22.0 billion.

The Growing Cannabis Market

As we believe certain unknown number of our end users are in the business of growing cannabis, we believe we have benefited from the nationwide efforts to legalize marijuana at the state level. To date, a total of 47 states plus the District of Columbia (“D.C.”) have legalized cannabis in one form or another, with 15 states plus D.C. have legalizing marijuana for adult use, including both medicinal and recreational, 20 states having legalized marijuana for medical purposes only, and 12 states have legalized the use of CBD oil (a concentrated form of hemp extract) only. According to the 2019 US Cannabis Cultivation Report published by New Frontier Data, United States cultivation output is expected to grow from 29.8 million pounds in 2019 to 34.4 million pounds by 2025. From 2018-2022, the estimated combined totals of cannabis product retail sales are estimated at $46.7 billion for recreational use and $37.7 billion for medical use. We intend to leverage the growth of cannabis and CBD products, in tandem with its increased legalization, to further build our brand and promote our hydroponics equipment and products within the cannabis community.

2

We believe that the growth in licensed cannabis cultivation facilities and the increase in organically grown produce will increase the general demand for hydroponics products. Further, we believe our dedication to providing consumers with innovative and cutting-edge products tailored to their individual needs, combined with our industry knowledge and customer service, has positioned iPower to take advantage of the domestic and international growth anticipated for hydroponic products.

Our Vendor Sources

In addition to our private label products, we distribute more than 400 brands manufactured by a number of different vendors. Our key suppliers include several manufacturers and distributors in the United States and China. All of the products purchased and sold on iPower’s platform are applicable to indoor and outdoor growing for organics, greens, and plant-based medicines.

Our Customer Base

Our e-commerce platform, www.Zenhydro.com, as well as the various third-party e-commerce channels we use, such as Amazon, eBay and Walmart.com, offers consumers thousands of products including, without limitation, nutrients, growing media, advanced indoor and greenhouse lighting, ventilation systems, activated carbon filters and accessories for hydroponic gardening, as well as other indoor and outdoor growing products, that serve various purposes and are designed and intended for growing a wide range of plants.

3

We have a diverse customer base, ranging from green-thumbed individuals engaging in horticulture as a leisurely pastime to commercial users. We cater primarily to home cultivators growing specialty crops, including cannabis and hemp, along with organic herbs and leafy green vegetables. However, we believe that both types of growers choose to source their hydroponic gardening supplies from us because we understand their specific needs and employ customer support with the requisite expertise to serve expert growers and cultivators by helping them reduce any potential challenges they may encounter in utilizing hydroponic products to grow their crops. Based on a review of our customer profile, we believe that we are well positioned to benefit from the growth in the overall hydroponic market. In addition, we believe that the highly fragmented hydroponics retail market presents us with a significant opportunity to take advantage of our online retailing model and expand our online footprint.

E-Commerce Strategy

We continue to develop our e-commerce platform, www.Zenhydro.com, which is designed to provide customers a convenient and seamless means of shopping when, how, and where they feel most comfortable. Our e-commerce platform provides consumers with 24/7 availability of products and the ability to create unique hydroponic systems customized to their specific environment, needs and demands. Our platform enables customers to shop from the comfort of their home, access product descriptions, reviews and pictures of all products that we make available for sale. Our sales team understands the frustrations and problems associated with indoor and outdoor gardening and cultivation and are available to assist in tailoring the products and services we offer to each individual’s needs and to recommend the right products based on each individual customer’s goals. We believe that our e-commerce approach will result in a seamless and convenient shopping experience for our customers and will drive financial results.

Distribution Channel

From our two Los Angeles-based fulfillment centers, we have built a supply chain that spans across the United States. Our fulfillment centers ship directly to a farm or home, as well as to various commercial hydroponics stores across the country. Additionally, we have fostered relationships with recognized commercial shipping enterprises to allow us to deliver directly to consumers.

Products and Private Label Strategy

We sell a variety of products, including advanced indoor and greenhouse grow-light systems, ventilation systems, activated carbon filters, nutrients, growing media, hydroponic water-resistant grow tents, trimming machines, pumps and accessories for hydroponic gardening, as well as other indoor and outdoor growing products. Our supply chain includes tens of thousands of SKUs across multiple product lines. Many of our products are consumables leading to repeat orders by our customers. Consumable products are mainly nutrients and additives that are fed to plants on a recurring basis. Our strategy is to supply products to two groups of customers: (1) home growers who require an online shop to fulfill their daily and weekly growing need and (2) commercial growers.

In addition to the sale of third-party products, we are actively engaged in the continued development of a line of private label products that we sell through our e-commerce platform under brands that we own. We intend to continue to develop and introduce additional private label products in 2020 and 2021 and believe that by expanding our private label offerings, which tend to carry higher margins, we will be able to positively impact our margins and profitability in the near term.

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Monthly Sales of iPower-Owned (Inhouse) Brands vs Third-party Brands

(2019-2020)

Strategic & Competitive Advantages

We believe that we have a number of strategic advantages over our competitors including the following:

•	Private Label. We believe that our private label products, including our iPower and Simple Deluxe brands, are among the leading online hydro sales brands.
•	Positive market perception. We have received hundreds of listings with positive reviews and high sales volume on both our own platform, www.Zenhydro.com, as well as through third-party platforms such as Amazon.com, throughout our operating history.
•	Logistics. Through our management’s combined over 10 years of operational and industry experience, we have developed a strong management and operations team with proven capabilities.
•	First-class e-commerce platform. Our in-house customized order processing system has achieved high efficiency and a low error rate, integrating multiple channels of online selling platform allowing customers to get what they need regardless of where they may reside 24/7.
•	Superior Quality. We offer consumers superior quality products at affordable price points.
•	Product diversity. Our e-commerce platform, Zenhydro.com, provides our customers a one-stop shopping experience for botanical enthusiasts of all sizes.
•	Unparalleled customer support. Our knowledgeable operations team has years of horticultural experience and is available to our consumers through our e-commerce platform to help them choose the best products available to meet their needs.

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Risks Associated with our Business

Investing in our securities involves substantial risk. The risks described under the heading “Risk Factors” beginning on page 11 of this prospectus may cause us not to realize the full benefits of our strengths and/or may cause us to be unable to successfully execute all or part of our strategy. Some of the more significant challenges we face include:

•	The COVID-19 pandemic and the efforts to mitigate its impact may have an adverse impact on our business, liquidity, operations, financial condition, the businesses of our suppliers, vendors, and logistics partners, and the price of our securities.
•	Our Company’s founders own a majority of our Class A common stock, as well as 14,000,000 shares of Class B super-voting common stock, that entitle the holders to ten votes per share on all matters in which our shareholders are entitled to vote or consent; while they presently hold approximately 96.53% voting power of the Company, and will own approximately [ ]% upon completion of this Offering, these super voting rights effectively give our founders full control over the board of directors and management of the Company for the foreseeable future.
•	The Company faces intense competition in the hydroponics marketplace which could prohibit us from developing or increasing our customer base beyond present levels.
•	Our ability to ensure consistency in the quality of our products and supply chain.
•	Our ability to comply with evolving governmental rules and regulations surrounding the cannabis industry.
•	Approximately 75% of our current revenues are derived from sales of our products through third party platforms, including Amazon.com, Walmart, and eBay; any disruption to these business channels could be detrimental to our business.
•	Potential disruption of our business and supply chain that may be caused by any conflicts, trade wars or currency fluctuations or tariffs between China and the U.S.
•	In the event we require additional capital resources to fund our enterprise, we may not be able to obtain sufficient capital and may be forced to limit the expansion of our operations.
•	Certain of our products may be purchased for use in new and emerging industries or segments, such as cannabis, and may be subject to varying, inconsistent and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations and consumer perceptions.
•	Our business depends significantly on the continuing efforts of our management team and our business may be considerably impacted if we should lose their services.
•	Certain relationships, acquisitions, strategic alliances and investments could result in operating issues, dilutions, and other harmful or unintended consequences which may adversely impact our business and the results of our operations.
•	Our continued investment and development in our private label products is inherently risky and could disrupt our ongoing business.
•	If the Company is unable to maintain and continue to develop our e-commerce platform, our reputation and operating results may be materially harmed.
•	As the bulk of our sales are carried out through e-commerce, we are subject to certain cyber security risks, including hacking and stealing of customer and confidential data.
•	There are myriad risks, including stock market volatility, inherent in owning our securities.

Corporate Structure

We have been conducting business as iPower Inc. (formerly BZRTH Inc.) since our formation in 2018 and subsequent acquisition of the assets, and certain liabilities, of BizRight LLC. In order to diversify and facilitate the Company’s marketing and R&D activities, we use two variable interest entities, E Marketing Solution, Inc. and Global Products Marketing Inc., to perform and conduct certain aspects of our business relative to marketing, banking and cash management. E-Marketing and Global Products Marketing are wholly owned by one of our original shareholders, Shanshan Huang, and one of our founders and majority shareholders, Chenlong Tan. See “Certain Relationships and Related Party Transactions” on page 56 of this prospectus. The chart below depicts our organizational structure.

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Corporate Information

The Company, a Nevada corporation, was formed on April 11, 2018 under the name BZRTH Inc. On September 4, 2020, we filed a Certificate of Amendment with the State of Nevada changing our name to iPower Inc.

Our principal offices are located at 2399 Bateman Avenue, Duarte, CA 91010, our phone number is (626) 863-7344. Our business website is www.meetipower.com and our e-commerce website is www.Zenhydro.com. Information contained on our websites should not be deemed incorporated by reference and is not a part of this prospectus.

Transfer Agent

Our transfer agent, VStock Transfer, LLC, is located at 18 Lafayette Place, Woodmere, NY 11598 and can be reached at 212-828-8436.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (JOBS Act). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could remain an emerging growth company for up to five years after the effective date of this Registration Statement, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time or if we have total annual gross revenue of $1.07 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following June 30 or, if we issue more than $1.07 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. Additionally, even if we no longer qualify as an emerging growth company, as long as we are neither a “large accelerated filer” nor an “accelerated filer,” we would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

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We cannot predict if investors will find our securities less attractive because we may rely on these exemptions, which could result in a less active trading market for our securities and increased volatility in the price of our securities.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

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THE OFFERING

Class A Common Stock we are offering	Up to [ ] shares of Class A Common Stock

Public offering price	$[ ]

Shares of common stock outstanding before this offering	[ ] shares of Class A Common Stock (1)(2)(3) 14,000,000 shares of Class B Common Stock (4)

Shares of Class A Common stock outstanding after this offering	Up to [ ] shares of Class A common stock

Over-allotment option	We have granted a [45]-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional _________ shares of Class A common stock.

Use of proceeds

Our net proceeds from this offering, after deducting offering expenses payable by us at closing (including underwriter discounts and commissions), of approximately $________, will be approximately $____________.

We intend to use the net proceeds from the offering to (i) expand our current operations, (ii) acquire complimentary businesses, and (iii) for working capital and other general corporate purposes.

Proposed Nasdaq Symbol	IPW (5)

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.

(1)	Gives effect to a 2-for-1 forward split of our outstanding shares of Class A Common Stock, consummated on November 16, 2020.

(2)

Does not include (i) 2,145 shares of Series A convertible preferred stock issuable upon exercise of a five-year warrant held by Boustead Securities, LLC (“Boustead”), which warrant was issued to Boustead as compensation for acting as placement agent for our Series A convertible preferred stock offering; and (ii) [    ] shares of Class A common stock issuable upon exercise of a five-year warrant held by Boustead, which warrant was issued to Boustead as compensation for acting as placement agent in our convertible note offering.

(3)

Does not include (i) 34,500 shares of Series A convertible preferred stock, which shares will automatically convert into [    ] shares of Class A common stock upon completion of this initial public offering (the “Offering”); (ii) $3,000,000 in 6% convertible notes due January 27,2022 (the “Convertible Notes”), which will automatically convert upon completion of this Offering into Class A Common Stock at a conversion price equal to the lesser of (a) $___ per share, representing a 30% discount to the public offering price per share of the Class A Common Stock in this Offering, or (b) $_____ per share, representing a 30% discount to the price per share equal to dividing $200 million by the total number of (x) outstanding shares of Class A Common Stock immediately prior to the IPO, (y) the number of Class A Common Stock issuable upon conversion of the 34,500 shares of Series A Preferred Stock, and (z) the number of Class A Common Stock issuable upon conversion of all outstanding Convertible Notes; (iii) three-year warrants entitling the holders to purchase _________ shares of Class A Common Stock, which equals 80% of the number of shares of Class A Common Stock issuable upon conversion of the Convertible Notes; or (iv) approximately [    ] restricted stock units which will be issuable to certain of our employees and directors under our 2020 Equity Incentive Plan upon the completion of this Offering and will be subject to certain vesting conditions.

(4)	Our Class B Common Stock, which is held solely by our two founders, Chenlong Tan and Allan Huang, is subject to super-voting rights such that the Class B Common Stock votes together with holders of our Class A Common Stock and the holders of Class B Common Stock may cast 10 votes for each one share of Class B Common Stock held by them at any regular or special meetings of shareholders or in connection with any consents required to be given by our shareholders. One year after completion of this offering, our Class B Common Stock will be eligible to be converted at any time at the option of the holders into Class A Common Stock on the basis of one share of Class A Common Stock for each 10 shares of Class B Common Stock, such that on an as-converted basis 1,400,000 additional shares of Class A Common Stock should be added to arrive at a fully diluted total of outstanding Class A Common Stock.

(5)	In the event we are unable to list our shares on NASDAQ, we will not complete this offering.

Unless otherwise stated or if context so requires, all information in this prospectus assumes that the over-allotment option to purchase $[•] additional shares of Class A Common Stock that we have granted to the Underwriter is not exercised.

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SUMMARY CONSOLIDATED AND COMBINED FINANCIAL DATA

The following tables set forth our summary historical consolidated and combined financial data as of, and for the periods ended on, the dates indicated. The summary consolidated and combined statements of operations data for the years ended June 30, 2020 and 2019 are derived from our audited consolidated and combined financial statements and notes that are included elsewhere in this prospectus. We have derived the following unaudited consolidated financial and other data for the three months ended September 30, 2020 and 2019 from our unaudited interim condensed consolidated financial statements and notes thereto included elsewhere in this prospectus. We have prepared the unaudited consolidated and combined financial statements in accordance with generally accepted accounting principles (GAAP) and on the same basis as our audited consolidated and combined financial statements, and have included all adjustments, consisting of only normal recurring adjustments that, in our opinion, we consider necessary for a fair statement of the consolidated and combined financial information set forth in those statements. Our historical results are not necessarily indicative of our results in any future period and results from our interim period may not necessarily be indicative of the results of the entire year.

The following summary consolidated and combined financial data should be read together with the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated and combined financial statements and related notes and our unaudited interim condensed consolidated financial statements and the notes thereto appearing elsewhere in this prospectus. The summary consolidated and combined financial data in this section are not intended to replace our consolidated and combined financial statements and the related notes and are qualified in their entirety by the consolidated and combined financial statements and related notes included elsewhere in this prospectus.

Statement of operations data:
	For the three months ended		For the year ended
	9/30/2020	9/30/2019	6/30/2020	6/30/2019
Revenues	$14,959,935	$7,227,560	$39,938,472	$22,842,765
Costs of revenues	9,397,147	4,833,248	24,810,907	14,967,248
Gross profit	5,562,788	2,394,312	15,127,565	7,875,517
Operating expenses	4,486,415	2,325,381	12,219,616	7,040,844
Income from operations	1,076,373	68,931	2,907,949	834,673
Other income (expenses)	(118,433)	4,926	(147,549)	(110,779)
Income before income taxes	1,057,940	73,857	2,760,400	723,894
Income tax expenses	295,944	20,885	773,438	195,496
Net Income	$761,996	$52,972	$1,986,962	$528,398

Income per share, basic	$0.038	$0.003	$0.1	$0.03
Income per share, diluted	$0.038	$0.003	$0.1	$0.03

Weighted average Class A common stock outstanding, basic	20,204,496	20,000,000	20,093,004	20,000,000
Weighted average Class A common stock outstanding, diluted	20,204,496	20,000,000	20,193,004	20,000,000

*On October 20, 2020, the Company issued to its Founders 14,000,000 shares of the Company’s Class B Common Stock. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively as outstanding for all reporting periods. The computation of basic and diluted EPS did not include the Class B Common Stock as the holders of Class B Common Stock have no dividend or liquidation right until such time as their shares of Class B Common Stock have been converted into Class A Common Stock.

Balance sheet data:
	As of
	9/30/2020	6/30/2020	6/30/2019
Current assets	$16,372,437	$13,404,246	$7,679,012
Total assets	$18,833,751	$13,673,373	$8,429,349
Current liabilities	$12,927,463	$10,242,857	$7,649,930
Total liabilities	$15,141,239	$10,742,857	$7,912,805
Total equity	$3,692,512	$2,930,516	$516,544

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the other information contained in this prospectus and in any free writing prospectuses prepared by or on behalf of us or to which we have referred you, including our consolidated and combined financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before deciding whether to invest in our securities. If any of the possible events described below actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our common stock could decline, and you might lose all or part of your investment.

The following is a discussion of the risk factors that we believe are material to us at this time. These risks and uncertainties are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial. All of these could adversely affect our business, results of operations, financial condition and cash flows.

Risks Related to Our Business and Products

We sell proprietary brand offerings, as well as third party brands, which could expose us to various risks.

Although we believe that our proprietary brand products offer significant value to our customers at each price point and provide us with higher gross margins than sales of comparable third-party branded products, expanding our proprietary brand offerings also subjects us to certain specific risks in addition to those discussed elsewhere in this section, such as:

•	potential mandatory or voluntary product recalls in the event of product defects or other issues;
•	we may not be able to effectively protect the intellectual property, design patents and copyrights associated with our products;
•	we may be required to heavily invest in marketing such proprietary branded products;
•	our ability to successfully obtain, maintain, protect and enforce our intellectual property and proprietary rights (including defending against counterfeit, knock offs, grey-market, infringing or otherwise unauthorized goods); and
•	our ability to successfully navigate and avoid claims related to the proprietary rights of third parties.

An increase in sales of our proprietary brands may also adversely affect our sales of the products of certain of our vendors which may, in turn, adversely affect our relationship with such vendors. Our failure to adequately address some or all of these risks could have a material adverse effect on our business, results of operations and financial condition.

Our competitors and potential competitors may develop products and technologies that are more effective or commercially attractive than our products.

Our products compete against national and regional products and private label products produced by various suppliers, many of which are established companies that provide products that perform functions similar to our products. Our competitors may develop or market products that are more effective or commercially attractive than our current or future products. Some of our competitors have substantially greater financial, operational, marketing, and technical resources than we do. Moreover, some of these competitors may offer a broader array of products and sell their products at prices lower than ours and may have greater name recognition. In addition, if demand for our specialty indoor gardening supplies and products continues to grow, we may face competition from new entrants into our field. Due to this competition, there is no assurance that we will not encounter difficulties in generating or increasing revenues and capturing market share. In addition, increased competition may lead to reduced prices and/or margins for products we sell. We may not have the financial resources, relationships with key suppliers, technical expertise or marketing, distribution or support capabilities to compete successfully in the future.

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We may not successfully develop new products or improve existing products or maintain our effectiveness in reaching consumers through rapidly evolving communication vehicles.

Our future success depends, in part, upon our ability to improve our existing products and to develop, manufacture and market new products to meet evolving consumer needs. We cannot be certain that we will be successful in developing, manufacturing and marketing new products or product innovations which satisfy consumer needs or achieve market acceptance, or that we will develop, manufacture and market new products or product innovations in a timely manner. If we fail to successfully develop, manufacture and market new products or product innovations, or if we fail to reach existing and potential consumers, our ability to maintain or grow our market share may be adversely affected, which in turn could materially adversely affect our business, financial condition and results of operations. In addition, the development and introduction of new and products and product innovations require substantial research, development, and marketing expenditures, which we may be unable to recoup if such new products or innovations do not achieve market acceptance.

Many of the products we distribute and market, such as our fertilizers and nutrients, contain ingredients that are subject to regulatory approval or registration with certain U.S. state regulators. The need to obtain such approval or registration could delay the launch of new products or product innovations that contain ingredients or otherwise prevent us from developing and manufacturing certain products and product innovations.

The COVID-19 pandemic and the efforts to mitigate its impact may have an adverse effect on our business, liquidity, results of operations, financial condition and price of our securities.

The pandemic involving the novel strain of coronavirus, or COVID-19, and the measures taken to combat it, may have certain and adverse effects on our business. Public health authorities and governments at local, national and international levels have announced various measures to respond to this pandemic. Some measures that directly or indirectly impact our business include:

•	voluntary or mandatory quarantines;

•	restrictions on travel; and

•	limiting gatherings of people in public places.

Although we have been deemed an “essential” business by state and local authorities in the areas in which we operate, we have undertaken the following measures in an effort to mitigate the spread of COVID-19 including limiting business hours, and encouraging employees to work remotely if possible. We also have enacted our business continuity plans, including implementing procedures requiring employees to work remotely where possible which may make maintaining our normal level of corporate operations, quality controls and internal controls difficult. Moreover, the COVID-19 pandemic has caused temporary or long-term disruptions in our supply chains and/or delays in the delivery of our inventory. Further, the COVID-19 pandemic and mitigation efforts have also adversely affected our customers’ financial condition, resulting in reduced spending for the products we sell.

As events are rapidly changing, we do not know how long the COVID-19 pandemic and the measures that have been introduced to respond to it will disrupt our operations or the full extent of that disruption.  Further, once we are able to restart normal business hours and operations doing so may take time and will involve costs and uncertainty. We also cannot predict how long the effects of COVID-19 and the efforts to contain it will continue to impact our business after the pandemic is under control. Governments could take additional restrictive measures to combat the pandemic that could further impact our business or the economy in the geographies in which we operate. It is also possible that the impact of the pandemic and response on our suppliers, customers and markets will persist for some time after governments ease their restrictions. These measures have negatively impacted, and may continue to impact, our business and financial condition as the responses to control COVID-19 continue.

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We have a limited operating history on which to evaluate our business or base an investment decision.

Our business prospects are difficult to predict given our limited operating history and unproven business strategy. While we inherited in 2018 the business of our predecessor entity, BizRight LLC, an entity that we acquired certain assets and assumed certain liabilities from. We did not begin operations under iPower Inc. (formerly BZRTH Inc.) until our formation in April 2018. Thereafter, we launched our e-commerce platform, Zenhydro.com, where we sell our own private label products, marketed under the iPower and Simple Deluxe brands, and provide distribution for over 400 other brands manufactured by a number of third-party vendors. Accordingly, the operation of our e-commerce platform, branding and marketing of our own private label products, and our relationships with third-party vendors and suppliers has been limited. If we are unable to effectively maintain our relationships with third-party vendors and suppliers, manage our e-commerce operations, as well as other sales platforms/distribution network, our business is unlikely to succeed. Our business should be viewed in light of these risks, challenges and uncertainties.

An estimated 75% of our sales are carried out through third party platforms, including Amazon.com, Walmart, and eBay; any disruption in our selling efforts on such third party platforms could substantially disrupt our business.

While we maintain our own website, www.Zenhydro.com, as well as our offline wholesale department, which together account for approximately 25% of our sales, a large percentage of our overall sales, or approximately 75% in fiscal 2020, occurred on third party platforms such as Amazon.com, Walmart, and eBay. As such, should we experience a disruption in our sales on third party platforms, or should such third party platforms somehow come to rank us unfavorably or fail to list our products, this could negatively affect our overall sales and, thus, negatively impact our overall revenues.

Many of our suppliers are experiencing operational difficulties as a result of COVID-19, which in turn may have an adverse effect on our ability to provide products to our customers. Any disruption in our supply chain, increase in shipping costs, and the consistency and availability of our supply chain, could negatively affect our revenues and overall business strategy.

The measures being taken to combat the pandemic are impacting our suppliers and may destabilize our supply chain.  For example, manufacturing plants have closed and work at others has been curtailed in many places where we source our products.  Some of our suppliers have had to temporarily close a facility for disinfecting after employees tested positive for COVID-19, and others have faced staffing shortages from employees who are sick or apprehensive about coming to work.  Further, the ability of our suppliers to ship their goods to us has become difficult as transportation networks and distribution facilities have had reduced capacity and have been dealing with changes in the types of goods being shipped, all of which may cause increase in shipping costs and affect the availability of inventories to meet our sales demand.

Currently the difficulties experienced by our suppliers have not yet impacted our ability to deliver products to our customers and we do not significantly depend on any one supplier; however, if this continues, it may negatively affect our inventory and delay the delivery of merchandise to our stores and customers, which in turn will adversely affect our revenues and results of operations. If the difficulties experienced by our suppliers continue, we cannot guarantee that we will be able to locate alternative sources of supply for our merchandise on acceptable terms, or at all. If we are unable to adequately purchase appropriate amounts of inventory, our business and results of operations may be materially and adversely affected.

Poor economic conditions could adversely affect our business.

Uncertain global economic conditions, particularly in light of the COVID-19 pandemic, could adversely affect our business. Negative global economic trends, such as decreased consumer and business spending, high unemployment levels and declining consumer and business confidence, pose challenges to our business and could result in declining revenues, profitability, and cash flow. Although we continue to devote significant resources to support our brands, unfavorable economic conditions may negatively affect demand for our products. Our most price-sensitive customers may trade down to lower priced products during challenging economic times or if current economic conditions worsen, while other customers may reduce discretionary spending during periods of economic uncertainty, which could reduce sales volumes of our products in favor of our competitors’ products or result in a shift in our product mix from higher margin to lower margin products.

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We rely heavily on our access to the China markets for the production of our products; should U.S. and China trade relations further deteriorate, and should the ongoing trade war continue, our supply chain, and thus our operations and revenues, could be subject to deleterious effects.

We are heavily reliant on manufacturers in China to produce many of the goods we sell in that approximately 45% of the products we purchased for resale in fiscal 2020 were manufactured in and imported from China. The United Stated and China have been involved in ongoing trade disputes, resulting in increased tariffs when such goods arrive in the U.S., among other things. Any changes in U.S. trade policy, or an escalation in the ongoing trade disputes, could trigger retaliatory actions, resulting in ‘trade wars’ and an increase costs for goods imported into the United States. Such actions could disrupt our supply chain. In addition, increased tariffs could, in turn, reduce customer demand for such products as such tariffs could cause us to have to increase the price at which we sell our goods, or it could result in trading partners limiting their trade with the United States. To date, iPower has absorbed some of the costs related to increased tariffs. However, should we be unable to continue to absorb such costs, or should we need to pass all such costs on to consumers, such increase could cut into our competitive advantage and our volume of sales activity in the United States could be materially reduced. Any such reduction may materially and adversely affect our sales and our business.

We face intense competition that could prohibit us from developing or increasing our customer base.

The specialty gardening and hydroponic product industry is highly competitive. We may compete with companies that have greater capital resources and facilities. More established gardening companies with much greater financial resources which do not currently compete with us may be able to easily adapt their existing operations to sell hydroponic growing equipment. Our competitors may also introduce new hydroponic growing equipment, and manufacturers may sell equipment direct to consumers. Due to this competition, there is no assurance that we will not encounter difficulties in increasing revenues and maintaining and/or increasing market share. In addition, increased competition may lead to reduced prices and/or margins for products we sell.

If we need additional capital to fund the expansion of our operations, we may not be able to obtain sufficient capital on terms favorable to us and may be forced to limit the expansion of our operations.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund the future expansion of our operations without additional capital investments. There can be no assurance that additional capital will be available to us on terms favorable to us or at all. If we cannot obtain sufficient capital to fund our expansion, we may be forced to limit the scope of our acquisitions and growth prospects.

Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers, especially our Chairman, Chief Executive Officer, President and Interim Chief Financial Officer, Chenlong Tan. We do not presently maintain key man life insurance on any of our executive officers and directors, although we intend to obtain such insurance in the near future. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. The loss of any of our executive officers could cause our business to be disrupted, and we may incur additional and unforeseen expenses to recruit and retain new officers.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in the highly competitive hydroponics and gardening industry depends in large part upon our ability to attract highly qualified managerial and sales personnel. In order to induce valuable employees to come and work for us and to remain with us, we may provide employees with stock options, restricted stock, restricted stock units that vest over time. The value to employees of such incentive stock and stock options that vest over time will be significantly affected by movements in our stock price that we will not be able to control and may at any time be insufficient to counteract more lucrative offers our employees may receive from other companies. Our success also depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level and senior personnel.

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In order to increase our sales and marketing infrastructure, we will need to grow the size of our organization, and we may experience difficulties in managing this growth.

As we continue to work to increase our presence across the market landscape, we will need to expand the size of our employee base for managerial, operational, sales, marketing, financial, human resources and other areas of specialization. Future growth would impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, motivate, and integrate additional employees. In addition, our management may have to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. Our future financial performance and our ability to continue to grow our operation and effectively compete in the hydroponics industry will depend in part on our ability to effectively manage any future growth.

Certain of our products may be purchased for use in new and emerging industries or segments and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations, and consumer perceptions.

We sell hydroponic gardening products that end users may purchase for use in new and emerging industries or segments, including the growing of cannabis, that may not grow or achieve market acceptance in a manner that we can predict. The demand for these products depends on the uncertain growth of these industries or segments.

In addition, we sell products that end users may purchase for use in industries or segments, including the growing of cannabis, that are subject to varying, inconsistent and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations and consumer perceptions. For example, certain countries and 33 U.S. states have adopted frameworks that authorize, regulate and tax the cultivation, processing, sale and use of cannabis for medicinal and/or non-medicinal use, while the U.S. Controlled Substances Act and the laws of certain U.S. states prohibit growing cannabis.

While we are not aware of any threatened or current federal or state law enforcement actions against any retailer of hydroponic equipment that might be used for cannabis growing or use. We are aware that a number of years ago, law enforcement authorities did initiate raids at some retail stores where operators evidently knew they were selling hydroponic equipment directly to customers who indicated they intended to use it for the cultivation of recreational cannabis. Those raids took place in a different legal landscape, well before the legalization of medical or recreational cannabis by any state. We are unaware of any threatened or actual law enforcement activity against manufacturers or retailers of supplies marketed for usage by participants in the emerging cannabis industry.

A theoretical risk exists that our activities could be deemed to be facilitating the selling or distribution of cannabis in violation of the Federal Controlled Substances Act, or to constitute aiding or abetting, or being an accessory to, a violation of that Act. Federal authorities have not focused their resources on such tangential or secondary violations of the Act, nor have they threatened to do so, with respect to the sale of equipment that might be used by cannabis gardeners, or with respect to any supplies marketed to participants in the emerging medical cannabis industry. We are unaware of such a broad application of the Controlled Substances Act by federal authorities.

If the federal government were to change its practices, or were to expend its resources attacking providers of equipment that could be usable by participants in the medical or recreational cannabis industry, such action could have a materially adverse effect on our operations, our customers, or the sales of our products. In addition, we could be faced with or required to expend substantial resources in an effort to comply with new and changing laws and regulations. Such necessary capital expenditures could negatively affect our earnings and competitive position.

Our hydroponic gardening products are multi-purpose products designed and intended for growing a wide range of plants and are generally purchased from retailers by end users who may grow any variety of plants, including cannabis. Although the demand for our products may be negatively impacted depending on how laws, regulations, administrative practices, enforcement approaches, judicial interpretations and consumer perceptions develop, we cannot reasonably predict the nature of such developments or the effect, if any, that such developments could have on our business.

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Continued federal intervention in certain segments of the cannabis industry is disruptive to the industry and may have a negative impact on us.

Our products are sold to growers of various crops, including cannabis, and we expect the number of gardeners or cannabis users buying our products to remain relatively unaffected despite federal interference in some segments of the cannabis industry. Although we expect minimal impact on the Company from any federal government crackdown on cannabis providers, the disruption to the cannabis industry could cause some potential customers to be more reluctant to invest in growing equipment, including equipment we sell. Moreover, the federal government’s tactics may change or have unforeseen effects, which could be detrimental to our business.

Acquisitions, other strategic alliances, and investments could result in operating difficulties, dilution, and other harmful consequences that may adversely impact our business and results of operations.

Acquisitions are an important element of our overall corporate development strategy and use of capital, and such transactions could be material to our financial condition and results of operations. We expect to continue to evaluate and enter into discussions regarding a wide array of potential acquisition targets and strategic transactions. The areas where we may face risks in connection with such acquisitions include, but are not limited to, the failure to successfully further develop the acquired business, the implementation or remediation of controls, procedures and policies at the acquired business, the transition of employees, operations, users and customers onto our existing platforms, and cultural challenges associated with integrating employees from the acquired business into our organization, and the continued retention of such employees going forward. Our failure to address these risks or other problems encountered in connection with our acquisitions could cause us to fail to realize the anticipated benefits of such acquisitions, investments or alliances, incur unanticipated liabilities, and harm our business generally.

Our acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or impairment of goodwill and purchased long-lived assets, and restructuring charges, any of which could harm our financial condition or results of operations and cash flows. In addition, the anticipated benefits and synergies of many of our acquisitions may not materialize.

Our ongoing investment in and development of our new private label product line is inherently risky and could disrupt our ongoing businesses.

We have invested and expect to continue to invest in our own private label product lines. Such endeavors may involve significant risks and uncertainties, including insufficient revenues to offset liabilities assumed and expenses associated with this new investment, inadequate return of capital on our investment, and unidentified issues not discovered in our assessment of such strategy and offerings. Because this venture is inherently risky, no assurance can be given that such strategy and offerings will be successful and will not adversely affect our reputation, financial condition and operating results.

If we are unable to effectively execute our e-commerce business, our reputation and operating results may be harmed.

We sell certain of our products over the internet through our e-commerce platform, www.Zenhydro.com. The success of our e-commerce business depends on our investment in this platform, consumer preferences and buying trends relating to e-commerce, and our ability to both maintain the continuous operation of our online store and our fulfillment operations and provide a shopping experience that will generate orders and return visits to our online store.

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We are also vulnerable to certain additional risks and uncertainties associated with our e-commerce business, including: changes in required technology interfaces; website downtime and other technical failures; costs and technical issues associated with website software, systems and technology investments and upgrades; data and system security; system failures, disruptions and breaches and the costs to address and remedy such failures, disruptions or breaches; computer viruses; and changes in and compliance with applicable federal and state regulations. In addition, our efforts to remain competitive with technology trends, including the use of new or improved technology, creative user interfaces and other e-commerce marketing tools such as paid search and mobile applications, among others, may increase our costs and may not increase sales or attract consumers. Our failure to successfully respond to these risks and uncertainties might adversely affect the sales of our e-commerce business, as well as damage our reputation and brands.

In addition, the success of our e-commerce business and the satisfaction of our customers depends on their timely receipt of our products and their ability to pick up their desired products from one of our garden centers. The efficient delivery and/or pick up of our products requires that our garden and distribution centers have adequate capacity to support the current level of e-commerce operations and any anticipated increased levels that may occur as a result of the growth of our e-commerce business. If we encounter difficulties with our garden and distribution centers, or if any garden and distribution centers shut down for any reason, including as a result of fire or other natural disaster, or pursuant to expanded stay-at-home orders or other restrictions due to the current COVID-19 pandemic, we could face shortages of inventory, which would result in our inability to properly our online store. Such a situation could cause us to incur significantly higher costs and lead to longer lead times associated with distributing products to our customers, which could cause us to lose customers.  Experiencing any of these issues could have a material adverse effect on our business and harm our reputation.

Our reliance on a limited base of suppliers for certain products, such as light ballasts, may result in disruptions to our business and adversely affect our financial results.

We rely on a limited number of suppliers for certain of our hydroponic products and other supplies. As we do not have any long-term supply agreements, in the event we are unable to maintain supplier arrangements and relationships, if we are unable to contract with suppliers at the quantity and quality levels needed for our business, if any of our key suppliers becomes insolvent or experience other financial distress or if any of our key suppliers is negatively impacted by COVID-19, including with respect to staffing and shipping of products, we could experience disruptions in our supply chain, which could have a material adverse effect on our financial condition, results of operations and cash flows.

Although we continue to implement risk-mitigation strategies for single-source suppliers, we rely on a limited number of suppliers for certain of our [products]. If we are unable to maintain supplier arrangements and relationships, if we are unable to contract with suppliers at the quantity and quality levels needed for our business, or if any of our key suppliers becomes insolvent or experience other financial distress, we could experience disruptions in production, which could have a material adverse effect on our financial condition, results of operations and cash flows.

A significant interruption in the operation of our or our suppliers’ facilities could impact our capacity to produce products and service our customers, which could adversely affect revenues and earnings.

Operations at our and our suppliers’ facilities are subject to disruption for a variety of reasons, including fire, flooding or other natural disasters, disease outbreaks or pandemics, acts of war, terrorism, government shut-downs and work stoppages. A significant interruption in the operation of our or our suppliers’ facilities, especially for those products manufactured at a limited number of facilities, such as [fertilizer and liquid products], could significantly impact our capacity to sell products and service our customers in a timely manner, which could have a material adverse effect on our customer relationships, revenues, earnings and financial position.

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If our suppliers are unable to source raw materials in sufficient quantities, on a timely basis, and at acceptable costs, our ability to sell our products may be harmed.

The manufacture of some of our products is complex and requires precise high-quality manufacturing that is difficult to achieve. We have in the past, and may in the future, experience difficulties in manufacturing our products on a timely basis and in sufficient quantities. These difficulties have primarily related to difficulties associated with ramping up production of newly introduced products and may result in increased delivery lead-times and increased costs of manufacturing these products. Our failure to achieve and maintain the required high manufacturing standards could result in further delays or failures in product testing or delivery, cost overruns, product recalls or withdrawals, increased warranty costs or other problems that could harm our business and prospects.

In determining the required quantities of our products and the manufacturing schedule, we must make significant judgments and estimates based on historical experience, inventory levels, current market trends and other related factors. Because of the inherent nature of estimates, there could be significant differences between our estimates and the actual amounts of products we require, which could harm our business and results of operations.

Disruptions in availability or increases in the prices of raw materials sourced by suppliers could adversely affect our results of operations.

We source many of our product components from outside of the United States. The general availability and price of those components can be affected by numerous forces beyond our control, including political instability, trade restrictions and other government regulations, duties and tariffs, price controls, changes in currency exchange rates and weather. A significant disruption in the availability of any of our key product components could negatively impact our business. In addition, increases in the prices of key commodities and other raw materials could adversely affect our ability to manage our cost structure. Market conditions may limit our ability to raise selling prices to offset increases in our raw material costs. Our proprietary technologies can limit our ability to locate or utilize alternative inputs for certain products. For certain inputs, new sources of supply may have to be qualified under regulatory standards, which can require additional investment and delay bringing a product to market.

If our suppliers that currently, or in the future, sell directly to the retail market in which we conduct our current or future business, enhance these efforts and cease or decrease their sales through us, our ability to sell certain products could be harmed.

Our distribution and sales and marketing capabilities provide significant value to our suppliers. Distributed brand suppliers sell through us in order to access thousands of retail and commercial customers across the United States with short order lead times, no minimum order quantity on individual items, free or minimal freight expense and trade credit terms. Based on our knowledge and communication with our suppliers, we believe some of our suppliers sell directly to the retail market. If these suppliers were to cease working with us or proceed to enhance their direct-to-customer efforts, our product offerings, reputation, operation and business could be materially adversely effected.

Our operations may be impaired if our information technology systems fail to perform adequately or if we are the subject of a data breach or cyber-attack.

We rely on information technology systems to conduct our business, including communicating with employees and our key commercial customers, ordering and managing materials from suppliers, shipping products to customers and analyzing and reporting results of operations. While we have taken steps to ensure the security of our information technology systems, our systems may nevertheless be vulnerable to computer viruses, security breaches and other disruptions from unauthorized users. If our information technology systems are damaged or cease to function properly for an extended period of time, whether as a result of a significant cyber incident or otherwise, our ability to communicate internally as well as with our retail customers could be significantly impaired, which may adversely impact our business.

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Additionally, in the normal course of our business, we collect, store, and transmit proprietary and confidential information regarding our customers, employees, suppliers and others, including personally identifiable information. An operational failure or breach of security from increasingly sophisticated cyber threats could lead to loss, misuse or unauthorized disclosure of this information about our employees or customers, which may result in regulatory or other legal proceedings, and have a material adverse effect on our business and reputation. We also may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Any such attacks or precautionary measures taken to prevent anticipated attacks may result in increasing costs, including costs for additional technologies, training, and third-party consultants. The losses incurred from a breach of data security and operational failures as well as the precautionary measures required to address this evolving risk may adversely impact our financial condition, results of operations and cash flows.

We may not be able to develop, license or acquire new products, enhance the capabilities of our existing products to keep pace with rapidly changing technology and customer requirements, or successfully manage the transition to new product offerings, any of which could have a material adverse effect on our business, financial condition and results of operations.

Our success depends on our ability to develop, license or acquire and commercialize additional products and to develop new applications for our technologies in existing and new markets, while improving the performance and cost-effectiveness of our existing products, in each case in ways that address current and anticipated customer requirements. We intend to develop and commercialize additional products through our research and development program and by licensing or acquiring additional products and technologies from third parties. Such success is dependent upon several factors, including functionality, competitive pricing, ease of use, the safety and efficacy of our products and our ability to identify, select and acquire the rights to products and technologies on terms that are acceptable to us.

The hydroponics industry is characterized by rapid technological change and innovation. New technologies, techniques or products may emerge that might offer better combinations of price and performance or better address customer requirements as compared to our current or future products, as well as those products of third-party vendors that we make available for sale. Competitors who have greater financial, marketing and sales resources than we do may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. Any new product we identify for internal development, licensing or acquisition may require additional development efforts prior to commercial sale. Due to the significant lead time and complexity involved in bringing a new product to the market, we are required to make a number of assumptions and estimates regarding the commercial feasibility of a new product. These assumptions and estimates may prove incorrect, resulting in our introduction of a product that is not competitive at the time of launch. We anticipate that we will face increased competition in the future as existing companies and competitors develop new or improved products and as new companies enter the market with new technologies and sales mechanisms which we may be unable to adopt or offer for sale. Our ability to mitigate downward pressure on the prices of the products that we offer for sale will be dependent on our ability to maintain and/or increase the value we offer to suppliers, vendors, strategic partners, and consumers. All new products are prone to risks of failure inherent in hydroponic technology development. In addition, we cannot assure you that any such products that we develop or offer for sale will be manufactured or produced economically, successfully commercialized or widely accepted in the marketplace. The expenses or losses associated with unsuccessful product development or launch activities, or a lack of market acceptance of new products, could adversely affect our business, financial condition, and results of operation.

Our ability to attract new customers and increase revenue from existing customers depends in large part on our ability to enhance and improve our own products, maintain relationships with other vendors and suppliers, and to make compelling new products available for sale through our enterprise. Any new product that we develop or offer for sale may not be introduced in a timely or cost-effective manner, may contain defects or may not achieve the marketplace acceptance necessary to generate significant revenue. If we are unable to successfully develop, license or acquire new products to make available for sale, enhance our existing inventory offerings to meet customer requirements, or otherwise gain market acceptance, our business and financial condition and results of operation would be harmed.

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We have identified a material weakness in our internal control over financial reporting and may experience material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, as a result of which, we may not be able to accurately report our financial condition or results of operations which may adversely affect investor confidence in us and, as a result, the value of our common stock.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports. If we cannot maintain effective controls and reliable financial reports, our business and operating results could be harmed. Our management has conducted an evaluation of the effectiveness of our internal controls over financial reporting and concluded that our internal controls over financial reporting were not effective because but not limited to (i) we did not maintain a sufficient complement of personnel and (ii) our controls related to financial statements closing process were not adequately designed or appropriately implemented to identify material misstatements in our financial reporting on a timely basis.

Management has evaluated remediation plans for the deficiency and has implemented changes to address the material weakness identified, including hiring additional accountants and consultants.

We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. The effectiveness of our controls and procedures may be limited by a variety of factors, including:

•	faulty human judgment and simple errors, omissions or mistakes;

•	fraudulent action of an individual or collusion of two or more people;

•	inappropriate management override of procedures; and

•	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial control.

Our management and independent registered public accounting firm has not performed an evaluation of our internal control over financial reporting during any period in accordance with the provisions of Sarbanes-Oxley Act. Had we performed an evaluation and had our independent registered public accounting firm performed an audit of our internal control over financial reporting in accordance with the provisions of Sarbanes-Oxley Act, additional control deficiencies amounting to material weaknesses may have been identified. If we fail to remedy any material weakness, our financial statements may be inaccurate, our access to the capital markets may be restricted and the trading price of our common stock may suffer.

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General Risk Factors Related to Our Business

Litigation may adversely affect our business, financial condition and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operation are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition, and results of operations. Since inception, the Company has not been a party to any material litigation.

If product liability lawsuits are brought against us, we may incur substantial liabilities.

We face a potential risk of product liability resulting from the sale of our products. For example, we may be sued if any product we sell allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing, or sale. Any such product liability claim may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability, and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for products that we may offer for sale;
•	injury to our reputation;
•	costs to defend the related litigation;
•	a diversion of management’s time and our resources;
•	substantial monetary awards to trial participants or patients;
•	product recalls, withdrawals or labeling, marketing or promotional restrictions; and
•	a decline in the value of our stock.

Our inability to obtain and retain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products we develop. We do not maintain any product liability insurance. Even if we obtain product liability insurance in the future, we may have to pay amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts.

We may not be able to obtain insurance coverage adequate to cover all significant risk exposures.

We will be exposed to liabilities that are unique to the products we provide. We currently maintain only general liability, umbrella liability, business personal property and business income insurance policies and there can be no assurance that we will acquire or maintain insurance for certain risks, that the amount of our insurance coverage will be adequate to cover all claims or liabilities, or that we will not be forced to bear substantial costs resulting from risks and uncertainties of business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain and maintain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, and results of operations.

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Our results of operations could be materially harmed if we are unable to accurately forecast customer demand for our products and manage our inventory.

We seek to maintain sufficient levels of inventory in order to protect ourselves from supply interruptions. To ensure adequate inventory supply and manage our operations with our third-party vendors, manufacturers and suppliers, we forecast anticipated materials requirements and demand for our products in order to predict inventory needs and then place orders with our suppliers based on these predictions. Our ability to accurately forecast demand for our products could be negatively affected by many factors, including our limited historical commercial experience, rapid growth, failure to accurately manage our expansion strategy, product introductions by competitors, an increase or decrease in customer demand for our products, our failure to accurately forecast customer acceptance of new products, unanticipated changes in general market conditions or regulatory matters and weakening of economic conditions or consumer confidence in future economic conditions.

Inventory levels in excess of customer demand, including as a result of our introduction of product enhancements, may result in a portion of our inventory becoming obsolete or expiring, as well as inventory write-downs or write-offs, which could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we underestimate customer demand for our and those third-party products we offer for sale, vendors, manufacturers and suppliers may not be able to deliver those materials necessary to meet our requirements, which could result in inadequate inventory levels or interruptions, delays or cancellations of deliveries to our customers, any of which would damage our reputation, customer relationships and business. In addition, several products that we offer for sale may require lengthy order lead times, and additional supplies or materials may not be available when required on terms that are acceptable to us, or at all, and our third-party manufacturers and suppliers may not be able to allocate sufficient capacity in order to meet our increased requirements, any of which could have an adverse effect on our ability to meet customer demand for our products and our business, financial condition and results of operations.

The failure of third parties to meet their contractual, regulatory, and other obligations could adversely affect our business.

We rely on suppliers, vendors, outsourcing partners, consultants, alliance partners and other third parties to research, develop, manufacture and commercialize our products. Using these third parties poses a number of risks, such as: (i) they may not perform to our standards or legal requirements; (ii) they may not produce reliable results; (iii) they may not perform in a timely manner; (iv) they may not maintain confidentiality of our proprietary information; (v) disputes may arise with respect to ownership of rights to technology developed with our partners; and (vi) disagreements could cause delays in, or termination of, the research, development or commercialization of our products or result in litigation or arbitration. Moreover, some third parties are located in markets subject to political and social risk, corruption, infrastructure problems and natural disasters, in addition to country-specific privacy and data security risk given current legal and regulatory environments. Failure of third parties to meet their contractual, regulatory and other obligations may have a material adverse effect on our business, financial condition and results of operations.

The sizes of the markets for our current and future products have not been established with precision and may be smaller than we estimate.

Our estimates of the total addressable markets for our current products, products under development and third-party products that we offer for sale are based on a number of internal and third-party estimates and the assumed prices at which we can sell such products in markets that have not been established or that we have not yet entered. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these estimates. As a result, our estimates of the total addressable market for our current or future products may prove to be incorrect. If the actual number of consumers who would benefit from the products we offer, the price at which we can sell such products, or the total addressable market for such products is smaller than we have estimated, it may impair our sales growth and have an adverse impact on our business

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The COVID-19 pandemic may have the effect of heightening many of the other risks described in this “Risk Factor” section.

To the extent the COVID-19 pandemic may adversely affect our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factor’’ section, as well as other risks which we may not be currently aware of.

Risks Related to Doing Business with the Cannabis Industry

While our business includes both the hobbyist gardener, and is not exclusively reliant on the cannabis grower, our growth is nonetheless dependent on the growth and stabilization of the U.S. cannabis market. New California regulations caused licensing shortages and future regulations may create other limitations that decrease the demand for our products. State level regulations adopted in the future may adversely impact our business.

The base of cannabis growers in the U.S. has grown over the past 20 years since the legalization of cannabis for medical uses in states such as California, Colorado, Michigan, Nevada, New Jersey, Oregon and Washington, with a large number of those growers depending on products similar to those we distribute. The U.S. cannabis market is still in its infancy and early adopter states such as California, Colorado and Washington represent a large portion of historical industry revenues. If the U.S. cannabis cultivation market does not grow as expected, our business, financial condition and results of operations could be adversely impacted.

Cannabis remains illegal under U.S. federal law, with cannabis listed as a Schedule I substance under the Controlled Substances Act (CSA). Notwithstanding laws in various states permitting certain cannabis activities, all cannabis activities, including possession, distribution, processing and manufacturing of cannabis and investment in, and financial services or transactions involving proceeds of, or promoting such activities remain illegal under various U.S. federal criminal and civil laws and regulations, including the CSA, as well as laws and regulations of several states that have not legalized some or any cannabis activities to date. Compliance with applicable state laws regarding cannabis activities does not protect us from federal prosecution or other enforcement action, such as seizure or forfeiture remedies, nor does it provide any defense to such prosecution or action. Cannabis activities conducted in or related to conduct in multiple states may potentially face a higher level of scrutiny from federal authorities. Penalties for violating federal drug, conspiracy, aiding, abetting, bank fraud and/or money laundering laws may include prison, fines, and seizure/forfeiture of property used in connection with cannabis activities, including proceeds derived from such activities.

In addition to sales through our own platform, www.Zenhydro.com, we sell our products through third-party retailers and resellers which do not exclusively sell to the cannabis industry. However, it is evident to us that the movement towards the legalization of cannabis in the U.S. and its legalization in Canada has ultimately had a significant and positive impact on our industry. We are not currently subject directly to any state laws or regulations controlling participants in the legal cannabis industry. However, regulation of the cannabis industry does impact those that we believe represent many end-users for our products and, accordingly, there can be no assurance that changes in regulation of the industry and more rigorous enforcement by federal authorities will not have a material adverse effect on us.

Legislation and regulations pertaining to the use and cultivation of cannabis are enacted on both the state and federal government level within the United States. As a result, the laws governing the cultivation and use of cannabis may be subject to change. Any new laws and regulations limiting the use or cultivation of cannabis and any enforcement actions by state and federal governments could indirectly reduce demand for our products and may impact our current and planned future operations.

Individual state laws regarding the cultivation and possession of cannabis for adult and medical uses conflict with federal laws prohibiting the cultivation, possession and use of cannabis for any purpose. A number of states have passed legislation legalizing or decriminalizing cannabis for adult-use, other states have enacted legislation specifically permitting the cultivation and use of cannabis for medicinal purposes, and several states have enacted legislation permitting cannabis cultivation and use for both adult and medicinal purposes. Variations exist among those states’ cannabis laws. Evolving federal and state laws and regulations pertaining to the use or cultivation of cannabis, as well active enforcement by federal or state authorities of the laws and regulations governing the use and cultivation of cannabis may indirectly and adversely affect our business, our revenues and our profits.

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Certain of our products may be purchased for use in new and emerging industries and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations, future scientific research and public perception.

In addition to selling our products through our own online platform, www.Zenhydro.com, we sell products, including hydroponic gardening products, through third-party retailers and resellers. End users may purchase these products for use in new and emerging industries, including the growing of cannabis that may not achieve market acceptance in a manner that we can predict. The demand for these products is dependent on the growth of these industries, which is uncertain, as well as the laws governing the growth, possession, and use of cannabis by adults for both adult and medical use.

Laws and regulations affecting the U.S. cannabis industry are continually changing, which could detrimentally affect our growth, revenues, results of operations and success generally. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require the end users of certain of our products or us to incur substantial costs associated with compliance or to alter our respective business plans. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our results of operation and financial condition.

Scientific research related to the benefits of cannabis remains in its early stages, is subject to a number of important assumptions, and may prove to be inaccurate. Future research studies and clinical trials may reach negative conclusions regarding the viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to medical cannabis, which could materially impact the demand for our products for use in the cannabis industry.

The public’s perception of cannabis may significantly impact the cannabis industry’s success. Both the medical and adult-use of cannabis are controversial topics, and there is no guarantee that future scientific research, publicity, regulations, medical opinion, and public opinion relating to cannabis will be favorable. The cannabis industry is an early-stage business that is constantly evolving with no guarantee of viability. The market for medical and adult-use of cannabis is uncertain, and any adverse or negative publicity, scientific research, limiting regulations, medical opinion and public opinion (whether or not accurate or with merit) relating to the consumption of cannabis, whether in the United States or internationally, may have a material adverse effect on our operational results, consumer base, and financial results. Among other things, such a shift in public opinion could cause state jurisdictions to abandon initiatives or proposals to legalize medical or adult cannabis or adopt new laws or regulations restricting or prohibiting the medical or adult-use of cannabis where it is now legal, thereby limiting the Cannabis Industry Participants.

Demand for our products may be negatively impacted depending on how laws, regulations, administrative practices, enforcement approaches, judicial interpretations, and consumer perceptions develop. We cannot predict the nature of such developments or the effect, if any, that such developments could have on our business.

Our indirect involvement in the cannabis industry could affect the public’s perception of us and be detrimental to our reputation.

Damage to our reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. Cannabis has often been associated with various other narcotics, violence and criminal activities, the risk of which is that our retailers and resellers that transact with cannabis businesses might attract negative publicity. There is also risk that the action(s) of other participants, companies and service providers in the cannabis industry may negatively affect the reputation of the industry as a whole and thereby negatively impact our reputation. The increased use of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views with regard to cannabis companies and their activities, whether true or not and the cannabis industry in general, whether true or not. We do not ultimately have direct control over how the cannabis industry is perceived by others. Reputation loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance our business strategy and realize our growth prospects, thereby having a material adverse impact on our business.

In addition, third parties with whom we may do business could perceive that they are exposed to reputational risk as a result of the involvement of some of our customers in the cannabis business. Failure to establish or maintain business relationships due to reputational risk arising in connection with the nature of our business could have a material adverse effect on our business, financial condition and results of operations.

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Businesses involved in the cannabis industry, and investments in such businesses, are subject to a variety of laws and regulations related to money laundering, financial recordkeeping, and proceeds of crimes.

We sell our products through our website, www.Zenhydro.com, as well as through online third party retail platforms which do not exclusively sell to customers operating in the cannabis industry. Nonetheless, some of our customers may be using our products for purposes of cultivating cannabis. Investments in the U.S. cannabis industry are subject to a variety of laws and regulations that involve money laundering, financial recordkeeping and proceeds of crime, including the BSA, as amended by the U.S. PATRIOT Act, other anti-money laundering laws, and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States. In February 2014, the Financial Crimes Enforcement Network of the Treasury Department (“FinCEN”) issued a memorandum (the “FinCEN Memo”) providing guidance to banks seeking to provide services to cannabis businesses. The FinCEN Memo outlines circumstances under which banks may provide services to cannabis businesses without risking prosecution for violation of U.S. federal money laundering laws. It refers to supplementary guidance that Deputy Attorney General Cole issued to U.S. federal prosecutors relating to the prosecution of U.S. money laundering offenses predicated on cannabis violations of the CSA and outlines extensive due diligence and reporting requirements, which most banks have viewed as onerous. On June 29, 2020, FinCEN issued additional guidance for financial institutions conducting due diligence and filing suspicious activity reports in connection with hemp-related business customers. While these guidelines clarify that financial institutions are not required to file suspicious activity reports solely based on a customer’s hemp-related business operations, which must be operating lawfully under applicable state law and regulations, these requirements can still present challenges for certain end users of our products to establish and maintain banking connections, and restrictions on cannabis-related banking activities remain. In September 2019, the United States House of Representatives passed the SAFE Banking Act, which would permit commercial banks to offer services to cannabis companies that are in compliance with state law, but the Senate has not taken up the SAFE Banking Act or other similar legislation.

Risks Related to Our Common Stock

Our founders, officers and directors control, and will continue to control, our company for the foreseeable future, including the outcome of matters requiring stockholder approval.

After completion of this offering, our founders, officers and directors collectively will beneficially own approximately [           ]% of our outstanding shares of common stock. In addition, our founders hold 14,000,000 shares of Class B “super voting” Common Stock, which has ten times the voting power of Class A Common Stock. As a result, such individuals will, for the foreseeable future, have the ability, acting together, to control the election of our directors and the outcome of corporate actions requiring stockholder approval, such as: (i) a merger or a sale of our company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring, or preventing an action that might otherwise be beneficial to our other stockholders and be disadvantageous to our stockholders with interests different from those entities and individuals. Certain of these individuals also have significant control over our business, policies and affairs as officers or directors of our company. Therefore, you should not invest in reliance on your ability to have any control over our company. See “Principal Stockholders” for further discussion of the stockholding of our founders and principal stockholders.

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General Risk Factors Related to our Common Stock and this Offering

There are risks, including stock market volatility, inherent in owning our common stock.

The market price and volume of our common stock have been, and may continue to be, subject to significant fluctuations. These fluctuations may arise from general stock market conditions, the impact of risk factors described herein on our results of operations and financial position, or a change in opinion in the market regarding our business prospects or other factors, many of which may be outside our immediate control.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and, for as long as we continue to be an “emerging growth company,” we intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years following the effectiveness of this registration statement, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Class A Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Class A Common Stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible. After we are no longer an “emerging growth company,” we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

You will experience further dilution if we issue additional equity or equity-linked securities in the future.

If we issue additional shares of common stock, or securities convertible into or exchangeable or exercisable for shares of common stock, our stockholders, including investors who purchase shares of common stock in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Common Stock, the market price for our Class A Common Stock and trading volume could decline.

The trading market for our Class A Common Stock will be influenced by research or reports that industry or securities analysts publish about our business. If industry or securities analysts decide to cover us and in the future downgrade our Class A Common Stock, the market price for our securities would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Class A Common Stock to decline.

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We have broad discretion in the use of the net proceeds we receive from this offering.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

Upon becoming publicly-traded and after an active trading market develops, the market price of our common stock may be significantly volatile.

If our securities become publicly-traded and even if an active market for our common stock develops, of which no assurances can be given, the market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly or annual operating results;
•	changes in financial operational estimates or projections;
•	conditions in markets generally;
•	changes in the economic performance or market valuations of companies similar to ours; and
•	general economic or political conditions in the United States and elsewhere.

The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock.

In the event of liquidation or dissolution of our company, you may not recoup all or any portion of your investment.

In the event of a liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the proceeds and/or assets of our company remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the stockholders of common stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of common stock, or any amounts, upon such a liquidation, dissolution or winding-up of our Company. In this event, you could lose some or all of your investment.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $[           ], after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by the Company. If the Underwriter exercises its over-allotment option to purchase additional shares in full, we estimate that our net proceeds will be approximately $[          ], after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering primarily to expand our e-commerce platform, operations, intellectual property portfolio and for general corporate purposes, including strategic acquisitions. The timing and amount of our actual expenditures will be dependent on several factors, including cash flows from operations and the anticipated growth of our enterprise. We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the estimated timing of such expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds obtained from this offering. Pending their use, we intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments.

We believe that the net proceeds from this offering, together with our existing cash on hand, cash equivalents and investments, will enable us to fund our operations, acquisitions and continued growth and development through at least the next [    ] months. We have based this estimate on assumptions that may prove to be wrong and we could use our available capital resources more quickly than currently anticipated.

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DIVIDEND POLICY

The Company has never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our Board of Directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, tax considerations, legal or contractual restrictions, business prospects, the requirements of current or then-existing debt instruments, general economic conditions and other factors our Board of Directors may deem relevant.

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CAPITALIZATION

The following table sets forth our cash, cash equivalents and investments and our capitalization as of _________, 2020:

•	on an actual basis; and
•	on an as-adjusted basis to give effect to (i) the sale of $[•] of shares of Class A Common Stock in this offering at the assumed public offering price of $[ ] per share, (ii) the conversion into Class A Common Stock of (a) 34,500 shares of series A convertible preferred stock sold in the December 2020 private placement, (b) all outstanding 6% convertible notes sold in the January 2021 private placement, and (c) all outstanding shares of Class B Common Stock on a 10:1 basis, and (iii) the vesting of [ ] shares of Restricted Stock Units, which units will be issuable to certain of our employees and directors under our 2020 Equity Incentive Plan following completion of this Offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The adjusted information below is illustrative and our capitalization following the completion of this offering is subject to adjustment based on the actual public offering price of our Class A Common Stock and other terms of this offering determined at pricing.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock” and our consolidated and combined and combined financial statements and related notes included elsewhere in this prospectus.

As of ___, 2020
		Actual		As Adjusted
(in thousands, except share data)
Cash, cash equivalents and investments	$		$

Long term liabilities, less current portion	$		$
Stockholders’ equity

Class A Common Stock, par value $0.001 per share; 166,000,000 authorized shares, 20,204,496 shares issued and outstanding, actual; Class B Common Stock, par value $0.001 per share, 14,000,000 authorized shares; 14,000,000 shares issued and outstanding, as adjusted; “blank check” preferred stock, par value $0.001 per share; 20,000,000 authorized shares, 0 shares issued and outstanding
Additional paid-in capital	$		$
Accumulated deficit	$	(•)	$	(•)
Total stockholders’ equity	$		$

Total Capitalization	$		$

If the Underwriter exercises its over-allotment option in full, as adjusted, cash, cash equivalents and investments, additional paid-in capital, total stockholders’ equity, total capitalization and shares of Class A Common Stock outstanding as of _______, 2020 would be $[•], $[•], $[•] and [•] shares, respectively.

Except as otherwise indicated herein, the number of shares of our Class A Common Stock to be outstanding after this offering is based upon [•] shares of Class A Common Stock outstanding as of _______, 2021 and excludes: a total of [•] shares of Class A Common Stock issuable upon exercise of warrants.

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DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering.

Our net tangible book value as of September 30, 2020 was approximately $3.62 million, or $0.18 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2020. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of $[•] of shares of our Class A common stock in this offering at the assumed offering price of $[•] per share, taking into account the automatic conversion of our Series A preferred stock that was issued in our December 2020 private placement, the conversion of the 6% convertible notes issued in our January 2021 private placement, the issuance of [    ] restricted stock units issuable to certain employees and directors under our 2020 Equity Incentive Plan following completion of this offering (which restricted stock units will be subject to certain vesting conditions), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the underwriters’ over-allotment option in full, our as adjusted net tangible book value as of [    ], 2021, would have been approximately $[•], or $[•] per share. This represents an immediate increase in net tangible book value of $[•] per share to existing stockholders. Investors purchasing our common stock in this offering will have paid $[•] more than the as adjusted net tangible book value per share after this offering. The following table illustrates this on a per share basis to new investors:

Assumed public offering price per share		$	[ ]
Net tangible book value per share as of __, 2021	$
Increase per share attributable to new investors	$
As adjusted net tangible book value per share after this offering	$
As adjusted net tangible book value per share to investors purchasing shares in this offering		$
Dilution in net tangible book value per share to new investors		$
Dilution as a percentage of purchase price in this offering			%

(*) The above table does not include the Class B Common Stock that will be eligible for conversion, at the option of the holder, into a total of 1,400,000 shares of Class A Common Stock following 12 months after completion of this initial public offering. Aside from 1-for-10 super voting rights, the Class B Common Stock has no dividend or liquidation rights in the Company until such time as conversion has occurred.

Each $1.00 increase (decrease) in the assumed public offering price of $[____] per share, would increase (decrease) the adjusted net tangible book value per share after this offering by approximately $[•], and dilution in as adjusted net tangible book value per share to new investors by approximately [•] after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by the Company, and assuming no exercise of the Underwriter’s over-allotment option in full.

If the Underwriter exercises its over-allotment option in full in this offering, the as adjusted net tangible book value after the offering would be [•] per share, the increase in as adjusted net tangible book value per share to existing stockholders would be [•] per share and the dilution per share to new investors would be [•] per share, in each case assuming a public offering price of $[•] per share.

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Except as otherwise indicated herein, the number of shares of our Class A Common Stock to be outstanding after this offering is based on [•] shares of Class A Common Stock outstanding on ______, 2021, on an as converted basis, and excludes a total of [•] shares of our Class A Common Stock issuable upon exercise of warrants; and (ii) a total of [•] shares of our Class A Common Stock issuable upon exercise of options.

The following table sets forth on a pro forma as adjusted basis, at September 30, 2020, the number of shares of Class A Common Stock, on an as converted basis, purchased or to be purchased from us, the total consideration paid or to be paid and the average price per share paid or to be paid by existing holders of Class A Common stock, by holders of options and warrants outstanding at September 30, 2020, and by the new investors, before deducting estimated underwriting discounts and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share

Existing stockholders*		%	$	%	$
New investors		%		%

Total		100.0%	$	100.0%	$

(*) Existing stockholders includes, on an as converted basis, all outstanding shares of Series A convertible preferred stock, all shares issuable upon conversion of the 6% convertible notes, the conversion of all outstanding shares of Class B Common Stock into a total of 1,400,000 shares of Class A Common Stock, and the vesting of [      ] Restricted Stock Unit shares of Class A Common.

To the extent that any outstanding options or warrants are exercised, new options, warrants or restricted stock units are issued under our stock-based compensation plans, or new shares of preferred stock are issued, or we issue additional shares of Class A Common Stock in the future, there will be further dilution to investors participating in this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere herein. The Management’s Discussion and Analysis (“MD&A”) contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this form. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors.

Historical results may not indicate future performance. Our forward-looking statements reflect our current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. We undertake no obligation to publicly update or revise any forward-looking statements, including any changes that might result from any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements.

Overview

iPower Inc. (formerly BZRTH Inc.) is believed to be one of the largest online hydroponic equipment suppliers in the United States. Through the operations of our e-commerce platform, www.Zenhydro.com, and our combined 72,000 square foot fulfillment centers in Los Angeles, California, we believe we are a leading marketer, distributor and retailer of grow-light systems, ventilation systems, activated carbon filters, nutrients, growing media, hydroponic water-resistant grow tents, trimming machines, pumps and accessories for hydroponic gardening, based on management’s estimates. We have a diverse customer base that includes commercial users and individuals. Our core strategy continues to focus on expanding our geographic reach across the United States through organic growth, both in terms of expanding customer base as well as brand and product development.

We are actively developing and acquiring our private label products, which to date include the iPower and Simple Deluxe brands, and consist of approximately 3,000 SKUs of products such as grow-light systems, ventilation systems, activated carbon filters, nutrients, growing media, hydroponic water-resistant grow tents, trimming machines, pumps and many more hydroponic-related items; some of which have been designated as Amazon best seller product leaders, among others. Currently, the Company is working to expand its product line to include nutrients.

Trends and Expectations

Product and Brand Development

We plan to increase investments in product and brand development. We actively evaluate and pursue acquisitions of product brand names and improvements on existing products. We are also working to expand our product line to include nutrients.

COVID-19 Outbreak

We are continuing to closely monitor the impact of the COVID-19 outbreak on our business, results of operations and financial results. The situation surrounding the COVID-19 outbreak remains fluid and the full extent of the positive or negative impact of the COVID-19 outbreak on our business will depend on certain developments including the length of time that the outbreak continues, the impact on consumer activity and behaviors and the effect on our customers, employees, suppliers, and stockholders, all of which are uncertain and cannot be predicted. See “Risk Factors” beginning on page 11 for additional details. Our focus remains on promoting the health, safety and financial security of our employees and serving our customers. As a result, we have taken a number of precautionary measures, including implementing social distancing and enhanced cleaning measures in our facilities, suspending all non-essential travel, transitioning a large portion of our employees to working-from-home, reimbursing certain employee technology purchases, providing employee welfare programs, providing emergency paid time off and targeted hourly pay increases and developing no contact delivery methods.

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In an effort to contain or slow the COVID-19 outbreak, authorities across the world have implemented various measures, some of which have been subsequently rescinded or modified, including travel bans, stay-at-home orders and shutdowns of certain businesses. We anticipate that these actions and the global health crisis caused by the COVID-19 outbreak, including any resurgences, will continue to negatively impact global economic activity. While the COVID-19 outbreak has not had a material adverse impact on our operations to date and we believe the long-term opportunity that we see for shopping online remains unchanged, it is difficult to predict all of the positive or negative impacts the COVID-19 outbreak will have on our business.

In the short term, we have continued to see increased sales and order activity in the market since the COVID-19 outbreak. In order to keep up with the increased orders, we have hired and are continuing to hire additional personnel. However, much is unknown and accordingly the situation remains dynamic and subject to rapid and possibly material change. We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state, local or foreign authorities, or that we determine are in the best interests of our customers, employees, suppliers, stockholders and communities.

Regulatory Environment

We sell hydroponic gardening products to end users that may use such products in new and emerging industries or segments, including the growing of cannabis. The demand for hydroponic gardening products depends on the uncertain growth of these industries or segments due to varying, inconsistent, and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations, and consumer perceptions. For example, certain countries and a total of 47 U.S. states have adopted frameworks that authorize, regulate and tax the cultivation, processing, sale and use of cannabis for medicinal and/or non-medicinal use, including legalization of hemp and CBD, while the U.S. Controlled Substances Act and the laws of U.S. states prohibit growing cannabis. Demand for our products could be impacted by changes in the regulatory environment with respect to such industries and segments.

RESULTS OF OPERATIONS

For the three months ended September 30, 2020 and 2019

The following table presents certain unaudited condensed consolidated and combined statement of operations information and presentation of that data as a percentage of change from period to period.

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Variance
Revenues	$14,959,935	$7,227,560	106.98%
Cost of goods sold	$9,397,147	$4,833,248	94.43%
Gross profit	$5,562,788	$2,394,312	132.33%
Selling, general and administrative expenses	$4,486,415	$2,325,381	92.93%
Operating income	$1,076,373	$68,931	1,461,52%
Other income (expenses)	$(18,433)	$4,926	-474.20%
Income before income taxes	$1,057,940	$73,857	1,332.42%
Income tax expenses	$295,944	$20,885	1,317.02%
Net income	$761,996	$52,972	1,338.49%
Gross profit % of revenues	37,18%	33.13%
Net income % of revenues	5.09%	0.73%

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Revenues

Revenues for the three months ended September 30, 2020 increased 106.98% to $14,959,935 as compared to $7,227,560 for the three months ended September 30, 2019. While pricing remained stable, the increased revenue mainly resulted from an increase in sales volume. In addition to our organic growth, which we achieved as a result of improved products and more effective online marketing efforts, the increase in sales was attributable to more people shopping online and pursuing gardening and growing projects during the COVID-19 pandemic. However, we cannot assure that this trend will continue, and our business may be adversely affected by poor overall economic conditions caused by the ongoing COVID-19 pandemic.

Costs of Goods Sold

Costs of goods sold for the three months ended September 30, 2020 increased 94.43% to $9,397,147 as compared to $4,833,248 for the three months ended September 30, 2019. The increase was due to an increase in sales as discussed above.

Gross Profit

Gross profit was $5,562,788 for the three months ended September 30, 2020 as compared to $2,394,312 for the three months ended September 30, 2019. The gross profit ratio also increased to 37.18% for the three months ended September 30, 2020 from 33.13% for the three months ended September 30, 2019. The increase was due to a combination of an increase in sales as discussed above and a decrease of cost of goods sold resulting from selling more products under in-house owned brands as opposed to third party brands. The gross margin for in-house owned products is, on average, 20% higher than our gross margin for third party brands.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the three months ended September 30, 2020 increased 92.93% to $4,486,415 as compared to $2,325,381 for the three months ended September 30, 2019. The increase was mainly due to an increase in payroll expenses and overall operating activities as discussed above.

Other Income/(Expense)

Other income (expenses) consists of interest expense and other non-operating income (expenses). Other expenses for the three months ended September 30, 2020 was $18,433 as compared to other income of $4,926 for the three months ended September 30, 2019. The increase in other expenses was mainly due to an increase in interest expenses.

Net Income

Net income for the three months ended September 30, 2020 was $761,996 as compared to net income of $52,972 for the three months ended September 30, 2019, representing an increase of $709,024. The increase in net income for the three months ended September 30, 2020 as compared to that of 2019 was primarily due to the increase in sales being higher than the increase in cost of goods sold, thereby increasing the Company’s gross profit margin and net income.

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For the year ended June 30, 2020 and 2019

The following table presents certain consolidated and combined statement of operations information and presentation of that data as a percentage of change from year to year.

	Year Ended June 30, 2020	Year Ended June 30, 2019	Variance
Revenues	$39,938,472	$22,842,765	74.84%
Cost of goods sold	$24,810,907	$14,967,248	65.77%
Gross profit	$15,127,565	$7,875,517	92.08%
Selling, general and administrative expenses	$12,219,616	$7,040,844	73.55%
Operating income	$2,907,949	$834,673	248.39%
Other income (expenses)	$(147,549)	$(110,779)	33.19%
Income before income taxes	$2,760,400	$723,894	281.33%
Income tax expenses	$773,438	$195,496	295.63%
Net income	$1,986,962	$528,398	276.04%
Gross profit % of revenues	37.88%	34.48%
Net income % of revenues	4.98%	2.31%

Revenues

Revenues for the fiscal year ended June 30, 2020 increased 74.84% to $39,938,472 as compared to $22,842,765 for the fiscal year ended June 30, 2019. While pricing remained stable, the increased revenue mainly resulted from increase in sales volume. In addition to our organic growth, which we achieved through selling improved products and more effective online marketing efforts, the increase in sales was attributable to more people shopping online and pursuing gardening and growing projects during the COVID-19 pandemic. However, we cannot ensure that this trend will continue, and our business may be adversely affected by poor overall economic condition caused by the COVID-19 pandemic.

Costs of Goods Sold

Costs of goods sold for the fiscal year ended June 30, 2020 increased 65.77% to $24,810,907 as compared to $14,967,248 for the fiscal year ended June 30, 2019. The increase was due to an increase in sales as discussed above.

Gross Profit

Gross profit was $15,127,565 for the year ended June 30, 2020 as compared to $7,875,517 for the year ended June 30, 2019. The gross profit ratio also increased to 37.88% for the year ended June 30, 2020 from 34.48% for the year ended June 30, 2019. The increase was due to a combination of increase in sales as discussed above and decrease of cost of goods sold resulting from selling more products under in-house owned brands than third party brands. The gross margin for in-house owned products are, on average, 20% higher than our gross margin for third party brands.

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Selling, General and Administrative Expenses

Selling, general and administrative expenses for the year ended June 30, 2020 increased 73.55% to $12,219,616 as compared to $7,040,844 for the year ended June 30, 2019. The increase was mainly due to an increase in payroll expenses and overall operating activities as discussed above.

Other Income/(Expense)

Other income (expenses) consists of interest expense and other non-operating income (expenses). Other expenses for our fiscal year ended June 30, 2020 was $147,549 as compared to other expenses of $110,779 for the year ended June 30, 2019. The increase was mainly due to an increase in interest expenses.

Net Income

Net income for the fiscal year ended June 30, 2020 was $1,986,962 as compared to net income of $528,398 for the year ended June 30, 2019, representing an increase of $1,458,564. The increase in net income for our fiscal year 2020 compared to that of 2019 was primarily due to the increase in sales being higher than the increase in cost of goods sold, thereby increasing gross profit margin and net income.

LIQUIDITY AND CAPITAL RESOURCES

Sources of Liquidity

During the years ended June 30, 2020 and 2019, we primarily funded our operations with cash and cash equivalents generated from operations as well as through borrowing under our credit facility and loans from the Small Business Administration. We had cash and cash equivalents of $977,635 as of June 30, 2020, representing a $506,177 increase from $471,458 of cash as of June 30, 2019. The cash increase was primarily the result of the increase in net cash provided by operating activities and borrowing from a revolving credit line and loans. The loans and lines of credit consisted of the following: (i) a PPP Loan, dated April 13, 2020 (the “PPP Loan”), with Royal Business Bank, pursuant to which we received a $175,500 loan, with a two year term and bearing an interest rate of 1% per annum, which PPP Loan is forgivable if certain hiring and employee retention criteria are met; (ii) a Small Business Administration Loan, dated April 18, 2020 (the “SBA Loan”), pursuant to which we received $500,0000 in exchange for issuing a 30-year, $500,000 note bearing an interest rate of 3.75% per annum, with repayment of $2,437 per month to commence on the one year anniversary date of the SBA Loan; (iii) a Loan and Security Agreement, dated May 3, 2019, with WFC (the “Loan and Service Agreement”), pursuant to which WFC issued a $2,000,000 revolving loan with a one year maturity date, which bears an interest rate of prime plus 4.25% per annum. This revolving loan is secured by all of the Company’s assets and guaranteed by Allan Huang, a director and one of our major shareholders and founder. On May 26, 2020, the Loan and Security Agreement was amended as a Receivable Purchase Agreement. The credit limit of the revolving facility was $2,000,000, which bears a discount rate of prime rate plus 4.25% per annum on the outstanding amount. This revolving credit facility is secured by all of the Company’s assets and guaranteed by Allan Huang, a director and one of the Company’s major shareholders and founders. Pursuant to the agreement, the purchases of AR are with full recourse to the Company and the Company is obligated to collect the accounts receivables and to repurchase or pay back the amount drawn if the accounts receivable is not collected. On November 16, 2020, the Receivable Purchase Agreement was further amended to increase the credit limit of the revolving facility from $2,000,000 to $3,000,000, which bears a discount rate of 0.0277% per day. This revolving credit facility is secured by all of the Company’s assets and guaranteed by Chenlong Tan, the CEO and one of our major shareholders and founders. Pursuant to the agreement, all purchases of receivables will be without recourse to the Company and WFC assumes the credit risk but not the risk of non-payment of the accounts receivable and the Company is obligated to collect the accounts receivables and to repurchase or pay back the amount drawn if the accounts receivable is not collected. We do not believe that the terms of the Receivables Purchase Agreement will materially change our ability to access funds, other than by providing us with an additional $1,000,000 in potential cash availability through the revolving credit facility. The loans and revolving credit facility are discussed in greater detail in Note 8 and Note 15 to our financial statements for the years ended June 30, 2020 and 2019.

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During the three months ended September 30, 2020, we primarily funded our operations with cash and cash equivalents generated from operations as well as through borrowing under our credit facility. We had cash and cash equivalents of $720,911 as of September 30, 2020, representing a $256,724 decrease from $977,635 of cash as of June 30, 2020. The cash decrease was primarily the result of the decrease in net cash provided by operating activities. During the three months ended September 30, 2020, we had increased our purchase of products in order to maintain the higher inventory level required to meet our increasing sales. Based on our current operating plan, and despite the current uncertainty resulting from the COVID-19 pandemic, we believe that our existing cash and cash equivalents, cash flows from operations and available funds under our credit facility will be sufficient to finance our operations through at least the next twelve months.

On December 30, 2020, we closed on a private placement offering pursuant to which we sold to three accredited investors an aggregate of $345,000 in Series A convertible preferred stock, at a purchase price of $10.00 per share, which stock will convert into Class A Common Stock upon completion of this initial public offering (the “Offering”) at a discount of 30% to the IPO per share purchase price. The offering was completed pursuant to an exemption from registration under Rule 506(b) of the Securities Act of 1933, as amended.

On January 27, 2021, we completed a private placement offering pursuant to which we sold to two accredited investors an aggregate of $3,000,000 of our 6% convertible notes due one year from the date of issuance (the “Convertible Notes”). Upon completion of this Offering, assuming we sell not less than $15,000,000 of our Class A Common Stock, the Convertible Notes will automatically convert into shares of Class A Common Stock at a conversion price equal to the lesser of (a) $___ per share, representing a 30% discount to the public offering price per share of the Class A Common Stock in this Offering, or (b) $_____ per share, representing a 30% discount to the price per share equal to dividing $200 million by the total number of (x) outstanding shares of Class A Common Stock immediately prior to the IPO, (y) the number of Class A Common Stock issuable upon conversion of the 34,500 shares of Series A Preferred Stock, and (z) the number of Class A Common Stock issuable upon conversion of all outstanding Convertible Notes.

In the event the Company does not receive a minimum of $15,000,000 of gross proceeds in the Offering or otherwise close on the Offering, commencing on January 27, 2021 the Convertible Notes will bear interest at a rate of 6% per annum and be repayable in full by January 27, 2022 or may be converted at the conversion price into Class A Common Stock at the option of the holder prior to the maturity date. Any interest accrued on the Convertible Note shall be waived upon conversion.

In addition to the Convertible Notes, the purchasers of the Convertible Notes received three-year warrants entitling the holders to purchase _________ shares of Class A Common Stock which equals 80% of the number of shares of Class A Common Stock issuable upon conversion of the Convertible Notes. In the event the Convertible Notes are repaid in cash by the Company, the warrants will expire and have no further value.

Working Capital

As of September 30, 2020, June 30, 2020 and 2019, our working capital was $3,444,974, $3,161,389 and $29,082, respectively. The historical seasonality in our business during the year can cause cash and cash equivalents, inventory, and accounts payable to fluctuate, resulting in changes in our working capital.

Cash Flows

Operating Activities

Net cash used in operating activities for the three months ended September 30, 2020 and 2019 was $731,948 and $298,593, respectively. The increase in use of cash in operating activities resulted from the increased purchase of products in order to maintain the higher inventory levels required to meet our increasing sales volumes.

Net cash provided by operating activities for the years ended June 30, 2020 and 2019 was $1,109,043 and $706,899, respectively. The increase was the result of a combination of increase in operating income and accounts receivable and the higher balance of accounts payable and other liabilities due to temporary, favorable payment terms granted by our top vendor, as well as improvements in cash management.

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Investing Activities

For the three months ended September 30, 2020 and 2019, net cash used in investing activities was the result of additions to property and equipment of ($49,585) and ($6,039), respectively, which were mainly related to payment of warehouse security deposit and purchase of warehouse fixture and office equipment.

For the years ended June 30, 2020 and 2019, net cash used in investing activities was the result of additions to property and equipment of ($6,252) and $0, respectively, which are mainly related to the purchase of office equipment.

Financing Activities

Net cash provided by financing activities was $524,809 and $97,418, respectively, for the three months ended September 30, 2020 and 2019. The main reason for the increase in net cash provided was primarily a result of proceeds from our revolving facility with WFC.

Net cash used in financing activities was ($596,614) and ($235,541), respectively, for the years ended June 30, 2020 and 2019. The main reason for the increase in net cash used was primarily due to repayment of debts due to a related party.

October 2019 Share Exchange Agreement and Rescission

In October 2019, we entered into a share exchange agreement (the “Share Exchange Agreement”) with Sugarmade, Inc., a Delaware corporation (“Sugarmade”), pursuant to which, among other things, the Company and its stockholders agreed to sell 100% of the issued and outstanding capital stock of the Company to Sugarmade in exchange for $870,000 in cash, $7,130,000 under a promissory note, up to 650,000 shares of Sugarmade’s common stock, and up to 3,500,000 shares of Sugarmade’s Series B preferred stock.

Due to certain disputes that arose between the parties with respect to certain terms and conditions contained in the Share Exchange Agreement, the parties entered into a Rescission and Mutual Release Agreement on January 15, 2020 (the “Rescission Agreement”). Pursuant to the terms of the Rescission Agreement, the Company and its stockholders returned the shares of Sugarmade common stock and preferred stock and issued to Sugarmade 102,248 (204,496 post forward split) shares of the Company’s Class A Common Stock valued at $427,010.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements (as that term is defined in Item 303 of Regulation S-K) that are reasonably likely to have a current or future material effect on our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We prepare our consolidated and combined financial statements in accordance with accounting principles generally accepted in the United States, or GAAP and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The preparation of consolidated and combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated and combined financial statements and accompanying notes. Actual results could differ from those estimates. In some cases, changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition and results of operations will be affected. We base our estimates on experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. We refer to accounting estimates of this type as critical accounting policies, which we discuss further below. While our significant accounting policies are more fully described in Note 2 to our audited consolidated and combined financial statements, we believe that the following accounting policies are critical to the process of making significant judgments and estimates in the preparation of our audited consolidated and combined financial statements.

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Variable interest entity

The Company entered into an agreement with E Marketing Solution Inc. (“E Marketing”), an entity incorporated in California and owned by one of the shareholders of the Company. The Company does not have direct ownership in E Marketing but has been actively involved in E Marketing’s operations and has the power to direct the activities and significantly impact E Marketing’s economic performance. The Company also bears all the risk of losses and has the right to receive all of the benefits from E Marketing. As such, in accordance with ASC 810-10-25-38A through 25-38J, E Marketing is considered a variable interest entity (“VIE”) of the Company and the financial statements of E Marketing were consolidated from the date of control existed.

Revenue recognition

The Company recognizes revenue from product sales revenues, net of promotional discounts and return allowances, when the following revenue recognition criteria are met: a contract has been identified, separate performance obligations are identified, the transaction price is determined, the transaction price is allocated to separate performance obligations and revenue is recognized upon satisfying each performance obligation. The Company transfers the risk of loss or damage upon shipment, therefore, revenue from product sales is recognized when it is shipped to the customer. Return allowances, which reduce product revenue by the Company’s best estimate of expected product returns, are estimated using historical experience.

The Company evaluates the criteria of ASC 606 - Revenue Recognition Principal Agent Considerations in determining whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. Generally, when the Company is primarily responsible for fulfilling the promise to provide a specified good or service, the Company is subject to inventory risk before the good or service has been transferred to a customer and the Company has discretion in establishing the price, revenue is recorded at gross.

Payments received prior to the shipment of goods to customers are recorded as customer deposits.

The Company periodically provides incentive offers to its customers to encourage purchases. Such offers include current discount offers, such as percentage discounts off current purchases and other similar offers. Current discount offers, when accepted by the Company’s customers, are treated as a reduction to the purchase price of the related transaction.

Sales discounts are recorded in the period in which the related sale is recognized. Sales return allowances are estimated based on historical amounts and are recorded upon recognizing the related sales. Shipping and handling costs are recorded as selling expenses.

Inventory

Inventory consists of finished goods ready for sale and is stated at the lower of cost or market. The Company value its inventory using the weighted average costing method. The Company’s policy is to include as a part of cost of goods sold any freight incurred to ship the product from its vendors to warehouses. Outbound freight costs related to shipping costs to customers are considered period costs and reflected in selling, general and administrative expenses. The Company regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence.

If the estimated realizable value of the inventory is less than cost, the Company makes provisions in order to reduce its carrying value to its estimated market value. The Company also reviews inventory for slow moving and obsolescence and records allowance for obsolescence.

Leases

On its inception date, April 11, 2018, the Company adopted ASC 842 – Leases (“ASC 842”), which requires lessees to record right-of-use, or ROU, assets and related lease obligations on the balance sheet, as well as disclose key information regarding leasing arrangements.

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ROU assets represent our right to use an underlying asset for the lease terms and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, the Company generally uses its incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Business Combination Under Common Control

On December 1, 2018, the Company acquired substantially all of the business assets and assumed certain liabilities from BizRight, LLC (“BizRight”) in exchange for total consideration of $2,611,594. BizRight and the Company were both under the same ownership and management from inception, April 11, 2018. As such, under Accounting Standard Codification (“ASC”) 805-50, the transaction was accounted for as a transaction under common control. The Company recorded the purchase of assets from BizRight at their historical carrying amounts as if the transfer had occurred at the beginning of the period and the results of operations comprises both BizRight’s and iPower’s from the beginning of the period to the date of the transfer is completed. The difference between any considerations transferred and the carrying amounts of the net assets acquired was recognized as an equity distribution to the Shareholders.

Commitments and Contingencies

In the normal course of business, the Company is subject to certain contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and specific facts and circumstances of each matter.

Earnings per share

Basic earnings per share are computed by dividing net income attributable to holders of common stock by the weighted average number of common stock outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities to issue common stock were exercised.

Recently issued accounting pronouncements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) – Simplifying the Accounting for Income Taxes. The update is intended to simplify the current rules regarding the accounting for income taxes and addresses several technical topics including accounting for franchise taxes, allocating income taxes between a loss in continuing operations and in other categories such as discontinued operations, reporting income taxes for legal entities that are not subject to income taxes, and interim accounting for enacted changes in tax laws. The new standard is effective for fiscal years beginning after December 15, 2020; however, early adoption is permitted. The Company does not expect the adoption of this standard have a material impact on the consolidated and combined financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company has adopted this guidance in July 2020 and the adoption did not have a material impact on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 changes the impairment model for most financial assets and certain other instruments. The standard will replace the “incurred loss” approach with an “expected loss” model for instruments measured at amortized cost. For available-for-sale debt securities, entities will be required to record allowances rather than reduce the carrying amount, as they do today under the other-than-temporary impairment model. The amendments in ASU 2016-13 are effective for SEC filers for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019 (i.e., January 1, 2020, for calendar year entities). For public companies that are not SEC filers, the ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. For all other organizations, the ASU on credit losses will take effect for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The Company has adopted this guidance in July 2020 and the adoption did not have a material impact on its consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated and combined financial position, statements of operations and cash flows.

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BUSINESS

Background

iPower, Inc. (formerly, BZRTH, Inc.) was formed in Nevada in April of 2018. We believe we are one of the largest online hydroponic equipment suppliers in the United States. On September 4, 2020, we filed a certificate of amendment to our articles of incorporation to change our name from BZRTH, Inc. to iPower, Inc. On November 16, 2020 we filed an amended and restated articles of incorporation in Nevada to consummate a 2-for-1 forward split of our outstanding shares of Class A Common Stock.

Our Business

We own and operate the retail website www.Zenhydro.com where we sell more than 23,000 stock keeping units (“SKUs”) and multiple best-selling products which enable our customers to grow vegetables, fruits and flowers, and other plants, including cannabis. The hydroponic and gardening industry is generally fragmented, and retail outlets are generally smaller family-owned enterprises consisting of a single location. We intend to take advantage of current market conditions by providing consumers with a one-stop shopping experience where they can satisfy all their horticultural needs and have the products shipped directly to their door.

The Company leases more than 72,000 square feet of floor space across our two fulfillment centers just outside of Los Angeles, California. From our two fulfillment centers, the Company has built a supply chain that spans across the United States. Our fulfillment centers ship directly to farms and homes, as well as to various commercial hydroponics stores across the country. Additionally, we have fostered relationships with recognized commercial shipping enterprises to allow us to deliver directly to consumers.

In addition to iPower’s website, www.Zenhydro.com, we sell our products through third party e-commerce channels including Amazon, eBay and Walmart.com. Approximately 75% of our fiscal 2020 sales revenues were derived from sales on Amazon and other third-party platforms.

Products

iPower’s e-commerce platform offers essential supplies to the hydroponic and gardening industry, including nutrients, industry-leading hydroponic equipment, power-efficient lighting, and thousands of additional products used by professional growers and specialty cultivation operations. In addition to offering third party brands, the Company has established its own private label products which are also made available for purchase through our various sales channels. Our private label products, marketed under the iPowerTM and Simple DeluxeTM brands, include grow-light systems, ventilation systems, activated carbon filters, nutrients, growing media, hydroponic water-resistant grow tents, trimming machines, pumps and many more hydroponic-related items, some of which have been designated as Amazon best seller product leaders. We currently offer approximately 3,000 products from our proprietary, private label products to consumers. In addition to our private label products, we also distribute more than 400 brands manufactured by third party vendors.

We own and operate the retail website www.zenhydro.com where we sell more than 23,000 stock keeping units (“SKUs”) and multiple best-selling products which enable our customers to grow vegetables, fruits and flowers, and other plants, including cannabis.

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The Global Hydroponics Markets

Advances in hydroponic systems have helped usher in a new age of high-yield cultivation techniques, earning hydroponics a multitude of dedicated adherents – both individual and commercial growers – globally. Hydroponics is a method of gardening in which plants (often high-value crops) are grown in an optimized solution of water and nutrients, rather than soil. This method is typically used inside greenhouses to give growers the ability to better regulate and control nutrient delivery, light, air, water, humidity, pests, and temperature. Hydroponic growers benefit from these techniques by producing crops faster and with higher crop yields per acre as compared to traditional soil-based growers. Indoor growing techniques and hydroponic products are being utilized in new and emerging industries or segments, including the growing of cannabis and hemp. In addition, vertical farms producing organic fruits and vegetables are also beginning to utilize hydroponics due to a rising shortage of farmland as well as environmental vulnerabilities including drought, other severe weather conditions and insect/pest infestations.

Through the use of hydroponics systems, growers can achieve potentially larger crop yields, faster growth time (up to twice as fast), up to a 90% increase in water efficiency, and require a substantially smaller footprint (up to 10x more yield in the same amount of space). By using hydroponics growth systems, gardeners and growers will not be affected by unfavorable climates and soil conditions, and will not require chemical or pest control products, resulting in safer and healthier growing environments. (See https://greenourplanet.org/benefits-of-hydroponics/).

According to Markets and Markets (https://www.marketsandmarkets.com/PressReleases/hydroponic.asp), in 2020 the global market for Hydroponic products is estimated at $9.5 billion and, with a compound annual growth rate of 12.1% (according to Mordor Intelligence), by 2025 the global market for hydroponic products is forecast to be approximately $16.6 billion. The United States represents approximately 30% of the total global hydroponics market. For those users who intend to use the Company’s products to grow hemp-derived CBD medicinal products, the 2018 Farm Bill officially removed hemp from the list of controlled substances. According to the Brightfield Group, estimated sales of hemp-derived CBD products was approximately $22.0 billion.

Our business serves a relatively new, yet sophisticated community of commercial and urban cultivators growing a wide array of vegetation. These cultivators use innovative indoor and outdoor growing techniques to produce specialty crops in highly controlled environments. Employing these techniques enable these growers to produce crops at higher yields without having to compromise quality, regardless of their local geography and climate.

Our target market segments include home growers of organic vegetable and fruit growers (small farms, home garden growers, restaurants growers, and farmers markets), green-thumbed hobbyists (home flower and plant growers) as well as commercial enterprises, mass marketers and growers in the cannabis related market (dispensaries, cultivators, caregivers).

Historically, indoor growing techniques have primarily been used to cultivate plant-based medicines. Plant-based medicines often require a high-degree of regulation and controls including government compliance, security, and crop consistency, making indoor growing techniques a preferred method. Cultivators of plant-based medicines often make a significant investment to design and build-out their facilities. They look to work with companies such as iPower that understand their specific needs and can help mitigate risks that could jeopardize their crops. Plant-based medicines are believed to be among the fastest-growing markets in the U.S. and several industry pundits believe that plant-based medicines may even displace prescription pain medication by providing patients with a safer, more affordable alternative.

Notwithstanding the foregoing, indoor growing techniques are not limited to plant-based medicines. Vertical farms producing organic fruits and vegetables are beginning to emerge in the market due to a rising shortage of farmland, and environmental vulnerabilities including drought, other severe weather conditions and insect pests. Indoor growing techniques enable cultivators to grow crops all-year-round in urban areas and take up less ground while minimizing environmental risks. Indoor growing techniques typically require a more significant upfront investment to design and build-out these facilities than traditional farmlands. If new innovations lower the costs for indoor growing, and the costs to operate traditional farmlands continue to rise, then indoor growing techniques may be a compelling alternative for the broader agricultural industry.

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Our Industry is Large and Rapidly Growing

Our principal industry opportunity is in the retail sale and distribution of hydroponics equipment and supplies, which generally include grow light systems; advanced heating, ventilation, and air conditioning (“HVAC”) systems; humidity and carbon dioxide monitors and controllers; water pumps, heaters, chillers, and filters; nutrient and fertilizer delivery systems; and various growing media typically made from soil, rock wool or coconut fiber, among others. Today, we believe that a majority of our products are sold for use in hydroponics applications.

Hydroponic systems constitute an increasingly significant and fast-growing component of the expansive global commercial agriculture and consumer gardening sectors. According to the USDA and National Gardening Survey, the agriculture, food, and related industries sector produced more than $1 trillion worth of goods in the U.S. alone in 2017, and U.S. households spent a record of approximately $48 billion at retail stores on gardening and growing supplies and equipment.

According to ResearchandMarkets.com, the global industry for hydroponics crops totaled approximately $25.2 billion in 2020 and is expected to grow at a CAGR of 5.4% from 2020 to 2027. The rapid growth of hydroponics-related crop output will subsequently drive growth in the wholesale hydroponics equipment and supplies industry.

Increased Focus on Environmental, Social, and Governance (“ESG”) Issues

We believe the growth and change in our end-markets is in part driven by a variety of ESG trends aimed at preserving resources and enhancing the transparency and safety of our food supply chains. Overall, hydroponic growing systems deliver superior performance characteristics versus traditional agriculture when compared on select key ESG performance criteria:

•	More efficient land usage. Hydroponics systems allow for greater crop production per square foot, reducing the amount of land needed to grow crops. Certain types of vertical farming are 20 times more productive than traditional farming per acre.

•	More efficient fresh water usage. Hydroponics systems allow for the management and recycling of water inside of a closed-loop system and therefore generally require less water than traditional outdoor agriculture. In certain instances, hydroponics systems can grow plants with up to 98% less water than soil-based agriculture.

•	Decreased use of fertilizer and pesticides. As hydroponics takes place in a controlled, often indoor environment, the need for pesticides application is reduced, allowing growers to apply less pesticide with more precise application compared to traditional outdoor agriculture.

•	Reduced carbon emissions. Hydroponics, especially vertical farming, allows large farming operations to be located significantly closer to end-users, thereby reducing the transportation distance of ready-to-use crops.

•	Reduced food waste. Similar to the above, since hydroponics growing systems allow for food production significantly closer to the end-user, there is less time between production and consumption and therefore reduced product spoilage, damage and waste.

•	Chemical runoff prevention. Due to the closed-loop nature of hydroponics systems, such systems significantly decrease the risk of chemical runoff, which is generally more difficult to control in traditional outdoor agriculture.

•	Supports organic farming. Hydroponics is well suited for organic farming, the produce of which has been in increasing demand by consumers.

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Research and Development

The Company has not incurred any significant research and development expenses during the fiscal year ended June 30, 2020. We plan to increase investments in R&D relating to the improvement of existing products and addition of new product lines.

Customers and Suppliers

We have a diverse customer base, with residential gardeners and hobbyists constituting a significant portion of our customer base and thus the largest segment of our total sales. We sell to both commercial and home cultivators growing specialty crops, including cannabis and hemp, along with organic herbs and other vegetation. At present, sales to customers through Amazon and other third party online platforms accounts for more than 75% of our annual sales.

We do not manufacture any of the hydroponic products we sell through our distribution channels. We purchase our requirements of products from more than one hundred suppliers, including manufacturers and distributors in the US and China. Our two major suppliers, who accounted for approximately 38.5% and 32.6% of our purchases in fiscal 2020 and 2019, respectively. We do not have any long-term supply agreements.

Manufacturers

We obtain both our branded proprietary products and distributed products from third party suppliers. All the products purchased and resold, whether our proprietary products or third party products we sell through our platform, are applicable to indoor and outdoor growing for organics, greens, and plant-based products. Our products are sourced from more than 100 different suppliers and manufacturers, with just under 50% sourced from China. Quality control is a critical priority for our team charged with ensuring the supply of the products from our suppliers, specifically those coming from China. We seek to ensure the highest level of quality control for our products through routine factory visits, spot testing and continual, ongoing supplier due diligence. We also employ a multi-faceted tariff mitigation strategy in China which includes cost sharing with suppliers and pursuing alternative production outside of China with existing and new suppliers. To date, we have not passed on any costs related to the tariffs to our customers.

Our distributed products are sourced from more than 100 suppliers. Our experienced internal team is charged with maintaining strong relationships with current suppliers, while also constantly tracking current and future market trends and reviewing offerings of new suppliers.

We do not have exclusive purchase agreements with many of our suppliers. Based on our knowledge and communication with our suppliers, we believe some of our suppliers may sell directly to the retail market or to our wholesale customers. See “Risk Factors— Risks Relating to Our Business.”

Demand for Products

Demand for indoor and outdoor growing equipment is currently high due to the legalization of plant-based medicines, primarily cannabis, which is mainly due to equipment purchases for build-out and repeat purchases of consumable nutrients needed during the growing period. This demand is projected to continue to grow as additional states adopt legislation supporting the sale and consumption of cannabis and cannabis-related products. Continued innovation and more efficient build-out of technologies along with larger and consolidated and combined cultivation facilities is expected to further expand market demand for iPower products and services, including our private label products. We expect the market to continue to segment into urban farmers serving groups of individuals, community cultivators, and large-scale cultivation facilities across the states. We are of the opinion that as our volume increases, we will obtain volume discounts on purchasing that should allow us to maximize both our revenues and gross margins.

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E-Commerce Strategy

The Company continues to grow and develop its e-commerce platform, www.zenhydro.com. In addition to our website, we offer products to consumers through established e-commerce channels such as Amazon, eBay and Walmart. Through these portals we offer various hydroponic, specialty and organic gardening products for sale. Online shoppers can have the ability to peruse our various product departments, from nutrients to lighting to hydroponic and greenhouse equipment, providing consumers with an easy and quick method to find the exact products they need. In addition to these sections, our webstore frequently offers customers flash deals, best value recommendations and clearance sale items. Our e-commerce site has been designed to appeal to both the professional grower, as well as the home gardener/hobbyist. Each product listed on the site contains product descriptions, product reviews and a picture so the consumer can make an informed and educated purchase. Our product filters allow the consumer to search by brand, manufacturer, or by price. Designed as an information portal as well as an e-commerce store, www.Zenhydro.com also provides customers blogs and other relevant content, generated by iPower’s knowledgeable and experienced internal staff. Consumers can shop online day and night and have their purchases shipped directly to the location of their choice, or simply elect to use our website as a resource. Google advertising and social media advertising are the primary mechanisms we employ to drive traffic to www.zenhydro.com and the other portals through which we make our products available for sale, including Amazon.com, eBay and Walmart. At present, more than 50% of our total sales occur through Amazon.com.

Large Established Distribution Infrastructure

We have a fully developed distribution network through our two distribution centers in California. We work with a network of third-party common carrier trucking/freight companies that service our customers across the globe. We receive daily customer orders via our business-to-business e-commerce platform. Orders are then routed to the applicable distribution center and packed for shipments. The majority of our customer orders are shipped within one business day of order receipt.

Competition

The markets in which we sell our products are highly competitive and fragmented. Our key competitors include many local and national vendors of gardening supplies, local product resellers of hydroponic and other specialty growing equipment, as well as other online product resellers on large online marketplaces such as Amazon.com and eBay. Our industry is highly fragmented with more than 1,000 retail outlets throughout the U.S. We compete with companies that have greater capital resources, facilities and diversity of product lines. Our competitors could also introduce new hydroponic growing equipment, and as manufacturers are able to sell equipment directly to consumers, our distributers could cease selling products to us.

Notwithstanding the foregoing, we believe that our pricing, inventory and product availability, and overall customer service provide us with the ability to compete in this marketplace. We believe that we have the following core competitive advantages over our competitors:

•	In addition to our private label products, we distribute products from more than 400 third party brands, ensuring that whatever a customer’s particular need may be, they need look no further than iPower for their gardening needs.
•	Our knowledgeable and experienced sales team is able to provide guidance and insights, whether dealing with a seasoned commercial entity or a first-time purchaser looking to get their grow operations off the ground.
•	The convenience of our e-commerce platform allows customers to shop from the comfort of their own home and have their purchases shipped directly to them.
•	We offer top-to-bottom solutions, from custom build-outs to nutrients in order to ensure that their grow operations flourish and provide significant yields.
•	We view ourselves as an industry leader, offering products and new technologies from the largest and most trusted names in the business, as well as our own private label products.

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Moreover, we expect that as we continue to grow our business, we will achieve an economy of scale, and as such, will be able to make larger inventory purchases at lower volume sale prices, which will enable us to continue to maintain competitive pricing options and deliver the array of items that our customers require. Through supply chain and industry competency, support services, and our relationships with suppliers, distributors, vendors and logistics partners, we believe we can maintain and increase our growth trajectory.

Intellectual Property and Proprietary Rights

Our intellectual property primarily consists of our brands and their related trademarks, domain names, websites, customer lists and affiliations, as well as our marketing intangibles, product know-how and technology. We also hold rights to website addresses related to our business, including websites that are actively used in our daily business operations, such as www.Zenhydro.com. We own federally registered trademarks for “iPower” and “Simple Deluxe,” which correspond to our current private label products.

Government Regulation

We sell products, including hydroponic gardening products, that end users may purchase for use in new and emerging industries or segments, including the growing of cannabis and hemp, that may not grow or achieve market acceptance in a manner that we can predict. The demand for these products depends on the uncertain growth of these industries or segments.

In addition, we sell products that end users may purchase for use in industries or segments, including the growing of cannabis and hemp, that are subject to varying, inconsistent, and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations and consumer perceptions. For example, certain countries and a total of 47 U.S. states have adopted frameworks, in varying forms, that authorize, regulate, and tax the cultivation, processing, sale, and use of cannabis for medicinal and/or non-medicinal use, as well as hemp and CBD, while the U.S. Controlled Substances Act and the laws of other U.S. states prohibit growing cannabis. In addition, with the passage of the Farm Bill in December 2018, hemp cultivation is now broadly permitted. The 2018 Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law. While we do not know the percentage or actual usage of our products for purposes of growing cannabis or hemp-derived products, for those users who intend to use the Company’s products to grow hemp-derived CBD medicinal products, the 2018 Farm Bill officially removed hemp from the list of controlled substances. While we note that the 2018 Farm Bill has not changed the regulatory authority of the Food and Drug Administration as concerns cannabis and cannabis-derived products, and that such products continue to remain subject to the same regulatory requirements as FDA-regulated products, we nonetheless believe the passage of the 2018 Farm Bill will allow the Company to expand its marketplace opportunities.

Our gardening products, including our hydroponic gardening products, are multi-purpose products designed and intended for growing a wide range of plants and are purchased by cultivators who may grow any variety of plants, including cannabis and hemp. Although the demand for our products may be negatively impacted depending on how laws, regulations, administrative practices, enforcement approaches, judicial interpretations, and consumer perceptions develop, we cannot reasonably predict the nature of such developments or the effect, if any, that such developments could have on our business. The changing laws may cause us to experience additional capital expenditures as we adapt our business to meet the requirements of the evolving legal and regulatory landscape.

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As we believe certain unknown number of our end users are in the business of growing cannabis, we believe we have benefited from the nationwide efforts to legalize marijuana at the state level. To date, a total of 47 states plus the District of Columbia (“D.C.”) have legalized cannabis in one form or another, with 15 states plus D.C. have legalizing marijuana for adult use, including both medicinal and recreational, 20 states having legalized marijuana for medical purposes only, and 12 states have legalized the use of CBD oil (a concentrated form of hemp extract) only. According to the 2019 US Cannabis Cultivation Report published by New Frontier Data, United States cultivation output is expected to grow from 29.8 million pounds in 2019 to 34.4 million pounds by 2025. From 2018-2022, the estimated combined totals of cannabis product retail sales are estimated at $46.7 billion for recreational use and $37.7 billion for medical use. We intend to leverage the growth of cannabis and CBD products, in tandem with its increased legalization, to further build our brand and promote our hydroponics equipment and products within the cannabis community.

We believe that the growth in licensed cannabis cultivation facilities and the increase in organically grown produce will increase the general demand for hydroponics products. Further, we believe our dedication to providing consumers with innovative and cutting-edge products tailored to their individual needs, combined with our industry knowledge and customer service, has positioned iPower to take advantage of the domestic and international growth anticipated for hydroponic products.

Legal Proceedings

While we are not presently party to any active legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results, from time to time, we may become involved in legal proceedings in the ordinary course of business.

Employees

As of November 16, 2020, we have a total of 26 employees and consultants, 23 of whom are full-time and three of whom are part-time. None or our employees are subject to collective bargaining agreements.

Principal Offices

Our principal offices are located at 2399 Bateman Avenue, Duarte, CA 91010, which we lease. This property serves as both our principal offices and our primary fulfillment center. In addition to our primary fulfillment center, we maintain a second fulfillment center located at 14750 E. Nelson Avenue, Unit #I, Industry City, CA 91744, which we have leased since September 2020.

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MANAGEMENT

Executive Officers and Directors

All of our directors hold office for one-year terms until the election and qualification of their successors. Officers are appointed by our Board and serve at the discretion of the Board, subject to applicable employment agreements. The following table sets forth information relating to our executive officers and members of our Board.

Name	Age	Position
Chenlong Tan	39	Chairman, CEO, President, Interim CFO and Director
Kevin Vassily	54	Chief Financial Officer
Allan Huang	36	Director
Bennet Tchaikovsky	52	Independent Director (commencing upon IPO’s completion)
Danilo Cacciamatta	75	Independent Director (commencing upon IPO’s completion)
Kevin Liles	52	Independent Director (commencing upon IPO’s completion)

Chenlong Tan. Mr. Tan cofounded our Company in 2018 and is the Chairman, Chief Executive Officer, President, and Interim Chief Financial Officer. He has held the position of Chief Executive Officer and assumed the positions of Chairman, President and Interim CFO in January 2020. From 2010 until 2018, Mr. Tan was the cofounder, Chief Executive Officer and Chief Information Officer at our predecessor, BizRight LLC, where he built the business from the ground up to achieve $20 million in sales through data driven development. From 2002 until 2010, Mr. Tan served as a Solution Architect and Senior Software Engineer at various companies, where he took a lead role, managing consultants, business architects and project managers, in working with hospitals, government organizations and insurance companies in completing scoping requirements, solution gathering and project management, among other things. Mr. Tan received his B. Sc. at the University of Auckland in New Zealand, where he graduated with honors.

Kevin Vassily. Mr. Vassily was appointed as our Chief Financial Officer in January 2021. Prior to joining iPower, from 2019 to January 2021, Mr. Vassily served as Vice President of Market Development for Facteus, a financial analytics company focused on the Asset Management industry. From March 2019 through 2020, he served as an advisor at Woodseer, a financial technology firm providing global dividend forecasts. From 2018 through its acquisition in 2020, Mr. Vassily served as an advisor at Go Capture, where he was responsible for providing strategic, business development, and product development advisory services for the company’s emerging “Data as a Service” platform. Since July 2018, Mr. Vassily has also served as an advisor at Prometheus Fund, a Shanghai- based merchant bank/PE firm focused on the “green” economy. And from 2015 through 2018, Mr. Vassily served as an associate director of research at Keybanc Capital Markets, and helped to co-manage the Technology Research vertical. From 2010 to 2014, he served as the director of research at Pacific Epoch, where he was responsible for a complete overhaul of product and a complete business model restart post acquisition, re focusing the firm around a “data-first” research offering. From 2007 to 2010, he served as the Asia Technology business development representative and as a senior analyst at Pacific Crest Securities, responsible for establishing the firm’s presence and relevance covering Asia Technology. From 2003 to 2006, he served as senior research analyst in the semiconductor technology group at Susquehanna International Group, responsible for research in semiconductor and related technologies. From 2001 to 2003, Mr. Vassily served as the vice president and senior research analyst for semiconductor capital equipment at Thomas Weisel Partners, responsible for publishing research and maintaining financial models on each of the companies under coverage. Mr. Vassily began his career on Wall Street in 1998, as a research associate covering the semiconductor industry at Lehman Brothers. He holds a B.A. in liberal arts from Denison University and an M.B.A. from the Tuck School of Business at Dartmouth College.

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Allan Huang. Mr. Huang cofounded our Company in 2018 and serves as a director, a position he has held since October 2020. From our founding in April 2018 until January 2020, Mr. Huang served as the Chief Executive Officer and President of the Company. In addition, Mr. Huang was the cofounder, along with Mr. Tan, of our predecessor, BizRight LLC, which was founded in 2010 and we acquired through an asset purchase agreement in December of 2018. Mr. Huang has more than 10 years of executive management experience working in the technology industry. Mr. Huang received his B.S. degree in Engineering from the University of California, Irvine.

Bennet Tchaikovsky. Mr. Tchaikovsky has been appointed to serve as a member of our board of directors, and will serve as chair of the audit committee, with such service to commence upon completion of our initial public offering. Since January 2020, Mr. Tchaikovsky has been a member of the board of directors for Oriental Culture Holding Group, Ltd. (NASDAQ: OCG) where he serves as a member of the audit committee, Chairperson of the compensation committee and a member of the corporate governance and nominating committee. Since August 2014, Mr. Tchaikovsky has been a full-time professor at Irvine Valley College and a part-time accounting instructor at Long Beach City College since September 2020. From August 2018 to May 2019, Mr. Tchaikovsky was a part-time instructor at Chapman University. From November 2013 to August 2019, Mr. Tchaikovsky served as a board member and chairman of the audit committee of Ener-Core, Inc. (OTCMKTS: ENCR). From August 2013 to May 2014, Mr. Tchaikovsky was a part-time faculty member of Irvine Valley College and a part-time faculty member of Pasadena City College. Mr. Tchaikovsky has served as a director on the board of directors of China Jo-Jo Drugstores, Inc. (NASDAQ: CJJD) from August 2011 to January 2013 and as its chief financial officer from September 2009 to July 2011. From April 2010 to August 2013, Mr. Tchaikovsky has served as chief financial officer of VLOV, Inc. From May 2008 to April 2010, Mr. Tchaikovsky has served as chief financial officer of Skystar Bio-Pharmaceutical Company. From March 2008 to November 2009, Mr. Tchaikovsky served as a director on the board of directors of Ever-Glory International Group (NASDAQ: EVK), where he served as chairman of the audit committee and was a member of the compensation committee. Mr. Tchaikovsky received his Juris Doctorate degree from Southwestern Law School in December 1996 and his Bachelor of Arts degree in Business Economics from University of California at Santa Barbara in August 1991. Mr. Tchaikovsky is a licensed Certified Public Accountant in California and is an active member of the California State Bar. We believe that Mr. Tchaikovsky’s extensive experience in accounting and business will benefit the Company’s business and operations and make him a valuable member of the board of directors and its committees.

Danilo Cacciamatta. Mr. Cacciamatta has been appointed to serve as a member of our board of directors, and will serve as chair of the compensation committee upon completion of our initial public offering. Mr. Cacciamatta serves on the boards of West Texas Resources, Inc. (OTC Pink: WTXR), a position he has held since June 2020, and California First National Bancorp (OTC: CFNB), a position he has held since 2001 and for which he serves as audit committee chair. From 1989 until 2010, Mr. Cacciamatta was the CEO of Cacciamatta Accountancy Corporation, a PCAOB registered independent public accounting firm. From 1972 until 1988, Mr. Cacciamatta was with KPMG Peat Marwick where he was elected audit partner in 1980. Mr. Cacciamatta received a B.A. in economics from Pomona College and an M.B.A. from University of California Riverside. We believe Mr. Cacciamatta’s extensive experience as an auditor of public companies will make him a valuable member of our board of directors and its committees.

Kevin Liles.  Mr. Liles has been appointed to serve as a member of our board of directors, and will serve as chair of the nominating and corporate governance committee, with such service to commence upon completion of our initial public offering.  Since 2012, Mr. Liles has been co-founder of 300 Entertainment, a music company whose roster includes acts across multiple genres including hip-hop, rock, pop, electronic, alternative and country.  From 2009 until present, Mr. Liles is a founder of KWL Enterprise, a niche brand management solutions company.  From 2004 until 2009, Mr. Liles was an executive vice president of Warner Music, where he oversaw global strategy and was pivotal in building the artist services division into what is now a $200 million business.  And from 1998 until 2004, Mr. Liles was president of Def Jam Recordings and executive vice president of The Island Def Jam Music Group, where he established an infrastructure that propelled business growth, brand elevation and market expansion into new business verticals and global offices in the U.K., Germany, France and Japan.  Mr. Liles has long been focused on philanthropic work, with a focus on global education and entrepreneurship, culminating in his receipt of the 2010 Medaille de la Ville de Paris award for his contribution to Parisian culture. Mr. Liles holds an honorary Doctor of Law degree from Morgan State University, where he studied engineering and electrical engineering as an undergraduate.  We believe Mr. Liles’ extensive entrepreneurial and business experience, as well as his extensive knowledge in the area of social media, will assist us in our growth plans going forward.

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Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees will operate under a charter that has been approved by our board of directors, as set forth below, with each of these committees to be fully in place upon completion of this initial public offering.

Audit Committee. Our Audit Committee will consist of three independent directors. The members of the Audit Committee will be Messrs. Tchaikovsky, Cacciamatta, and Liles. The Audit Committee will consist exclusively of directors who are financially literate and Mr. Tchaikovsky will serve as chair of the Audit Committee. As a licensed certified public accountant, Mr. Tchaikovsky is considered an “audit committee financial expert” as defined by the SEC’s rules and regulations.

The audit committee responsibilities include:

•	overseeing the compensation and work of and performance by our independent auditor and any other registered public accounting firm performing audit, review or attestation services for us;

•	engaging, retaining and terminating our independent auditor and determining the terms thereof;

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•	assessing the qualifications, performance and independence of the independent auditor;

•	evaluating whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence;

•	reviewing and discussing the audit results, including any comments and recommendations of the independent auditor and the responses of management to such recommendations;

•	reviewing and discussing the annual and quarterly financial statements with management and the independent auditor;

•	producing a committee report for inclusion in applicable SEC filings;

•	reviewing the adequacy and effectiveness of internal controls and procedures;

•	establishing procedures regarding the receipt, retention and treatment of complaints received regarding the accounting, internal accounting controls, or auditing matters and conducting or authorizing investigations into any matters within the scope of the responsibility of the audit committee; and

•	reviewing transactions with related persons for potential conflict of interest situations.

Compensation Committee. Our Compensation Committee will consist of three independent directors. The members of the Compensation Committee will be Messrs. Cacciamatta, Tchaikovsky, and Liles. Mr. Cacciamatta will serve as the chair of the Compensation Committee. The committee has primary responsibility for:

•	reviewing and recommending all elements and amounts of compensation for each executive officer, including any performance goals applicable to those executive officers;

•	reviewing and recommending for approval the adoption, any amendment and termination of all cash and equity-based incentive compensation plans;

•	once required by applicable law, causing to be prepared a committee report for inclusion in applicable SEC filings;

•	approving any employment agreements, severance agreements or change of control agreements that are entered into with the CEO and certain executive officers; and

•	reviewing and recommending the level and form of non-employee director compensation and benefits.

Nominating and Governance Committee. The Nominating and Governance Committee will consist of three independent directors. The members of the Nominating and Governance Committee will be Messrs. Liles, Cacciamatta, and Tchaikovsky. Mr. Liles will serve as chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s responsibilities include:

•	recommending persons for election as directors by the stockholders;

•	recommending persons for appointment as directors to the extent necessary to fill any vacancies or newly created directorships;

•	reviewing annually the skills and characteristics required of directors and each incumbent director’s continued service on the board;

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•	reviewing any stockholder proposals and nominations for directors;

•	advising the board of directors on the appropriate structure and operations of the board and its committees;

•	reviewing and recommending standing board committee assignments;

•	developing and recommending to the board Corporate Governance Guidelines, a Code of Business Conduct and Ethics and other corporate governance policies and programs and reviewing such guidelines, code and any other policies and programs at least annually;

•	making recommendations to the board as to determinations of director independence; and

•	making recommendations to the board regarding corporate governance based upon developments, trends, and best practices.

The Nominating and Governance Committee will consider stockholder recommendations for candidates for the board of directors.

Code of Business Conduct and Ethics

The Company has adopted a formal Code of Business Conduct and Ethics that is applicable to every officer, director, employee and consultant (the “Employees”) of the Company and its affiliates. The Code reaffirms the high standards of business conduct required of all of the Company’s Employees.

Insider Trading Policy

The Company has adopted an insider trading policy to help the Company’s Employees comply with federal and state securities laws, prevent insider trading and govern the terms and conditions at which the Employees can trade in the Company’s securities.

Limitation of Directors Liability and Indemnification

The Nevada Revised Statutes (“NRS”) authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties.

iPower does not have stand-alone director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act, although we intend to acquire such insurance prior to completion of our initial public offering. Nevada law and our bylaws provide that we will indemnify our directors and officers who, by reason of the fact that he or she is an officer or director, is involved in a legal proceeding of any nature.

There is no pending litigation or proceeding against any of our directors, officers, employees, or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Indemnification Agreements

To date, we have no specific indemnification agreements with our directors or executive officers. However, our officers and directors are entitled to indemnification through our bylaws and to the extent allowed pursuant to the Nevada Revised Statutes and federal securities law.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our executive officers who were serving as executive officers as of June 30, 2020 for services rendered in all capacities to us for the fiscal years ended June 30, 2020 and 2019. The Company’s independent directors, Messrs. Tchaikovsky, Cacciamatta and Liles, were not appointed until 2021, and thus are not included in the below table.

Name and Principal Position	Year	Salary ($USD)	Bonus ($USD)	Stock Based Awards ($USD)	Others (1) ($USD)	Total ($USD)
Chenlong Tan	2020	85,615	–	–	27,785	113,400
Chairman, CEO, President	2019	10,500	–	–	27,286	37,786

Allan Huang	2020	85,615	–	–		85,615
Director	2019	15,500	–	–		15,500

_________________________

(1) Consists of the costs of leasing a car.

Employment Agreements

On July 1, 2020 we entered into an employment agreement with our Chief Executive Officer, Chenlong Tan. Under Mr. Tan’s employment agreement, Mr. Tan receives base compensation of $20,000 per month, is entitled to incentive stock compensation under our 2020 Equity Incentive Plan, and performance cash bonus compensation based on achievement of certain pre-determined goals. In addition, during the term of Mr. Tan’s employment agreement, we are also leasing a motor vehicle for Mr. Tan’s daily use. Mr. Tan’s employment agreement has a term of five years, is thereafter renewable on an annual basis, and may be terminated upon 30 days’ notice upon the mutual agreement of Mr. Tan and the Company.

Outstanding Equity Awards

We do not have any outstanding equity awards.

Director Compensation

Our independent directors each receive $25,000 in cash compensation and $30,000 in restricted stock units (“RSUs”), which were issued pursuant to our 2020 Equity Incentive Plan and vest quarterly commencing 90 day after completion of our initial public offering. In addition, the chairman of our audit committee will receive an additional $5,000 in compensation for his additional responsibilities.

Equity Incentive Plan

On October 15, 2020, the Company’s Board adopted, and its stockholders approved and ratified, the iPower Inc. 2020 Equity Incentive Plan (the “Plan”). The Plan allows for the issuance of up to 5,000,000 shares of Class A Common Stock, whether in the form of options, restricted common stock, restricted common stock units or stock appreciation rights. The general purpose of the Plan is to provide an incentive to the Company’s directors, officers, employees, consultants and advisors by enabling them to share in the future growth of the Company’s business. The Board believes that granting of equity-based compensation serves to promote continuity of management and provide for a shared interest in the welfare, growth and development of the Company. The Company believes that the Plan will serve to advance the Company’s interests by enhancing its ability to (i) attract and retain employees, consultants, directors and advisors who are able to contribute to the Company’s ongoing success and development, (ii) reward those employees, consultants, directors and advisors for their contributions to the Company, and (iii) encourage employees, consultants, directors and advisors to participate in the Company’s long-term growth and success.

As the Plan was not adopted until October 15, 2020, the Company had not awarded any equity interests under the plan for the year ended June 30, 2020. Following completion of this Offering, the Company will award a total of $90,000 in Restricted Stock Units under the plan to our independent directors and approximately [      ] Restricted Stock Units to our Chief Financial Officer, all of which will be subject to certain vesting conditions.

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PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of common stock beneficially owned as of February 1, 2021 by:

•	each of our stockholders who is known by us to beneficially own 5% or more of our common stock;
•	each of our executive officers;
•	each of our directors; and
•	all of our directors and current executives as a group.

Beneficial ownership is determined based on the rules and regulations of the SEC. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. Applicable percentage ownership in the following table is based on the total of 20,204,496 shares of Class A common stock outstanding as of February 1, 2021, 14,000,000 shares of Class B common stock outstanding as of February 1, 2021 and 34,500 shares of Series A redeemable convertible preferred stock outstanding as of February 1, 2021. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to options or warrants held by that person and exercisable as of, or within sixty (60) days of, the date of this prospectus. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the shares of common stock set forth opposite that person’s name. Unless indicated below, the address of each individual listed below is c/o iPower Inc., 2399 Bateman Avenue, Duarte, CA 91010.

Name of Beneficial Owner	No. of Shares Class A Common Stock Beneficially Owned	Total Percentage of Class A Shares Beneficially Owned Before Offering	No. of Shares of Class B Common Stock Beneficially Owned*	Total Percentage of Class B Shares Beneficially Owned Before Offering	Total Percentage of Voting Rights Owned Before Offering	Total Percentage of Stock Owned After Offering	Total Percentage of Voting Rights Owned After Offering
Chenlong Tan (1)	7,323,334	36.25%	7,000,000	50.0%	48.27%
Allan Huang (2)	7,323,334	36.25%	7,000,000	50.0%	48.27%
Kevin Vassily (3)	–	–	–	–	–
Bennet Tchaikovsky (4)	–	–	–	–	–
Danilo Cacciamatta (4)	–	–	–	–	–
Kevin Liles (4)	–	–	–	–	–
All Officers and Directors (2 Persons)	14,646,668	72.50%	14,000,000	100.0%	96.53%

Beneficial Owners of more than 5%
Shanshan Huang (5)	1,200,000	5.94%	–	–	0.75%
Yutong Yuan (6)	1,100,000	5.44%	–	–	0.69%

* The Class B Common Stock has super-voting rights of 10 votes per share. One year following this offering, the Class B Common Stock holders may choose, at any time, to convert their shares into Class A Common Stock on the basis of ten shares of Class B Common Stock for each one share of Class A Common Stock.

(1)	Chenlong Tan is our co-Founder, Chairman, Chief Executive Officer, President and Interim Chief Financial Officer. His shareholdings consist of (i) 7,000,000 shares of Class B Common Stock, which has super voting rights of 10 votes per share, and (ii) 7,323,334 shares of Class A Common Stock.
(2)	Allan Huang is our co-Founder and Director. His shareholdings consist of (i) 7,000,000 shares of Class B Common Stock, which has super voting rights of 10 votes per share, and (ii) 7,323,334 shares of Class A Common Stock.
(3)	Does not include [ ] Restricted Stock Units that will be issuable under our 2020 Equity Incentive Plan upon completion of this Offering and subject to certain vesting conditions.
(4)	Does not include $30,000 in Restricted Stock Units issuable under the Company’s 2020 Equity Incentive Plan following completion of this Offering and subject to certain vesting conditions.
(5)	Shanshan Huang is a long-time employee and founding shareholder of the Company.
(6)	Yutong Yuan is a long-time employee and founding shareholder of the Company.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Unless described below, during the last two fiscal years, there are no transactions or series of similar transactions to which we were a party or will be a party, in which:

•	the amounts involved exceed or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing had, or will have, a direct or indirect material interest.

On December 1, 2018, the Company acquired certain assets and assumed certain liabilities from BizRight, LLC, an entity owned and managed by the founders and officers of the Company. The net assets received were recorded at their historical carrying amounts and the purchase price of $2,611,594 was recorded as payable due to BizRight. Under the terms of the purchase agreement between the Company and BizRight, the Purchase Price shall be paid based on the Company’s cash flow availability and bears an interest rate of 8% per annum on the outstanding amount. As of June 30, 2020 and 2019, respectively the outstanding amount due to BizRight, LLC was $133,793 and $2,769,308, respectively. Please see Note 3 to the consolidated and combined financial statements for detail.

Effective on March 1, 2020, as amended and restated pursuant to an agreement dated October 26, 2020, the Company entered into an agreement with E Marketing Solution Inc. (“E Marketing”), an entity incorporated in California and owned by Shanshan Huang, one of the original shareholders of the Company. Pursuant to the terms of the agreement, the Company will provide technical support, management services and other services on an exclusive basis in relation to E Marketing’s business during the term of the agreement. The Company agrees to fund E Marketing for operational cash flow needs and bear the risk of E Marketing’s losses from operations and E Marketing agrees that iPower has rights to E Marketing’s net profits, if any. Under the terms of the agreement, the Company may at any time, at its option, acquire for nominal consideration 100% of either the equity of E Marketing or its assets subject to assumption of all of its liabilities. As of September 30, 2020, the Company had paid $40,270 to fund all of E Marketing’s operations under this agreement.

On September 4, 2020, the Company entered into an agreement with Global Product Marketing Inc. (“GPM”), an entity incorporated in the State of Nevada. GPM is owned by Chenlong Tan, the co-founder, Chairman, CEO, President and Interim CFO of the Company and one of the Company’s majority shareholders. Pursuant to the terms of the agreement, the Company will provide technical support, management services and other services on an exclusive basis in relation to GPM’s business during the term of the Agreement. The Company agrees to fund GPM for operational cash flow needs and bear the risk of GPM’s losses from operations and GPM agrees that the Company has rights to GPM’s net profits, if any. Under the terms of the agreement, the Company may at any time, at its option, acquire for nominal consideration 100% of either the equity of GPM or its assets subject to assumption of all of its liabilities. As of September 30, 2020, the Company had paid $875 for GPM’s incorporation expenses.

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DESCRIPTION OF CAPITAL STOCK

Our current Certificate of Incorporation authorizes us to issue:

•	166,000,000 shares of Class A Common Stock
•	14,000,000 shares of Class B Common Stock; and
•	20,000,000 shares of Preferred Stock

As of February 1, 2021, there were: (i) 20,204,496 shares of Class A Common Stock issued and outstanding, including approximately [     ] in Restricted Stock Units issuable pursuant to our Equity Incentive Plan and subject to vesting (as described above) upon completion of this Offering; (ii) 14,000,000 shares of Class B Common Stock issued and outstanding; and, (iii) 34,500 shares of Series A Convertible Preferred Stock issued and outstanding.

The following statements are summaries only of the material provisions of our authorized capital stock and are qualified in their entirety by reference to our Certificate of Incorporation and Bylaws, which are filed as an exhibit to the registration statement of which this prospectus forms a part.

Common Stock

Dividends. Subject to the express terms of any outstanding Preferred Stock, the holders of our common stock are entitled to receive, ratably, dividends only if, when and as declared by our Board out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock (including the common stock)

Voting Rights. Holders of Class A Common Stock are entitled to one (1) vote per share in voting or consenting to the election of directors and for all other corporate purposes for which they are entitled to vote. Holders of Class B Common Stock vote together with holders of Class A Common Stock and are entitled to ten (10) votes per share in voting or consenting to the election of directors and for all other corporate purposes for which they are entitled to vote.

Liquidation Rights. Subject to the express terms of any outstanding Preferred Stock, in the event of a Liquidation of the Corporation, the holders of Common Stock shall be entitled to share in the distribution of any remaining assets available for distribution to the holders of Common Stock ratably in proportion to the total number of shares of Common Stock then issued and outstanding.

Class B Common Stock Conversion Rights. Class B Common Stock shall be eligible to convert into Class A Common Stock, on a ten-for-one basis, starting any time twelve months after the Company’s completion of the initial public offering of its Class A Common Stock described in this prospectus. Such conversion shall be made solely at the discretion of the holder of Class B Common Stock and shall occur promptly following the holder’s delivery of such Class B Common Stock certificate(s) to the Corporation or its transfer agent, at which time such holder shall then be entitled to receive one or more certificates for the identical number of shares of Class A Common Stock.

Restrictions on Transferability of Class B Common Stock. The Class B Common Stock shall be transferrable only between i) the original stockholders of the Class B Common Stock; ii) entities owned/controlled by the original Class B Common Stockholders (the “Founders”); iii) entities/trusts that the Founders are beneficiaries of; or iv) the immediate family members of the Founders. In the event the original Class B Common Stockholders transfer such shares to any unrelated third party, such shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock and any super voting powers associated therewith shall be null and void.

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Preferred Stock

Subject to approval by holders of shares of any class or series of Preferred Stock to the extent such approval is required by its terms, the Board is expressly authorized, subject to limitations prescribed by law, by resolution or resolutions and by filing a certificate pursuant to the applicable law of the State of Nevada, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Private Placement of Series A Convertible Preferred Stock

On December 30, 2020, the Company sold in a private placement to approximately three accredited investors under Rule 506(b) promulgated under the Securities Act of 1933, as amended, an aggregate of 34,500_shares of the Company’s Series A convertible preferred stock (the “Series A Preferred Stock”) and received gross proceeds of $345,000. Boustead Securities, LLC acted as placement agent in such private placement and received commissions of $24,150 or 7% of the gross proceeds received, a non-accountable expense allowance of 1% of such gross proceeds and warrants to purchase 2,415 shares of Class A Common Stock at an exercise price equal to the conversion price of the Series A Preferred Stock.

Terms of the Series A Convertible Preferred Stock

Pursuant to the certificate of designations of its rights, privileges and limitations, the Series A Preferred Stock:

•	does not pay a dividend;
•	votes with the Company’s Class A Common Stock and Class B Common Stock and entitles each holder to one vote per share of Series A Preferred Stock and notice of all shareholder meetings;
•	on a sale or liquidation of the Company the Series A Preferred Stock has a $10.00 per share preference over the Company Class A and Class B Common Stock;
•	by its terms, upon consummation of this offering, all of the outstanding shares of Series A Preferred Stock will automatically convert into shares of the Class A Common Stock (the “Conversion Shares”) at a conversion price equal to a 70% of the initial price per share of the Class A Common Stock being offering pursuant to this prospectus (the “Conversion Price”);
•	are not redeemable and are not convertible into any other class or series of securities, other than the Class A Common Stock; and
•	holders of Series A Preferred stock have agreed to a 90-day “lock-up,” during which, without the prior written consent of Boustead Securities, LLC, following completion of this offering, the holders of the Conversion Shares shall not, directly or indirectly, offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any of the Conversion Shares.

Private Placement of Convertible Notes and Warrants

On January 27, 2021, the Company completed a private placement offering pursuant to which we sold to two accredited investors an aggregate of $3,000,000 of our 6% convertible notes due one year from the date of issuance (the “Convertible Notes”) and warrants pursuant to an exemption from registration under Rule 506(b) of Regulation D of the Securities Act. Boustead Securities, LLC acted as placement agent in the Convertible Note and Warrant offering and received commissions and non-accountable reimbursements of 8% of the gross proceeds received, of which one-half of such fees and expenses are payable upon the conversion of the Convertible Notes. In connection with the convertible note offering, we issued placement agent warrants to purchase 7.0% of the shares of Class A Common Stock underlying the Convertible Notes exercisable at the conversion price of the Convertible Note (the “Conversion Price”), of which Boustead Securities, LLC received 80% of the placement agent warrants.

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Upon completion of this Offering, assuming we sell not less than $15,000,000 of our Class A Common Stock, the Convertible Notes will automatically convert into Class A Common Stock at a conversion price equal to the lesser of (a) $___ per share, representing a 30% discount to the public offering price per share of the Class A Common Stock in this Offering, or (b) $_____ per share, representing a 30% discount to the price determined by dividing $200 million by the total number of (x) outstanding shares of Class A Common Stock immediately prior to the Offering, (y) the number of Class A Common Stock issuable upon conversion of the 34,500 shares of Series A Preferred Stock, and (z) the number of Class A Common Stock issuable upon conversion of all outstanding Convertible Notes.

In the event the Company does receive a minimum of $15,000,000 of gross proceeds from this Offering, commencing on January 27, 2021 the Convertible Notes will bear interest at a rate of 6% per annum and be repayable in full by January 27, 2022 or may be converted at the conversion price into Class A Common Stock at the option of the holder prior to the maturity date. Any interest accrued on the Convertible Note shall be waived upon conversion.

In addition to the Convertible Notes, the purchasers of the Convertible Notes received three-year warrants entitling the holders to purchase _________ shares of Class A Common Stock which equals 80% of the number of shares of Class A Common Stock issuable upon conversion of the Convertible Notes. In the event the Convertible Notes are repaid in cash by the Company, the warrants will expire and have no further value.

This description of Convertible Notes and Warrants is intended to be a useful overview of the material provisions of the Convertible Notes and Warrants. However, you should read the Form of Convertible Note and Warrant for a complete description of the obligations of the Company.

In connection with this Offering, each purchaser of Convertible Notes and Warrants has agreed to the following lock-up agreement with respect to the underlying Class A Common Stock:

i.       From and after the date of closing and until the 180th day after the date the Company’s Class A Common Stock is first listed for trading on a national securities exchange (such first trading day, the “Lock-Up Trigger Date”), the Investor agrees not to sell, transfer or otherwise dispose of the Securities.

ii.       Following the 181st day after the Lock-Up Trigger Date until the 365th day, the Investor is entitled to sell, transfer or otherwise dispose of all the Securities purchased pursuant to this Agreement, subject to a maximum sale on any trading day of 8% of the daily volume of the Class A Common Stock. After the 365th day after the Lock-Up Trigger Date, the Investor will be entitled to sell the remaining Securities purchased hereunder without restriction.

iii.       Notwithstanding the above, commencing 90 days after the Lock-Up Trigger Date, if the Company’s Class A Common Stock per share price is over 150% of the IPO Price for five consecutive trading days, until such time as the price drops below such level, the holders may sell one-third of their Securities subject to a maximum sale on any trading day of 15% of the daily volume; and if the Company’s Class A Common Stock per share price is over 175% of the IPO Price for five consecutive trading days, until such time as the price drops below such level, the holders may sell an additional one-third of their Securities subject to a maximum sale on any trading day of 15% of the daily volume; and if the Company Class A Common Stock per share price is over 200% of the IPO Price for five consecutive trading days, until such time as the price drops below such level, the holders may sell an additional one-third constituting a maximum total of all of their Securities subject to a maximum sale on any trading day of 15% of the daily volume. Provided that the provisions of Rule 144 so permit, the Company shall deliver to the Investor an opinion of counsel (which opinion the Company will be responsible for obtaining at its own cost) to cover all of the converted shares and that such shares may be resold pursuant to Rule 144 free of restrictive legends but subject to the above-mentioned daily volume sale restrictions.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has not been a public market for our Class A Common Stock. We are in the process of applying to list our Class A Common Stock on the Nasdaq Capital Market under the symbol IPW. Future sales of substantial amounts of shares of our Class A Common Stock in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Common Stock to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding common stock, including both Class A and Class B common stock, representing approximately [              ]% of our outstanding common stock, assuming no exercise of the underwriter’s over-allotment option.

All of the shares of Class A Common Stock sold in this offering will be freely transferable by persons other than our affiliates without restriction or further registration under the Securities Act.

Rule 144

All of our Class A Common Stock outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•	1% of the number of common stock then outstanding, in the form of Class A Common Stock or otherwise, which will equal approximately [ ] shares immediately after this offering; or

•	the average weekly trading volume of our Class A Common Stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

TO NON-U.S. HOLDERS OF OUR CLASS A COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the acquisition, ownership and disposition of our common stock issued pursuant to this offering. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, and does not address any estate or gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, and applicable Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service, or IRS, all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who purchase our common stock pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

•	certain former citizens or long-term residents of the United States;
•	partnerships or other pass-through entities (and those investors therein);
•	“controlled foreign corporations;”
•	“passive foreign investment companies:”
•	corporations that accumulate earnings to avoid U.S. federal income tax;
•	banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities;
•	tax-exempt organizations and governmental organizations;
•	tax-qualified retirement plans;
•	persons subject to alternative minimum tax;
•	persons that own, or have owned, actually or constructively, more than 5% of our common stock;
•	accrual-method taxpayers subject to special tax accounting rules under Section 451(b) of the Code;
•	persons who have elected to mark securities to market;
•	persons who hold or receive our common stock pursuant to the exercise of any option or otherwise as compensation;
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the underlying interests of which are held by qualified foreign pension funds; and
•	persons holding our common stock as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our common stock.

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THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO SUCH CHANGES IN U.S. TAX LAW AS WELL AS POTENTIAL CONFORMING CHANGES IN STATE TAX LAWS.

Definition of Non-U.S. Holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our common stock that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust; or, (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Our Common Stock

As described under the section titled “Dividend Policy,” we have not paid and do not anticipate paying dividends. However, if we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a non-U.S. holder’s tax basis in our common stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under the section titled “Gain on Disposition of Our Common Stock” below.

Subject to the discussions below regarding effectively connected income, backup withholding and Sections 1471 through 1474 of the Code (commonly referred to as FATCA), dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or our paying agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) and satisfy applicable certification and other requirements. This certification must be provided to us or our paying agent before the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment in the United States if required by an applicable tax treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

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However, any such effectively connected dividends paid on our common stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our common stock, unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;
•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or
•	our common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock, and our common stock is not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.

If we are a USRPHC and either our common stock is not regularly traded on an established securities market or a non-U.S. holder holds, or is treated as holding, more than 5% of our outstanding common stock, directly or indirectly, during the applicable testing period, gain described in the third bullet point above will generally be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe that we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC. If we are a USRPHC and our common stock is not regularly traded on an established securities market, a non-U.S. holder’s proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules

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Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of dividends on our common stock paid to such holder and the amount of any tax withheld with respect to those dividends. These information reporting requirements apply even if no withholding was required because the dividends were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our common stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA currently applies to dividends paid on our common stock. Under applicable Treasury Regulations and administrative guidance, withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, but under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on such proposed regulations pending finalization), no withholding would apply with respect to payments of gross proceeds.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Boustead Securities, LLC to serve as lead book-running manager of the offering and as representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, each underwriter will severally agree to purchase the number of shares of Class A Common Stock set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus

Underwriter	Number of Shares Class A Common Stock
Boustead Securities, LLC

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares offered by this prospectus (other than those covered by the option described below), if any are purchased.

The underwriters are offering the shares of Class A Common Stock subject to various conditions and may reject all or part of any order. The representative of the underwriters has advised us that the underwriters propose initially to offer the shares of Class A Common Stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at a price less a concession not in excess of $[•] per share of Class Common Stock to brokers and dealers. After the shares of Class Common Stock are released for sale to the public, the representative may change the offering price, the concession, and other selling terms at various times.

We have granted the underwriters an option to purchase additional shares for the purpose of covering over-allotments. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of [______] additional shares of Class A Common Stock from us. If the underwriters exercise all or part of this option, they will purchase shares of Class A Common Stock covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discounts and commissions. Each underwriter has severally agreed that, to the extent the option is exercised, they will each purchase a number of additional shares proportionate to such underwriter’s initial amount reflected in the foregoing table.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:

	Per Share of Class A Common Stock		Total Without Exercise of Underwriters’ Option		Total With Full Exercise of Underwriters’ Option
Public offering price	$	$		$
Underwriting discounts and commission	$	$		$

Proceeds, before expenses, to us	$	$		$

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We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $[•]. We have agreed to reimburse the underwriters for all reasonable out-of-pocket costs and expenses incident to the performance of the obligations of the representative under the underwriting agreement (including, without limitation, the fees and expenses of the underwriters’ outside attorneys) in an amount not to exceed $260,000.

We have also agreed to issue to the representative of the underwriters a warrant to purchase a number of shares of Class A Common Stock equal to an aggregate of 7% of the aggregate number of the shares sold in this offering. The warrant will be exercisable on a cashless basis at an exercise price equal to 100% of the offering price of the shares sold in this offering. The warrants are exercisable commencing upon issuance and will be exercisable for five years from the effective date of the registration statement of which this prospectus forms a part. The warrants are not redeemable by us. The warrants and the shares of Class A Common Stock issuable upon exercise of the warrants have been included on the registration statement of which this prospectus forms a part. Pursuant to applicable FINRA rules, and in particular Rule 5110, the warrants (and underlying shares) issued to the underwriters may not be sold, transferred, assigned, pledged, or hypothecated, or the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective disposition of the securities by any person for a period of 180 days after the commencement of sales in this offering; provided, however, that the warrants (and underlying shares) may be transferred to the underwriters’ officers, partners, registered persons or affiliates as long as the warrants (and underlying shares) remain subject to the lockup.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Pursuant to the underwriting agreement, we will provide the representative of the underwriters the right of first refusal for two years from the date of commencement of sales of this public offering to act as financial advisor or to act as joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of the equity or assets of our company.

We have agreed to a [      ]-month “lock-up” from the closing of this offering, during which, without the prior written consent of Boustead Securities, LLC, we shall not issue, sell or register with the SEC with respect to any of our equity securities (or any securities convertible into, exercisable for or exchangeable for any of our equity securities), except for (i) the issuance of the shares of Class A Common Stock offered pursuant to this prospectus; and (ii) the issuance of shares of Class A Common Stock pursuant to our existing stock option or bonus plan commencing not earlier than one year from the completion date of this Offering as described in the registration statement of which this prospectus forms a part.

Our executive officers, directors and certain of our significant stockholders have also agreed to [      ]-month “lock-up,” during which, without the prior written consent of Boustead Securities, LLC, they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock, owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by any signatory of the lock-up agreement on the date of the prospectus or thereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing; and (iii) make any demand for or exercise any right with respect to, the registration of any shares of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock. The foregoing shall not apply to (i) Class A Common Stock to be transferred as a gift or gifts (provided, that (a) any donee shall execute and deliver to Boustead Securities, LLC, acting on behalf of the underwriters, not later than one business day prior to such transfer, a lock-up agreement to Boustead Securities, LLC and (b) if the lock-up signatory is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Class A Common Stock or beneficially owned shares or any securities convertible into or exercisable or exchangeable for Class A Common Stock or beneficially owned shares during the [      ]-month “lock-up,” the lock-up signatory shall include a statement in such report to the effect that such transfer is being made as a gift), and (ii) the sale of the shares of common stock to be sold pursuant to this prospectus.

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Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares of Class A Common Stock before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions - the representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Common Stock, so long as stabilizing bids do not exceed a specified maximum.
•	Over-allotments and syndicate covering transactions - the underwriters may sell more shares of Class A Common Stock in connection with this offering than the number of shares of Class A Common Stock that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares of Class A Common Stock in this offering described above. The underwriters may close out any covered short position either by exercising its over-allotment option or by purchasing shares of Class A Common Stock in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price per share of Class A Common Stock available for purchase in the open market, as compared to the price at which they may purchase shares of Class A Common Stock through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Class A Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price per share of Class A Common Stock that could adversely affect investors who purchase shares of Class A Common Stock in this offering.
•	Penalty bids - if the representative purchases shares of Class A Common Stock in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares of Class A Common Stock as part of this offering.
•	Passive market making - market makers in the Class A Common Stock who are underwriters or prospective underwriters may make bids for or purchases of shares of Class A Common Stock, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our Class A Common Stock may have the effect of raising or maintaining the market price of our Class A Common Stock or preventing or mitigating a decline in the market price of our Class A Common Stock. As a result, the price of our Class A Common Stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the Class A Common Stock if it discourages resales of our shares of Class A Common Stock.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Class A Common Stock. These transactions may occur on the Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

On December 30, 2020, we sold in a private placement to approximately three accredited investors under Rule 506(b) promulgated under the Securities Act of 1933, as amended, an aggregate of 34,500_shares of the Company’s Series A convertible preferred stock (the “Series A Preferred Stock”) and received gross proceeds of $345,000. Boustead Securities, LLC acted as placement agent in such private placement and received commissions of $24,150 or 7% of the gross proceeds received, a non-accountable expense allowance of 1% of such gross proceeds and warrants to purchase 2,415 shares of Class A Common Stock at an exercise price equal to the conversion price of the Series A Preferred Stock.

On January 27, 2021, we completed a private placement offering pursuant to which we sold to two accredited investors an aggregate of $3,000,000 of our 6% convertible notes due one year from the date of issuance (the “Convertible Notes”) and warrants pursuant to an exemption from registration under Rule 506(b) of Regulation D of the Securities Act. Boustead Securities, LLC acted as placement agent in the Convertible Note and Warrant offering and received commissions and non-accountable reimbursements of 8% of the gross proceeds received, of which one-half of such fees and expenses are payable upon the conversion of the Convertible Notes. In connection with the convertible note offering, we issued placement agent warrants to purchase 7.0% of the shares of Class A Common Stock underlying the Convertible Notes exercisable at the conversion price of the Convertible Note (the “Conversion Price”), of which Boustead Securities, LLC received 80% of the placement agent warrants.

Electronic Delivery of Prospectus: A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

67

Notice to Non-U.S. Investors

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of the shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

A.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

C.	in any circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the issuer or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representative and each of our and the representative’s respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation include, in relation to the United Kingdom, the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the representative is not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

68

United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

In the State of Israel, this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 –1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

69

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

70

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for shares of our common stock and preferred stock is VStock Transfer, LLC, Woodmere, New York. Our Transfer Agent and Registrar’s telephone number is (212) 828-8436.

LEGAL MATTERS

Michelman & Robinson, LLP, Los Angeles, CA and New York, NY has acted as our counsel in connection with the preparation of this prospectus. Schiff Hardin LLP, Washington, DC has acted as counsel for the underwriters.

EXPERTS

The consolidated and combined financial statements of iPower Inc. appearing in this prospectus and related registration statement for the years ending June 30, 2020 and June 30, 2019 have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report thereon and are included in reliance upon such report given on the authority of UHY LLP as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the Class A common stock offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of this registration statement at the SEC’s website at http://www.sec.gov. We also maintain a website at www.meetiPower.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website in this prospectus solely as an inactive textual reference, and you should not consider the contents of our website in making an investment decision with respect to our common stock. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

71

F-1

iPower Inc.

Unaudited Condensed Consolidated Balance Sheets

As of September 30, 2020 and June 30, 2020

	September 30, 2020	June 30, 2020
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalent	$720,911	$977,635
Accounts receivable	7,195,922	6,067,199
Inventories, net	7,729,051	5,743,181
Prepayments and other current assets	726,553	616,231
Total current assets	16,372,437	13,404,246

Right of use - non current	2,310,283	262,875
Property and equipment, net	54,101	6,252
Other non current assets	96,930	–

Total assets	$18,833,751	$13,673,373

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$6,331,664	$4,220,347
Credit cards payable	942,947	892,792
Customer deposit	737,039	741,301
Due to related parties	177,370	133,793
Other payables and accrued liabilities	1,314,472	1,940,858
Short-term loans payable	1,810,912	1,329,680
Lease liability - current	584,322	262,875
Long-term loan payable - current portion	12,185	–
Income taxes payable	1,016,552	721,211
Total current liabilities	12,927,463	10,242,857

Non current liabilities
Long-term loan payable	487,815	500,000
Lease liability - non current	1,725,961	–
Total non current liabilities	2,213,776	500,000

Total liabilities	15,141,239	10,742,857

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 share issued and outstanding at September 30, 2020 and June 30, 2020	–	–
Class A common stock, $0.001 par value; 166,000,000 shares authorized; 20,204,496 and 20,204,496 shares issued and outstanding at September 30, 2020 and June 30, 2020 *	20,204	20,204
Class B common stock, $0.001 par value; 14,000,000 shares authorized; 14,000,000 shares issued and outstanding at September 30, 2020 and June 30, 2020 *	14,000	14,000
Subscription receivable	(14,000)	(14,000)
Additional paid in capital	389,490	389,490
Retained earnings	3,282,818	2,520,822
Total equity	3,692,512	2,930,516

Total liabilities and equity	$18,833,751	$13,673,373

*On November 16, 2020, the Company implemented a 2-for-1 forward split of the issued and outstanding shares of Class A Common Stock of the Company. Except shares authorized, all references to number of shares, and to per share information in the consolidated and combined financial statements have been retroactively adjusted.

*On October 20, 2020, the Company issued to its Founders 14,000,000 shares of the Company’s Class B Common Stock. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively as outstanding for all reporting periods.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

iPower Inc.

Unaudited Condensed Consolidated Statements of Operations

For the Three Months Ended September 30, 2020 and 2019

	For the Three Months Ended September 30,
	2020	2019
	(Unaudited)	(Unaudited)
REVENUES	$14,959,935	$7,227,560

TOTAL REVENUES	14,959,935	7,227,560

COST OF REVENUES	9,397,147	4,833,248

GROSS PROFIT	5,562,788	2,394,312

OPERATING EXPENSES:
Selling	2,640,479	1,323,456
General and administrative	1,845,936	1,001,925
Total operating expenses	4,486,415	2,325,381

INCOME FROM OPERATIONS	1,076,373	68,931

OTHER INCOME (EXPENSE)
Interest income (expenses)	(25,830)	(2,428)
Other non-operating income (expense)	7,397	7,354
Total other income (expense), net	(18,433)	4,926

INCOME BEFORE INCOME TAXES	1,057,940	73,857

PROVISION FOR INCOME TAXES	295,944	20,885

NET INCOME	$761,996	$52,972

WEIGHTED AVERAGE NUMBER OF CLASS A COMMON STOCK*
Basic and diluted	20,204,496	20,000,000

EARNINGS PER SHARE *
Basic and diluted	$0.038	$0.003

*On November 16, 2020, the Company implemented a 2-for-1 forward split of the issued and outstanding shares of Class A Common Stock of the Company. The computation of basic and diluted EPS was retroactively adjusted for all periods presented.

*On October 20, 2020, the Company issued to its Founders 14,000,000 shares of the Company’s Class B Common Stock. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively as outstanding for all reporting periods. The computation of basic and diluted EPS did not include the Class B Common Stock as the holders of Class B Common Stock have no dividend or liquidation right until such time as their shares of Class B Common Stock have been converted into Class A Common Stock.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

iPower Inc.

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity

For the Three Months Ended September 30, 2020 and 2019

	Class A Common Stock*		Class B Common Stock*		Subscription	Additional Paid in	Retained
	Shares	Amount	Shares	Amount	Receivable	Capital	Earnings	Total
Balance, June 30, 2019	20,000,000	$20,000	14,000,000	$14,000	$(14,000)	$(37,316)	$533,860	$516,544
Net income	–	–	–	–	–	–	52,972	52,972

Balance, September 30, 2019, unaudited	20,000,000	$20,000	14,000,000	$14,000	$(14,000)	$(37,316)	$586,832	$569,516

Balance, June 30, 2020	20,204,496	$20,204	14,000,000	$14,000	$(14,000)	$389,490	$2,520,822	$2,930,516
Net income	–	–	–	–	–	–	761,996	761,996

Balance, September 30, 2020, unaudited	20,204,496	$20,204	14,000,000	$14,000	$(14,000)	$389,490	$3,282,818	$3,692,512

*On November 16, 2020, the Company implemented a 2-for-1 forward split of the issued and outstanding shares of Class A Common Stock of the Company. Except shares authorized, all references to number of shares, and to per share information in the consolidated and combined financial statements have been retroactively adjusted.

*On October 20, 2020, the Company issued to its Founders 14,000,000 shares of the Company’s Class B Common Stock. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively as outstanding for all reporting periods.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

iPower Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

For the Three Months Ended September 30, 2020 and 2019

	For the Three Months Ended September 30,
	2020	2019
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$761,996	$52,972
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation expense	1,736	–
Change in operating assets and liabilities
Accounts receivable	(1,128,723)	428,980
Inventories	(1,985,870)	(1,048,866)
Prepayments and other current assets	(110,322)	(186,377)
Other non current assets	(96,930)	–
Accounts payable	2,111,317	464,796
Credit cards payable	50,155	(71,930)
Customer deposit	(4,262)	(59,392)
Other payables and accrued liabilities	(626,386)	100,339
Income taxes payable	295,341	20,885
Net cash (used in) operating activities	(731,948)	(298,593)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(49,585)	(6,039)
Net cash (used in) investing activities	(49,585)	(6,039)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related parties	133,577	522,383
Payments to related parties	(90,000)	(450,709)
Proceeds from short-term loans	8,215,831	3,443,790
Payments on short-term loans	(7,734,599)	(3,418,046)
Net cash provided by financing activities	524,809	97,418

CHANGES IN CASH	(256,724)	(207,214)

CASH AND CASH EQUIVALENT, beginning of year	977,635	471,458
CASH AND CASH EQUIVALENT, end of year	$720,911	$264,244

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$–	$–
Cash paid for interest	$25,830	$2,428

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
Right of use assets acquired under new operating leases	$2,346,200	$–

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

iPower Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

As of September 30, 2020 and June 30, 2020 and for the Three Months Ended September 30, 2020 and 2019

Note 1 - Nature of business and organization

iPower Inc., formerly known as BZRTH Inc. (the “Company”), a Nevada corporation incorporated on April 11, 2018, is principally engaged in the marketing and sale of advanced indoor and greenhouse lighting, ventilation systems, nutrients, growing media, grow tents, trimming machines, pumps and accessories in the United States.

Effective on March 1, 2020, as amended and restated pursuant to an agreement dated October 26, 2020, the Company entered into an agreement with E Marketing Solution Inc. (“E Marketing”), an entity incorporated in California and owned by one of the shareholders of the Company. Pursuant to the terms of the agreement, the Company will provide technical support, management services and other services on an exclusive basis in relation to E Marketing’s business during the term of the agreement. The Company agrees to fund E Marketing for operational cash flow needs and bear the risk of E Marketing’s losses from operations and E Marketing agrees that iPower has rights to E Marketing’s net profits, if any. Under the terms of the agreement, the Company may at any time, at its option, acquire for nominal consideration 100% of either the equity of E Marketing or its assets subject to assumption of all of its liabilities. E Marketing is determined as a variable interest entity (“VIE”). See Note 2 and Note 3 below for details.

On September 4, 2020, the Company entered into an agreement with Global Product Marketing Inc. (“GPM”), an entity incorporated in the State of Nevada on September 4, 2020. GPM is wholly owned by Chenlong Tan, the Chairman, CEO, President, Interim CFO and one of the majority shareholders of the Company. Pursuant to the terms of the agreement, the Company will provide technical support, management services and other services on an exclusive basis in relation to GPM’s business during the term of the Agreement. The Company agrees to fund GPM for operational cash flow needs and bear the risk of GPM’s losses from operations and GPM agrees that the Company has rights to GPM’s net profits, if any. Under the terms of the agreement, the Company may at any time, at its option, acquire for nominal consideration 100% of either the equity of GPM or its assets subject to assumption of all of its liabilities. GMP is determined as a variable interest entity (“VIE”). See Note 2 and Note 3 below for details.

Note 2 – Basis of Presentation and Summary of significant accounting policies

Basis of presentation

The unaudited condensed consolidated financial statements include the accounts of the Company and its variable interest entities and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the requirements of the U.S. Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. These unaudited condensed consolidated financial statements have been prepared on the same basis as its annual consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for the fair statement of the Company’s financial information. These interim results are not necessarily indicative of the results to be expected for the fiscal year ending June 30, 2021, or for any other interim period or for any other future year. All intercompany balances and transactions have been eliminated in consolidation.

The unaudited condensed consolidated balance sheet as of September 30, 2020 has been derived from the audited consolidated financial statements of the Company, which are included in the prospectus herein. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto included in the prospectus herein.

F-6

Note 2 – Basis of Presentation and Summary of significant accounting policies (Continued)

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of the Company and its VIEs, E Marketing Solution Inc. and Global Product Marketing Inc. All inter-company balances and transactions have been eliminated.

Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities reported and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from these estimates.

Variable interest entities

The Company entered into an agreement with E Marketing Solution Inc. (“E Marketing”), an entity incorporated in California and owned by one of the shareholders of the Company. The Company also entered into an agreement with Global Product Marketing Inc. (“GPM”), an entity incorporated in the State of Nevada on September 4, 2020. GPM is owned by Chenlong Tan, the Chairman, CEO, President, Interim CFO and one of the majority shareholders of the Company. The Company does not have direct ownership in E Marketing and GPM but has been actively involved in their operations and has the power to direct the activities and significantly impact E Marketing’s and GPM’s economic performance. The Company also bears all the risk of losses and has the right to receive all of the benefits from E Marketing and GPM. As such, in accordance with ASC 810-10-25-38A through 25-38J, E Marketing and GPM are considered variable interest entities (“VIEs”) of the Company and the financial statements of E Marketing and GPM were consolidated from the date of control existed.

Cash and cash equivalents

Cash and cash equivalents consist of amounts held as cash on hand and bank deposits.

From time to time, the Company may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in noninterest bearing accounts). The Company has not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash.

Accounts receivable

During the ordinary course of business, the Company extends unsecured credit to its customers. Accounts receivable are stated at the amount the Company expects to collect from customers. Management reviews its accounts receivable balances each reporting period to determine if an allowance for credit loss is required.

In July 2020, the Company adopted ASU 2016-13, Topics 326 - Credit Loss, Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (CECL) methodology, for its accounting standard for its trade accounts receivable.

F-7

Note 2 – Basis of Presentation and Summary of significant accounting policies (Continued)

Accounts receivable (Continued)

The Company evaluates the creditworthiness of all of its customers individually before accepting them and continuously monitors the recoverability of accounts receivable. If there are any indicators that a customer may not make payment, the Company may consider making provision for non- collectability for that particular customer. At the same time, the Company may cease further sales or services to such customer. The following are some of the factors that the Company develops allowance for credit losses:

•	the customer fails to comply with its payment schedule;
•	the customer is in serious financial difficulty;
•	a significant dispute with the customer has occurred regarding job progress or other matters;
•	the customer breaches any of the contractual obligations;
•	the customer appears to be financially distressed due to economic or legal factors;
•	the business between the customer and the Company is not active; and
•	other objective evidence indicates non-collectability of the accounts receivable

The adoption of the credit loss accounting standard has no material impact on the Company’s consolidated financial statements. Accounts receivable are recognized and carried at carrying amount less an allowance for credit losses, if any. The Company maintains an allowance for credit losses resulting from the inability of its customers to make required payments based on contractual terms. The Company reviews the collectability of its receivables on a regular and ongoing basis. The Company has also included in calculation of allowance for credit losses, the potential impact of the COVID-19 pandemic on our customers businesses and their ability to pay their accounts receivable. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company also considers external factors to the specific customer, including current conditions and forecasts of economic conditions, including the potential impact of the COVID-19 pandemic. In the event we recover amounts previously written off, we will reduce the specific allowance for credit losses.

Fair values of financial instruments

Financial instruments include cash and cash equivalents, accounts receivable, prepayments and other current assets, other payable and accrued liabilities, due to related party, and taxes payable. The Company considers the carrying amount of short-term financial instrument to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

Revenue recognition

The Company has adopted Accounting Standards Codification (“ASC”) 606 since its inception on April 11, 2018 and recognizes revenue from product sales revenues, net of promotional discounts and return allowances, when the following revenue recognition criteria are met: a contract has been identified, separate performance obligations are identified, the transaction price is determined, the transaction price is allocated to separate performance obligations and revenue is recognized upon satisfying each performance obligation. The Company transfers the risk of loss or damage upon shipment, therefore, revenue from product sales is recognized when it is shipped to the customer. Return allowances, which reduce product revenue by the Company’s best estimate of expected product returns, are estimated using historical experience.

The Company evaluates the criteria of ASC 606 - Revenue Recognition Principal Agent Considerations in determining whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. Generally, when the Company is primarily responsible for fulfilling the promise to provide a specified good or service, the Company is subject to inventory risk before the good or service has been transferred to a customer and the Company has discretion in establishing the price, revenue is recorded at gross.

Payments received prior to the delivery of goods to customers are recorded as customer deposits.

F-8

Note 2 – Basis of Presentation and Summary of significant accounting policies (Continued)

Revenue recognition (Continued)

The Company periodically provides incentive offers to its customers to encourage purchases. Such offers include current discount offers, such as percentage discounts off current purchases and other similar offers. Current discount offers, when accepted by the Company’s customers, are treated as a reduction to the purchase price of the related transaction.

Sales discounts are recorded in the period in which the related sale is recognized. Sales return allowances are estimated based on historical amounts and are recorded upon recognizing the related sales. Shipping and handling costs are recorded as selling expenses.

Cost of revenue

Cost of revenue mainly consist of costs for purchases of products and related inbound freight and delivery fees.

Inventory

Inventory consists of finished goods ready for sale and is stated at the lower of cost or market. The Company values its inventory using the weighted average costing method. The Company’s policy is to include as a part of cost of goods sold any freight incurred to ship the product from its vendors to warehouses. Outbound freight costs related to shipping costs to customers are considered periodic costs and are reflected in selling, general and administrative expenses. The Company regularly reviews inventory and considers forecasts of future demand, market conditions and product obsolescence.

If the estimated realizable value of the inventory is less than cost, the Company makes provisions in order to reduce its carrying value to its estimated market value. The Company also reviews inventory for slow moving inventory and obsolescence and records allowance for obsolescence.

Segment reporting

The Company follows ASC 280, Segment Reporting. The Company’s chief operating decision maker, the Chief Executive Officer, reviews the consolidated results of operations when making decisions about allocating resources and assessing the performance of the Company as a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company’s long-lived assets are all located in California, United States, and substantially all of the Company’s revenues are derived from within the USA. Therefore, no geographical segments are presented.

Leases

On its inception date, April 11, 2018, the Company adopted ASC 842 – Leases (“ASC 842”), which requires lessees to record right-of-use (“ROU”) assets and related lease obligations on the balance sheet, as well as disclose key information regarding leasing arrangements.

ROU assets represent our right to use an underlying asset for the lease terms and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, the Company generally uses its incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

F-9

Note 2 – Basis of Presentation and Summary of significant accounting policies (Continued)

Deferred offering costs

The Company capitalizes certain legal, accounting and other third-party fees that are directly related to an equity financing that is probable of successful completion until such financing is consummated. After consummation of an equity financing, these costs are recorded as a reduction of the proceeds received as a result of the financing. Should a planned equity financing be abandoned, terminated or significantly delayed, the deferred offering costs are immediately written off to operating expenses in the consolidated statements of operations and comprehensive income (loss) in the period of determination. As of September 30, 2020 and June 30, 2020, $75,000 and $0 of deferred offering costs were included in prepaid expenses and other current assets in the condensed consolidated balance sheets, respectively.

Income taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their perspective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax position, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. The Company has adopted the provisions of ASC 740 since inception, April 11, 2018, and has analyzed filing positions in each of the federal and state jurisdictions where the Company is required to file income tax returns, as well as open tax years in such jurisdictions. The Company has identified the U.S. federal jurisdiction, and the states of Nevada and California, as its “major” tax jurisdictions. However, the Company has certain tax attribute carryforwards, which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

The Company believes that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to its financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. The Company’s policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Commitments and Contingencies

In the ordinary course of business, the Company is subject to certain contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and specific facts and circumstances of each matter.

Earnings per share

Basic earnings per share are computed by dividing net income attributable to holders of common stock by the weighted average number of common stock outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities to issue common stock were exercised.

F-10

Note 2 – Basis of Presentation and Summary of significant accounting policies (Continued)

Recently issued accounting pronouncements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) – Simplifying the Accounting for Income Taxes. The update is intended to simplify the current rules regarding the accounting for income taxes and addresses several technical topics including accounting for franchise taxes, allocating income taxes between a loss in continuing operations and in other categories such as discontinued operations, reporting income taxes for legal entities that are not subject to income taxes, and interim accounting for enacted changes in tax laws. The new standard is effective for fiscal years beginning after December 15, 2020; however, early adoption is permitted. The Company does not expect the adoption of this standard have a material impact on the consolidated financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company has adopted this guidance in July 2020 and the adoption did not have a material impact on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 changes the impairment model for most financial assets and certain other instruments. The standard will replace the “incurred loss” approach with an “expected loss” model for instruments measured at amortized cost. For available-for-sale debt securities, entities will be required to record allowances rather than reduce the carrying amount, as they do today under the other-than-temporary impairment model. The amendments in ASU 2016-13 are effective for SEC filers for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019 (i.e., January 1, 2020, for calendar year entities). For public companies that are not SEC filers, the ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. For all other organizations, the ASU on credit losses will take effect for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The Company has adopted this guidance in July 2020 and the adoption did not have a material impact on its consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the consolidated combined financial statements are available to be issued. Material subsequent events that required recognition or additional disclosure in the consolidated financial statements are presented.

Note 3 – Variable interest entity

Effective on March 1, 2020, as amended and restated pursuant to an agreement dated Oct 26, 2020, the Company entered into an agreement with E Marketing Solution Inc. (“E Marketing”), an entity incorporated in California and owned by one of the shareholders of the Company. Pursuant to the terms of the agreement, the Company provides technical support, management services and other services on an exclusive basis in relation to E Marketing’s business during the term of the agreement. The Company agrees to fund E Marketing for operational cash flow needs and bear the risk of E Marketing’s losses from operations and E Marketing agrees that iPower has rights to E Marketing’s net profits, if any. Under the terms of the agreement, the Company may at any time, at its option, acquire for nominal consideration 100% of either the equity of E Marketing or its assets subject to assumption of all of its liabilities. As of September 30, 2020 and June 30, 2020, the Company had paid $40,270 and $20,600 to fund all of E Marketing’s operations under this agreement.

F-11

Note 3 – Variable interest entity (Continued)

On September 4, 2020, the Company entered into an agreement with Global Product Marketing Inc. (“GPM”), an entity incorporated in the State of Nevada on September 4, 2020. GPM is owned by Chenlong Tan, the Chairman, CEO, President, Interim CFO and one of the majority shareholders of the Company. Pursuant to the terms of the agreement, the Company will provide technical support, management services and other services on an exclusive basis in relation to GPM’s business during the term of the Agreement. The Company agrees to fund GPM for operational cash flow needs and bear the risk of GPM’s losses from operations and GPM agrees that the Company has rights to GPM’s net profits, if any. Under the terms of the agreement, the Company may at any time, at its option, acquire for nominal consideration 100% of either the equity of GPM or its assets subject to assumption of all of its liabilities. As of September 30, 2020 and June 30, 2020, the Company had paid $875 and $0 for GPM’s incorporation expenses.

Summary of Key Terms of the Exclusive Business Cooperation Agreements with E Marketing and GPM (“VIEs"):

•	iPower is the exclusive manager of the VIEs
•	The VIEs shall not directly or indirectly accepts same or similar services from other parties
•	The Agreement shall remain effective unless terminated by iPower
•	iPower is granted an irrevocable and exclusive option to purchase all assets and business at nominal price
•	iPower agrees to fund VIEs’ operational needs and bear the risk of VIEs’ losses from operations and VIEs agree that iPower has rights to VIEs’ net profits, if any

Pursuant to the terms of the Agreements, the Company does not have direct ownership in E Marketing and GPM but has been actively involved in their operations as the sole management to direct the activities and significantly impact E Marketing’s and GPM’s economic performance. Each of E Marketing and GPM has only one shareholder and all operation funding were provided by the Company. The Company bears all the risk of losses and has the right to receive all of the benefits from E Marketing and GPM. As such, based on the determination that the Company is the primary beneficiary of E Marketing and GPM, in accordance with ASC 810-10-25-38A through 25-38J, E Marketing and GPM are considered variable interest entities (“VIEs”) of the Company and the financial statements of E Marketing and GPM were consolidated from the date of control existed, March 1, 2020 and September 4, 2020, respectively.

The Company did not provide financial or other support to the VIEs for the periods presented that the Company was not previously contractually required to provide.

As of September 30, 2020 and June 30, 2020, there were no pledge or collateralization of the VIEs’ assets that can only be used to settle obligations of the VIEs. The VIEs did not have any liabilities due to third parties.

The carrying amount of the VIEs’ assets and liabilities are as follows for the period indicated:

	September 30, 2020	June 30, 2020
Total assets – cash in bank	$40,870	$72,686
Total liabilities – payable to iPower	$40,870	$72,686

The cash of $40,870 and $72,686 was included in Cash on the consolidated balance sheets as of September 30, 2020 and June 30, 2020 and the payable to iPower was eliminated in consolidation.

F-12

Note 3 – Variable interest entity (Continued)

The operating results of the VIEs are as follows for the three months ended September 30, 2020:

2020
Revenue	$–
Net (loss)	$(20,545)

Note 4 - Accounts receivable

Accounts receivable consisted of the following as of the date indicated:

	September 30, 2020	June 30, 2020
Accounts receivable	$7,195,922	$6,067,199
Less: allowance for credit losses	–	–
Total accounts receivable	$7,195,922	$6,067,199

Credit loss expenses were $0 for the three months ended September 30, 2020 and 2019, respectively.

Note 5 – Inventories

As of September 30, 2020 and June 30, 2020, inventories consisted of finished goods ready for sale, net of allowance for obsolescence, amounted to $7,729,051 and $5,743,181, respectively.

As of September 30, 2020 and June 30, 2020, allowance for obsolescence was $95,574 and $95,574, respectively.

Note 6 – Prepayments and other current assets

As of September 30, 2020 and June 30, 2020, prepayments and other current assets consisted of the followings:

	September 30, 2020	June 30, 2020
Advance to suppliers	$218,871	$298,841
Prepaid expenses and Other receivables	507,682	317,390

Total	$726,553	$616,231

Other receivables consisted of delivery fees of $93,177 and $132,433 receivable from two unrelated parties for their use of the Company’s courier accounts at September 30, 2020 and June 30, 2020. As of the date of this report, the amount had been fully collected.

F-13

Note 7 – Loans payable

Short-term loans

PPP note payable

On April 13, 2020, the Company entered into an agreement with Royal Business Bank (the “Lender”) for a total amount of $175,500, pursuant to a promissory note issued by the Company to the Lender (the “PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Note bears interest at the rate of 1.00% per annum and may be repaid at any time without penalty. The PPP Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the PPP Note.

The Company accounts for the PPP loan under Topic 470 as follows: (a) Initially record the cash inflow from the PPP Note as a financial liability and accrue interest in accordance with the interest method under ASC Subtopic 835-30; (b) Not impute additional interest at a market rate; (c) Continue to record the proceeds from the loan as a liability until either (1) the loan is partly or wholly forgiven and the debtor has been legally released by the Lender or (2) the debtor pays off the loan; (d) Reduce the liability by the amount forgiven and record a gain on extinguishment once the loan is partly or wholly forgiven and legal release is received. As of September 30, 2020 and June 30, 2020, the Company had an outstanding balance of $175,500 under the PPP Note. As of the date of this report, the PPP Note had not been forgiven.

Revolving credit facility

On May 3, 2019, the Company entered into an agreement with WFC Fund LLC (“WFC") for a revolving loan of up to $2,000,000. The revolving loan bears an interest of prime rate plus 4.25% per annum on the outstanding amount. On May 26, 2020, the Loan and Security Agreement was amended as a Receivable Purchase Agreement. The credit limit of the revolving facility was $2,000,000, which bears a discount rate of prime rate plus 4.25% per annum on the outstanding amount. This revolving credit facility is secured by all of the Company’s assets and guaranteed by Allan Huang, a director and one of the Company’s major shareholders and founders. Pursuant to the agreement, the purchases of accounts receivable are with full recourse to the Company and the Company is obligated to collect the accounts receivables and to repurchase or pay back the amount drawn if the accounts receivable is not collected. In accordance with ASC 860-10-05, the revolving credit facility under the Receivable Purchase Agreement is treated as secured borrowing.

As of September 30, 2020 and June 30, 2020, the outstanding balance due was $1,635,412 and $1,154,180, respectively.

Long-term loan

SBA loan payable

On April 18, 2020, the Company entered into an agreement with the U.S. Small Business Administration (“SBA”) for a loan of $500,000 under Section 7(b) of the Small Business Act. This promissory note (the “SBA Note”) bears interest at the rate of 3.75% per annum and matures 30 years from the date of the SBA Note. Monthly Installment payments, including principal and interest, will begin twelve months from the date of the SBA Note. As of September 30, 2020, the outstanding balance of the SBA Note was $500,000, which include current portion of $12,185 and non current portion of $487,815.

Note 8 - Related party transactions

On December 1, 2018, the Company acquired certain assets and assumed liabilities from BizRight, LLC, an entity owned and managed by the founders and officers of the Company. The net assets received were recorded at their historical carrying amounts and the purchase price of $2,611,594 was recorded as payable due to related parties. The purchase price shall be paid based on the Company’s cash flow availability and bears an interest rate of 8% per annum on the outstanding amount. During the three months ended September 30, 2020 and 2019, the Company recorded proceeds of $133,577 and $522,383 and payments of $90,000 and $450,709, respectively. As of September 30, 2020 and June 30, 2020, the outstanding amount due to related parties was $177,370 and $133,793, respectively.

F-14

Note 9 – Income taxes

On December 22, 2017, the U.S. President signed into law H.R.1, formerly known as the Tax Cuts and Jobs Act (the “Tax Legislation”). The Tax Legislation significantly revised the U.S. tax code by, (i) lowering the U.S federal statutory income tax rate from 35% to 21%, (ii) implementing a territorial tax system, (iii) imposing a one-time transition tax on deemed repatriated earnings of foreign subsidiaries, (iv) requiring a current inclusion of global intangible low taxed income of certain earnings of controlled foreign corporations in U.S. federal taxable income, (v) creating the base erosion anti-abuse tax regime, (vi) implementing bonus depreciation that will allow for full expensing of qualified property, and (vii) limiting deductibility of interest and executive compensation expense, among other changes. The Company did not record deferred tax assets or liabilities as the temporary and permanent differences were immaterial. The Company has computed its tax expenses using the new statutory rate effective on January 1, 2018 of 21%.

Other provisions of the new legislation include, but are not limited to, limiting deductibility of interest and executive compensation expense. These additional items have been considered in the income tax provision for the three months ended September 30, 2020 and 2019 and the impact was not material to the overall financial statements.

The provision for income taxes for the three months ended September 30, 2020 and 2019 consisted of the following:

	September 30, 2020	September 30, 2019
Income Tax Expense
Current federal tax expense
Federal	$202,003	$14,288
State	93,941	6,597
Deferred tax
Federal	–	–
State	–	–
Total	$295,944	$20,885

The Company is subject to U.S. federal income tax as well as income tax of state tax jurisdictions. The tax years 2018 and 2019 remain open to examination by the major taxing jurisdictions to which the Company is subject. The following is a reconciliation of income tax expenses at the effective rate to income tax at the calculated statutory rates:

	September 30, 2020		September 30, 2019
Statutory tax rate
Federal	21.00%		21.00%
State of California	8.84%		8.84%
State of Nevada	0.00%		0.00%
Net effect of state income tax deduction and other permanent differences	(1.87%	)	(1.56%	)
Effective tax rate	27.97%		28.28%

As of September 30, 2020 and June 30, 2020, the income taxes payable was $1,016,552 and $721,211, respectively.

F-15

Note 10 – Earnings per share

The following table sets forth the computation of basic and diluted earnings per share for the periods presented:

	For the three months ended September 30,
	2020	2019
Numerator:
Net income	$761,996	$52,972
Denominator:
Weighted-average shares used in computing basic and diluted net income per share*	20,204,496	20,000,000
Net income per share of ordinary shares: -basic and diluted	$0.038	$0.003

*On November 16, 2020, the Company implemented a 2-for-1 forward split of the issued and outstanding shares of Class A Common Stock of the Company. The computation of basic and diluted EPS was retroactively adjusted for all periods presented.

*On October 20, 2020, the Company issued to its founders 14,000,000 shares of Class B Common stock, which shall be eligible to convert into Class A Common Stock, on a ten-for-one basis, at any time following twelve (12) months after the Company’s completion of its initial public offering of its Class A Common Stock. The computation of basic and diluted EPS did not include the Class B Common Stock as the holders of Class B Common Stock have no dividend or liquidation right until such time as their shares of Class B Common Stock have been converted into Class A Common Stock.

Note 11 – Equity

The Company was incorporated in Nevada on April 11, 2018. As of the date of this report, the total authorized shares of capital stock were 200,000,000 shares consisting of 166,000,000 shares of Class A common stock (“Class A Common Stock”), 14,000,000 of Class B common stock (“Class B Common Stock”), and 20,000,000 preferred stock (the “Preferred Stock”), each with a par value of $0.001 per share.

On November 16, 2020, the Company filed an amended and restated articles of incorporation in Nevada to consummate a 2-for-1 forward split of our outstanding shares of Class A Common Stock. All share numbers of Class A Common Stock are stated at post-split basis.

The holders of Class A Common Stock shall be entitled to one vote per share in voting or consenting to the election of directors and for all other corporate purposes. The Company issued 20,000,000 shares to its founders at inception.

On January 15, 2020, pursuant to a rescission and mutual release agreement with an unrelated company, the Company issued 204,496 shares of its Class A Common Stock as settlement payment of the $427,010 received.

As of September 30, 2020 and June 30, 2020, after giving effect to a 2-for-1 forward split of the outstanding shares of Class A Common Stock, there were 20,204,496 and 20,204,496 shares of Class A Common Stock issued and outstanding, respectively.

F-16

Note 11 – Equity (Continued)

On October 20, 2020, the Company entered into stock purchase agreements with Chenlong Tan and Allan Huang (the “Founders”) pursuant to which each of the Founders received 7,000,000 shares of the Company’s Class B Common Stock, for a purchase price of $0.001 per share in cash. Based on the fact that other than the total consideration of $14,000 (total par value of the Class B Common Stock issued), the Founders did not provide additional services or other means of considerations for the issuance of these shares of Class B Common Stock, the issuance of the Class B Common Stock to the Founders was considered as a nominal issuance, in substance a recapitalization transaction. As such, in accordance with FASB ASC 260-10-55-12 and SAB Topic 4D, The Company recorded and presented the issuance retroactively as outstanding for all reporting periods.

The Class B Common Stock shall be entitled to ten (10) votes per share in voting or consenting to the election of directors and for all other corporate purposes. Class B Common Stock shall be eligible to convert into Class A Common Stock, on a ten-for-one basis, at any time following twelve (12) months after the Company’s completion of the initial public offering of its Class A Common Stock. Holders of Class B Common Stock shall have no dividend or liquidation right until such time as their shares of Class B Common Stock have been converted into Class A Common Stock. As of September 30, 2020 and June 30, 2020, the outstanding shares of Class B Common Stock were retroactively stated as 14,000,000 and 14,000,000, respectively.

The Preferred Stock was authorized as “blank check” series of Preferred Stock, providing that the Board of Directors is expressly authorized, subject to limitations prescribed by law, by resolution or resolutions and by filing a certificate pursuant to the applicable law of the State of Nevada, to provide, out of the authorized but unissued shares of Preferred Stock, for series of Preferred Stock, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. As of September 30, 2020 and June 30, 2020, the Company had not issued any shares of Preferred Stock.

Note 12 - Concentration of risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

As of September 30, 2020 and June 30, 2020, $720,911 and $977,635, respectively, were deposited with various major financial institutions in the United States.

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposing the Company to credit risk. The risk is mitigated by the Company’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances. The Company maintains reserves for estimated credit losses, and such losses have generally been within expectations.

Customer and vendor concentration risk

For the three months ended September 30, 2020 and 2019, Amazon Vendor and Amazon Seller customers accounted for 75% and 67% of the Company's total revenues, respectively. As of September 30, 2020 and June 30, 2020, accounts receivable from Amazon Vendor and Amazon Seller accounted for 89% and 95% of the Company’s total accounts receivable.

For the three months ended September 30, 2020 and 2019, two suppliers accounted for 36% (28% and 8%) and 48% (31% and 17%) of the Company's total purchases, respectively. As of September 30, 2020, accounts payable to two suppliers accounted for 48% and 14% of the Company’s total accounts payable. As of June 30, 2020, accounts payable to three suppliers accounted for 25.6%, 12.5% and 11.7%, respectively, of the Company’s total accounts payable.

F-17

Note 13 - Commitments and contingencies

Lease commitment

The Company has adopted ASC842 since its inception date, April 11, 2018. The Company has entered into a lease agreement for office and warehouse space with a lease period from December 1, 2018 until December 31, 2020. On August 24, 2020, the Company negotiated for new terms to extend the lease. The lease term is amended and extended through December 31, 2023.

On September 1, in addition to the primary fulfillment center, the Company leased a second fulfillment center in City of Industry, California. The base rental fee is $27,921 to $29,910 per month through October 31, 2023.

Total commitment for the full term of these leases is $2,346,200. $2,310,283 and $262,875 of operating lease right-of-use assets and $2,310,283 and $262,875 of operating lease liabilities were reflected on the September 30, 2020 and June 30, 2020 financial statements, respectively.

Three Months Ended September 30, 2020 and 2019:

Lease cost	9/30/2020	9/30/2019
Operating lease cost (included in G&A in the Company's statement of operations)	$156,536	$132,046

Other information
Cash paid for amounts included in the measurement of lease liabilities	162,607	126,078
Remaining term in years	3.2	1.25
Average discount rate - operating leases	8%	8%

The supplemental balance sheet information related to leases for the period is as follows:
Operating leases	9/30/2020	6/30/2020
Right of use asset - non current	2,310,283	262,875

Lease Liability - current	584,322	262,875
Lease Liability - non current	1,725,961	–
Total operating lease liabilities	$2,310,283	$262,875

Maturities of the Company’s lease liabilities are as follows:

Operating
Lease
For the period from October 1, 2020 to June 30, 2021	$529,459
For Year ending June 30:
2022	848,822
2023	860,893
2024	341,729
Less: Imputed interest/present value discount	(270,620)
Present value of lease liabilities	$2,310,283

F-18

Note 13 - Commitments and contingencies (Continued)

Contingencies

The Company is not currently a party to any material legal proceedings, investigation or claims. However, the Company may, from time to time, be involved in legal matters arising in the ordinary course of its business. While the Company is not presently subject to any material legal proceedings, there can be no assurance that such matters will not arise in the future or that any such matters in which the Company is involved, or which may arise in the ordinary course of the Company’s business, will not at some point proceed to litigation or that such litigation will not have a material adverse effect on the business, financial condition or results of operations of the Company.

In an effort to contain or slow the COVID-19 outbreak, authorities across the world have implemented various measures, some of which have been subsequently rescinded or modified, including travel bans, stay-at-home orders and shutdowns of certain businesses. The Company anticipates that these actions and the global health crisis caused by the COVID-19 outbreak, including any resurgences, will continue to negatively impact global economic activity. While the COVID-19 outbreak has not had a material adverse impact on the Company’s operations to date, it is difficult to predict all of the positive or negative impacts the COVID-10 outbreak will have on the Company’s business.

Note 14 - Subsequent events

Stock Issuances

On October 20, 2020, the Company entered into stock purchase agreements with Chenlong Tan and Allan Huang (the “Founders”) pursuant to which each of the Founders received 7,000,000 shares of the Company’s Class B Common Stock, for a purchase price of $0.001 per share in cash. See Note 11 above for details.

On December 30, 2020, the Company closed a private placement and issued a total of 34,500 shares of Series A Convertible Preferred Stock, par value $0.001 per share, to a total of three accredited investors, at a purchase price of $10.00 per share, for a total purchase price of $345,000 in cash. In connection with this private placement, the Company paid $27,600 in cash and issued warrants to purchase 2,415 shares of Series A Convertible Preferred Stock to Boustead Securities, LLC (the “Placement Agent”) as compensation. The exercise price of the warrants is $10 per share.

Stock Split

On November 16, 2020, the Company filed with the Secretary of State of Nevada an amendment to its articles of incorporation, pursuant to which it completed a two-for-one forward stock split (the “Forward Stock Split”) of the Company’s Class A Common Stock. Following the Forward Stock Split, the Company had a total of 20,204,496 shares of Class A Common Stock outstanding.

Revolving credit facility

On November 16, 2020, the Receivable Purchase Agreement with WFC was amended to increase the credit limit of the revolving facility from $2,000,000 to $3,000,000, which bears a discount rate of 0.0277% per day. This revolving credit facility is secured by all of the Company’s assets and guaranteed by Chenlong Tan, the CEO and one of the Company’s major shareholders and founders. Pursuant to the agreement, all purchases of receivables will be without recourse to the Company and WFC assumes the credit risk but not the risk of non-payment of the accounts receivable and the Company is obligated to collect the accounts receivables and to repurchase or pay back the amount drawn if the accounts receivable is not collected. As of December 31, 2020, the Company had drawn $1.55 million from this facility.

Convertible Notes

On January 27, 2021, the Company completed a private placement offering pursuant to which the Company sold to two accredited investors with an aggregate of $3,000,000 convertible notes with a 6% interest per annum and three-year warrants to purchase shares of Class A Common Stock which equals 80% of the number of shares of Class A Common Stock issuable upon conversion of the Convertible Notes. The Convertible Notes shall be automatically converted into the Company’s Class A Common Stock upon qualified event or repayable in cash at the option of the holders of the Convertible Notes with repayment to commence six months after January 27, 2021. The conversion price equals to the lesser of (a) a price representing a 30% discount to the public offering price per share of the Class A Common Stock in this Offering, or (b)  a price representing a 30% discount to the price per share equal to dividing $200 million by the total number of (x) outstanding shares of Class A Common Stock immediately prior to the IPO, (y) the number of Class A Common Stock issuable upon conversion of the 34,500 shares of Series A Preferred Stock, and (z) the number of Class A Common Stock issuable upon conversion of all outstanding Convertible Notes. Any interest accrued on the Convertible Note will be waived upon conversion.

Upon closing of the private placement, the Company paid $120,000 in cash and issued warrants to purchase 7% of the shares of Class A Common Stock underlying the Convertible Note as placement agent compensation.

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of iPower, Inc. (f/k/a BZRTH, Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated and combined balance sheets of iPower, Inc. (f/k/a BZRTH, Inc.) (the “Company”) as of June 30, 2020 and 2019, and the related consolidated and combined statements of operations, changes in stockholders’ equity, and cash flows for the two years then ended and the related notes (collectively referred to as the consolidated and combined financial statements). In our opinion, the consolidated and combined financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019, and the results of their operations and their cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated and combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated and combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated and combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated and combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As described in Note 3 to the consolidated and combined financial statements, the Company acquired assets and assumed liabilities from a related party on December 1, 2018, which was accounted for as a transaction between entities under common control, the effects of which have been retrospectively applied to the accompanying consolidated and combined financial statements from July 1, 2018. Our opinion is not modified with respect to this matter.

/s/ UHY LLP

We have served as the Company’s auditor since 2020.

New York, New York

November 23, 2020, except for Notes 4, 11, 12 and 15 as to which the date is January 11, 2021; and Notes 8 and 15 as to which the date is February 1, 2021.

F-20

iPower Inc.

Consolidated and Combined Balance Sheets

As of June 30, 2020 and 2019

	As of June 30,
	2020	2019
ASSETS
Current assets
Cash and cash equivalent	$977,635	$471,458
Accounts receivable	6,067,199	3,635,912
Inventories, net	5,743,181	3,118,507
Prepayments and other current assets	616,231	453,135
Total current assets	13,404,246	7,679,012

Right of use - non current	262,875	750,337
Property and equipment, net	6,252	–

Total assets	$13,673,373	$8,429,349

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$4,220,347	$2,255,924
Credit cards payable	892,792	715,540
Customer deposit	741,301	420,180
Due to related parties	133,793	2,769,308
Other payables and accrued liabilities	1,940,858	588,231
Short-term loans payable	1,329,680	217,789
Lease liability - current	262,875	487,462
Income taxes payable	721,211	195,496

Total current liabilities	10,242,857	7,649,930

Non current liabilities
Long-term loan payable	500,000	–
Lease liability - non current	–	262,875

Total non current liabilities	500,000	262,875

Total liabilities	10,742,857	7,912,805

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 share issued and outstanding at June 30, 2020 and 2019	–	–
Class A common stock, $0.001 par value; 166,000,000 shares authorized; 20,204,496 and 20,000,000 shares issued and outstanding at June 30, 2020 and 2019 *	20,204	20,000
Class B common stock, $0.001 par value; 14,000,000 shares authorized; 14,000,000 shares issued and outstanding at June 30, 2020 and 2019 *	14,000	14,000
Subscription receivable	(14,000)	(14,000)
Additional paid in capital	389,490	(37,316)
Retained earnings	2,520,822	533,860

Total equity	2,930,516	516,544

Total liabilities and equity	$13,673,373	$8,429,349

*On November 16, 2020, the Company implemented a 2-for-1 forward split of the issued and outstanding shares of Class A Common Stock of the Company. Except shares authorized, all references to number of shares, and to per share information in the consolidated and combined financial statements have been retroactively adjusted.

*On October 20, 2020, the Company issued to its Founders 14,000,000 shares of the Company’s Class B Common Stock. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively as outstanding for all reporting periods.

The accompanying notes are an integral part of these consolidated and combined financial statements.

F-21

iPower Inc.

Consolidated and Combined Statements of Operations

For the Years Ended June 30, 2020 and 2019

	For the Years Ended June 30,
	2020	2019

REVENUES	$39,938,472	$22,842,765

TOTAL REVENUES	39,938,472	22,842,765

COST OF REVENUES	24,810,907	14,967,248

GROSS PROFIT	15,127,565	7,875,517

OPERATING EXPENSES:
Selling	7,593,505	4,563,698
General and administrative	4,626,111	2,477,146
Total operating expenses	12,219,616	7,040,844

INCOME FROM OPERATIONS	2,907,949	834,673

OTHER INCOME (EXPENSE)
Interest income (expenses)	(168,283)	(109,834)
Other non-operating income (expense)	20,734	(945)
Total other income (expense), net	(147,549)	(110,779)

INCOME BEFORE INCOME TAXES	2,760,400	723,894

PROVISION FOR INCOME TAXES	773,438	195,496

NET INCOME	$1,986,962	$528,398

WEIGHTED AVERAGE NUMBER OF CLASS A COMMON STOCK*
Basic and diluted	20,093,004	20,000,000

EARNINGS PER SHARE *
Basic and diluted	$0.10	$0.03

*On November 16, 2020, the Company implemented a 2-for-1 forward split of the issued and outstanding shares of Class A Common Stock of the Company. The computation of basic and diluted EPS was retroactively adjusted for all periods presented.

*On October 20, 2020, the Company issued to its Founders 14,000,000 shares of the Company’s Class B Common Stock. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively as outstanding for all reporting periods. The computation of basic and diluted EPS did not include the Class B Common Stock as the holders of Class B Common Stock have no dividend or liquidation right until such time as their shares of Class B Common Stock have been converted into Class A Common Stock.

The accompanying notes are an integral part of these consolidated and combined financial statements.

F-22

iPower Inc.

Consolidated and Combined Statements of Changes in Stockholders’ Equity

For the Years ended June 30, 2020 and 2019

	Class A Common Stock*		Class B Common Stock*		Subscription	Additional Paid in	Retained
	Shares	Amount	Capital	Amount	Receivable	Capital	Earnings	Total
Balance, July 1, 2018	20,000,000	$20,000	14,000,000	$14,000	$(14,000)	$(10,000)	$5,462	$15,462
Distribution to shareholders (Note 3)						(27,316)	–	(27,316)
Net income	–	–	–	–	–	–	528,398	528,398

Balance, June 30, 2019	20,000,000	20,000	14,000,000	14,000	(14,000)	(37,316)	533,860	516,544
Shares issued for cash	204,496	204	–	–	–	426,806	–	427,010
Net income	–	–	–	–	–	–	1,986,962	1,986,962

Balance, June 30, 2020	20,204,496	$20,204	14,000,000	$14,000	$(14,000)	$389,490	$2,520,822	$2,930,516

*On November 16, 2020, the Company implemented a 2-for-1 forward split of the issued and outstanding shares of Class A Common Stock of the Company. Except shares authorized, all references to number of shares, and to per share information in the consolidated and combined financial statements have been retroactively adjusted.

*On October 20, 2020, the Company issued to its Founders 14,000,000 shares of the Company’s Class B Common Stock. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively as outstanding for all reporting periods.

The accompanying notes are an integral part of these consolidated and combined financial statements.

F-23

iPower Inc.

Consolidated and Combined Statements of Cash Flows

For the Years Ended June 30, 2020 and 2019

	For the Years Ended June 30,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,986,962	$528,398
Adjustments to reconcile net income to cash provided by operating activities:
Inventory obsolescence reserve	95,574	–
Change in operating assets and liabilities
Accounts receivable	(2,431,287)	(3,373,285)
Inventories	(2,720,248)	(21,436)
Prepayments and other current assets	(163,096)	(453,135)
Accounts payable	1,964,423	2,124,579
Credit cards payable	177,252	715,540
Customer deposit	321,121	420,180
Other payables and accrued liabilities	1,352,627	570,562
Income taxes payable	525,715	195,496
Net cash provided by operating activities	1,109,043	706,899

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(6,252)	–

Net cash (used in) investing activities	(6,252)	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related parties	632,286	1,745,012
Payments to related parties	(3,267,801)	(2,198,342)
Proceeds from short-term loans	19,003,538	217,789
Payments on short-term loans	(17,891,647)	–
Proceeds from Long-term loan	500,000	–
Issuance of shares	427,010	–
Net cash (used in) provided by financing activities	(596,614)	(235,541)

CHANGES IN CASH	506,177	471,358

CASH AND CASH EQUIVALENT, beginning of year	471,458	100

CASH AND CASH EQUIVALENT, end of year	$977,635	$471,458

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$247,723	$–
Cash paid for interest	$56,948	$–

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
Difference of net assets purchased and consideration charged against additional paid in capital	$–	$(27,316)

The accompanying notes are an integral part of these consolidated and combined financial statements.

F-24

iPower Inc.

Notes to Consolidated and Combined Financial Statements

June 30, 2020 and 2019

Note 1 - Nature of business and organization

iPower Inc., formerly known as BZRTH Inc. (the “Company”), a Nevada corporation incorporated on April 11, 2018, is principally engaged in the marketing and sale of advanced indoor and greenhouse lighting, ventilation systems, nutrients, growing media, grow tents, trimming machines, pumps and accessories in the United States.

Effective on March 1, 2020, as amended and restated pursuant to an agreement dated October 26, 2020, the Company entered into an agreement with E Marketing Solution Inc. (“E Marketing”), an entity incorporated in California and owned by one of the shareholders of the Company. Pursuant to the terms of the agreement, the Company will provide technical support, management services and other services on an exclusive basis in relation to E Marketing’s business during the term of the agreement. The Company agrees to fund E Marketing for operational cash flow needs and bear the risk of E Marketing’s losses from operations and E Marketing agrees that iPower has rights to E Marketing’s net profits, if any. Under the terms of the agreement, the Company may at any time, at its option, acquire for nominal consideration 100% of either the equity of E Marketing or its assets subject to assumption of all of its liabilities. E Marketing is determined as a variable interest entity (“VIE”). See Note 2 and Note 4 below for details.

Note 2 – Basis of Presentation and Summary of significant accounting policies

Basis of presentation

The accompanying financial statements have been prepared in accordance with the generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The Company’s fiscal year end date is June 30.

Principles of Consolidation

The consolidated and combined financial statements include the accounts of the Company and its VIE, E Marketing Solution Inc. All inter-company balances and transactions have been eliminated.

Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities reported and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from these estimates.

Variable interest entity

The Company entered into an agreement with E Marketing Solution Inc. (“E Marketing”), an entity incorporated in California and owned by one of the shareholders of the Company. The Company does not have direct ownership in E Marketing but has been actively involved in E Marketing’s operations and has the power to direct the activities and significantly impact E Marketing’s economic performance. The Company also bears all the risk of losses and has the right to receive all of the benefits from E Marketing. As such, in accordance with ASC 810-10-25-38A through 25-38J, E Marketing is considered a variable interest entity (“VIE”) of the Company and the financial statements of E Marketing were consolidated from the date of control existed.

F-25

Note 2 - Basis of presentation and summary of significant accounting policies (Continued)

Cash and cash equivalents

Cash and cash equivalents consist of amounts held as cash on hand and bank deposits.

From time to time, the Company may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in noninterest bearing accounts). The Company has not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash.

Accounts receivable

During the ordinary course of business, the Company extends unsecured credit to its customers. Accounts receivable are stated at the amount the Company expects to collect from customers. Management reviews its accounts receivable balances each reporting period to determine if an allowance for doubtful accounts is required. An allowance for doubtful accounts is recorded in the period in which loss is determined to be probable based on assessment of specific evidence indicating likelihood of collection, historical experience, account balance aging and prevailing economic conditions. Bad debts are written off against the allowance after all collection efforts have ceased.

Property and equipment

Property and equipment are stated at historical cost. Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Useful Life
Office equipment and furniture	3-5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated and combined statements of operations. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Fair value measurement

The Company adopted ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

F-26

Note 2 - Basis of presentation and summary of significant accounting policies (Continued)

Fair value measurement (Continued)

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability. ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

When available, the Company uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Company measures fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates. As of June 30, 2020 and 2019, there are no assets or liabilities that are measured and reported at fair value on a recurring basis.

Fair values of financial instruments

Financial instruments include cash and cash equivalents, accounts receivable, prepayments and other current assets, other payable and accrued liabilities, due to related party, and taxes payable. The Company considers the carrying amount of short-term financial instrument to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

Revenue recognition

The Company has adopted Accounting Standards Codification (“ASC”) 606 since its inception on April 11, 2018 and recognizes revenue from product sales revenues, net of promotional discounts and return allowances, when the following revenue recognition criteria are met: a contract has been identified, separate performance obligations are identified, the transaction price is determined, the transaction price is allocated to separate performance obligations and revenue is recognized upon satisfying each performance obligation. The Company transfers the risk of loss or damage upon shipment, therefore, revenue from product sales is recognized when it is shipped to the customer. Return allowances, which reduce product revenue by the Company’s best estimate of expected product returns, are estimated using historical experience.

The Company evaluates the criteria of ASC 606 - Revenue Recognition Principal Agent Considerations in determining whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. Generally, when the Company is primarily responsible for fulfilling the promise to provide a specified good or service, the Company is subject to inventory risk before the good or service has been transferred to a customer and the Company has discretion in establishing the price, revenue is recorded at gross.

Payments received prior to the delivery of goods to customers are recorded as customer deposits.

The Company periodically provides incentive offers to its customers to encourage purchases. Such offers include current discount offers, such as percentage discounts off current purchases and other similar offers. Current discount offers, when accepted by the Company’s customers, are treated as a reduction to the purchase price of the related transaction.

Sales discounts are recorded in the period in which the related sale is recognized. Sales return allowances are estimated based on historical amounts and are recorded upon recognizing the related sales. Shipping and handling costs are recorded as selling expenses.

F-27

Note 2 - Basis of presentation and summary of significant accounting policies (Continued)

Cost of revenue

Cost of revenue mainly consist of costs for purchases of products and related inbound freight and delivery fees.

Inventory

Inventory consists of finished goods ready for sale and is stated at the lower of cost or market. The Company values its inventory using the weighted average costing method. The Company’s policy is to include as a part of cost of goods sold any freight incurred to ship the product from its vendors to warehouses. Outbound freight costs related to shipping costs to customers are considered periodic costs and are reflected in selling, general and administrative expenses. The Company regularly reviews inventory and considers forecasts of future demand, market conditions and product obsolescence.

If the estimated realizable value of the inventory is less than cost, the Company makes provisions in order to reduce its carrying value to its estimated market value. The Company also reviews inventory for slow moving inventory and obsolescence and records allowance for obsolescence.

Segment reporting

The Company follows ASC 280, Segment Reporting. The Company’s chief operating decision maker, the Chief Executive Officer, reviews the consolidated and combined results of operations when making decisions about allocating resources and assessing the performance of the Company as a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company’s long-lived assets are all located in California, United States, and substantially all of the Company’s revenues are derived from within the USA. Therefore, no geographical segments are presented.

Business Combination Under Common Control

On December 1, 2018, the Company acquired substantially all of the business assets and assumed certain liabilities from BizRight, LLC (“BizRight”) in exchange for total consideration of $2,611,594. BizRight and the Company were both under the same ownership and management from inception, April 11, 2018. Under ASC 805-50, which addresses business combinations, the transaction was accounted for as a transaction under common control. The Company recorded the purchase of assets from BizRight at their historical carrying amounts as if the transfer had occurred at the beginning of the period and the results of operations comprises both those of BizRight and iPower from the beginning of the period to the date of the transfer is completed. The difference between any considerations transferred and the carrying amounts of the net assets acquired was recognized as an equity distribution to the Shareholders.

Leases

On its inception date, April 11, 2018, the Company adopted ASC 842 – Leases (“ASC 842”), which requires lessees to record right-of-use (“ROU”) assets and related lease obligations on the balance sheet, as well as disclose key information regarding leasing arrangements.

ROU assets represent our right to use an underlying asset for the lease terms and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, the Company generally uses its incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

F-28

Note 2 - Basis of presentation and summary of significant accounting policies (Continued)

Income taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their perspective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax position, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. The Company has adopted the provisions of ASC 740 since inception, April 11, 2018, and has analyzed filing positions in each of the federal and state jurisdictions where the Company is required to file income tax returns, as well as open tax years in such jurisdictions. The Company has identified the U.S. federal jurisdiction, and the states of Nevada and California, as its “major” tax jurisdictions. However, the Company has certain tax attribute carryforwards, which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

The Company believes that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to its financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. The Company’s policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Commitments and Contingencies

In the ordinary course of business, the Company is subject to certain contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and specific facts and circumstances of each matter.

Earnings per share

Basic earnings per share are computed by dividing net income attributable to holders of common stock by the weighted average number of common stock outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities to issue common stock were exercised.

F-29

Note 2 - Basis of presentation and summary of significant accounting policies (Continued)

Recently issued accounting pronouncements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) – Simplifying the Accounting for Income Taxes. The update is intended to simplify the current rules regarding the accounting for income taxes and addresses several technical topics including accounting for franchise taxes, allocating income taxes between a loss in continuing operations and in other categories such as discontinued operations, reporting income taxes for legal entities that are not subject to income taxes, and interim accounting for enacted changes in tax laws. The new standard is effective for fiscal years beginning after December 15, 2020; however, early adoption is permitted. The Company does not expect the adoption of this standard have a material impact on the consolidated and combined financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its consolidated and combined financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 changes the impairment model for most financial assets and certain other instruments. The standard will replace the “incurred loss” approach with an “expected loss” model for instruments measured at amortized cost. For available-for-sale debt securities, entities will be required to record allowances rather than reduce the carrying amount, as they do today under the other-than-temporary impairment model. The amendments in ASU 2016-13 are effective for SEC filers for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019 (i.e., January 1, 2020, for calendar year entities). For public companies that are not SEC filers, the ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. For all other organizations, the ASU on credit losses will take effect for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The Company is in the process of evaluating the impact of adoption of this guidance on its consolidated and combined financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated and combined financial position, statements of operations and cash flows.

Subsequent event

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the consolidated combined financial statements are available to be issued. Material subsequent events that required recognition or additional disclosure in the consolidated and combined financial statements are presented.

F-30

Note 3 – Asset acquired from entity under common control

On December 1, 2018, the Company acquired substantially all of the business assets and assumed certain liabilities from BizRight, LLC (“BizRight”) in exchange for total consideration of $2,611,594. BizRight and the Company were both under the same ownership and management from inception. Under Accounting Standard Codification (“ASC”) 805-50, the transaction was accounted for as a transaction under common control. The Company recorded the assets acquired and liabilities assumed from BizRight at their historical carrying amounts as if the transfer had occurred at the beginning of the period and the results of operations comprises both BizRight’s and iPower’s from the beginning of the period to the date of the transfer is completed. Stated below are the net assets transferred at December 1, 2018 and results of operations of BizRight for the period from July 1, 2018 to November 30, 2018:

As of December 1, 2018
Assets Purchased
Inventories	$2,739,899
Prepaid inventories (advance to suppliers)	123,585
Accounts receivable	1,215,150
Other receivables	172,992
Total assets purchased	4,251,626

Liabilities Assumed
Accounts payable	1,276,983
Customer deposits	117,518
Other payables and accrued liabilities	245,531
Total liabilities assumed	1,640,032

Net Assets Transferred/ Purchase Price	$2,611,594

Results of Operations From July 1, 2018 to November 30, 2018:
Revenues	$4,835,561
Costs of goods sold	(3,097,071)
Selling, general and administrative expenses	(1,711,174)
Net income	$27,316

The results of operations of BizRight for the five months ended November 30, 2018 were combined in the Company’s statements of operations and the net income, the difference between the consideration and net assets received, of $27,316 was recognized as a distribution to shareholders under additional paid in capital within the statement of shareholders’ equity. The net assets received were recorded at their historical carrying amounts and the purchase price of $2,611,594 was recorded as payable due to related parties. Under the terms of the purchase agreement between the Company and BizRight, the Purchase Price shall be paid based on the Company’s cash flow availability and bears an interest rate of 8% per annum on the outstanding amount. See Note 9 for details.

F-31

Note 4 – Variable interest entity

Effective on March 1, 2020, as amended and restated pursuant to an agreement dated Oct 26, 2020, the Company entered into an agreement with E Marketing Solution Inc. (“E Marketing”), an entity incorporated in California and owned by one of the shareholders of the Company. Pursuant to the terms of the agreement, the Company provides technical support, management services and other services on an exclusive basis in relation to E Marketing’s business during the term of the agreement. The Company agrees to fund E Marketing for operational cash flow needs and bear the risk of E Marketing’s losses from operations and E Marketing agrees that iPower has rights to E Marketing’s net profits, if any. Under the terms of the agreement, the Company may at any time, at its option, acquire for nominal consideration 100% of either the equity of E Marketing or its assets subject to assumption of all of its liabilities. As of June 30, 2020, the Company had paid $20,600 to fund all of E Marketing’s operations under this agreement.

Summary of Key Terms of the Exclusive Business Cooperation Agreements with E Marketing (“VIE"):

•	iPower is the exclusive manager of the VIE;
•	the VIE shall not directly or indirectly accepts same or similar services from other parties;
•	the Agreements shall remain effective unless terminated by iPower;
•	iPower is granted an irrevocable and exclusive option to purchase all assets and business at nominal price; and
•	iPower agrees to fund VIE’s operational needs and bear the risk of VIE’s losses from operations and VIE agrees that iPower has rights to VIE’s net profits, if any.

Pursuant to the terms of the Agreement, the Company does not have direct ownership in E Marketing but has been actively involved in E Marketing’s operations, acting as the sole management of E Marketing to direct the activities and significantly impact E Marketing’s economic performance. The Company also provides all the funding to E Marketing and bears all risks of loss and has the right to receive all of the benefits from E Marketing. As such, based on the determination that the Company is the primary beneficiary of E Marketing, in accordance with ASC 810-10-25-38A through 25-38J, E Marketing is considered a variable interest entity (“VIE”) of the Company and the financial statements of E Marketing were consolidated from March 1, 2020.

The Company did not provide financial or other support to the VIE for the periods presented that the Company was not previously contractually required to provide.

As of June 30, 2020 and 2019, there were no pledge or collateralization of the VIE’s assets that can only be used to settle obligations of the VIE. The VIE did not have any liabilities due to third parties.

The carrying amount of the VIE’s assets and liabilities are as follows for the period indicated:

June 30, 2020
Total assets – cash in bank	$72,686
Total liabilities – payable to iPower	$72,686

The cash of $72,686 was included in Cash on the consolidated and combined balance sheet as of June 30, 2020 and the payable to iPower was eliminated in consolidation.

F-32

Note 4 – Variable interest entity (Continued)

The operating results of the VIE are as follows for the year indicated:

2020
Revenue	$–
Net (loss)	$(20,600)

Note 5 - Accounts receivable

Accounts receivable consisted of the following as of the date indicated:

	June 30, 2020	June 30, 2019
Accounts receivable	$6,067,199	$3,635,912
Less: allowance for doubtful accounts	–	–
Total accounts receivable	$6,067,199	$3,635,912

Bad debt expenses were $0 for the years ended June 30, 2020 and 2019, respectively.

Note 6 – Inventories

As of June 30, 2020 and 2019, inventories consisted of finished goods ready for sale, net of allowance for obsolescence, amounted to $5,743,181 and $3,118,507, respectively.

As of June 30, 2020 and 2019, allowance for obsolescence was $95,574 and $0, respectively.

Note 7 – Prepayments and other current assets

As of June 30, 2020 and 2019, prepayments and other current assets consisted of the followings:

	June 30, 2020	June 30, 2019
Advance to suppliers	$298,841	$81,487
Prepaid expenses and Other receivables	317,390	371,648

Total	$616,231	$453,135

Other receivables consisted of delivery fees of $132,433 and $115,608 receivable from two unrelated parties for their use of the Company’s courier accounts at June 30, 2020 and 2019. As of the date of this report, the amount had been fully collected.

F-33

Note 8 – Loans payable

Short-term loans

PPP note payable

On April 13, 2020, the Company entered into an agreement with Royal Business Bank (the “Lender”) for a total amount of $175,500, pursuant to a promissory note issued by the Company to the Lender (the “PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Note bears interest at the rate of 1.00% per annum and may be repaid at any time without penalty. The PPP Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the PPP Note.

The Company accounts for the PPP loan under Topic 470 as follows: (a) Initially record the cash inflow from the PPP Note as a financial liability and accrue interest in accordance with the interest method under ASC Subtopic 835-30; (b) Not impute additional interest at a market rate; (c) Continue to record the proceeds from the loan as a liability until either (1) the loan is partly or wholly forgiven and the debtor has been legally released by the Lender or (2) the debtor pays off the loan; (d) Reduce the liability by the amount forgiven and record a gain on extinguishment once the loan is partly or wholly forgiven and legal release is received. As of June 30, 2020, the Company had an outstanding balance of $175,500 under the PPP Note. As of the date of this report, the PPP Note had not been forgiven.

Revolving credit facility

On May 3, 2019, the Company entered into an agreement with WFC Fund LLC (“WFC") for a revolving loan of up to $2,000,000. The revolving loan bears an interest of prime rate plus 4.25% per annum on the outstanding amount. On May 26, 2020, the Loan and Security Agreement was amended as a Receivable Purchase Agreement. The credit limit of the revolving facility was $2,000,000, which bears a discount rate of prime rate plus 4.25% per annum on the outstanding amount. This revolving credit facility is secured by all of the Company’s assets and guaranteed by Allan Huang, a director and one of the Company’s major shareholders and founders. Pursuant to the agreement, the purchases of accounts receivable are with full recourse to the Company and the Company is obligated to collect the accounts receivables and to repurchase or pay back the amount drawn if the accounts receivable is not collected. In accordance with ASC 860-10-05, the revolving credit facility under the Receivable Purchase Agreement is treated as secured borrowing.

As of June 30, 2020 and 2019, the outstanding balance due was $1,154,180 and $217,789, respectively.

Long-term loan

SBA loan payable

On April 18, 2020, the Company entered into an agreement with the U.S. Small Business Administration (“SBA”) for a loan of $500,000 under Section 7(b) of the Small Business Act. This promissory note (the “SBA Note”) bears interest at the rate of 3.75% per annum and matures 30 years from the date of the SBA Note. Monthly Installment payments, including principal and interest, will begin twelve months from the date of the SBA Note. As of June 30, 2020, the outstanding balance of the SBA Note was $500,000.

34

Note 9 - Related party transactions

As disclosed in Note 3 above, on December 1, 2018, the Company acquired certain assets and assumed liabilities from BizRight, LLC, an entity owned and managed by the founders and officers of the Company. The net assets received were recorded at their historical carrying amounts and the purchase price of $2,611,594 was recorded as payable due to related parties. The purchase price shall be paid based on the Company’s cash flow availability and bears an interest rate of 8% per annum on the outstanding amount. Related interest expense recorded for the years ended June 30, 2020 and 2019 was $103,901 and $109,834, respectively. During the years ended June 30, 2020 and 2019, the Company recorded proceeds of $632,286 and $1,745,012 and payments of $3,267,801 and $2,198,342, respectively, to related parties. As of June 30, 2020 and 2019, the outstanding amount due to related parties was $133,793 and $2,769,308, respectively.

Note 10 – Income taxes

On December 22, 2017, the U.S. President signed into law H.R.1, formerly known as the Tax Cuts and Jobs Act (the “Tax Legislation”). The Tax Legislation significantly revised the U.S. tax code by, (i) lowering the U.S federal statutory income tax rate from 35% to 21%, (ii) implementing a territorial tax system, (iii) imposing a one-time transition tax on deemed repatriated earnings of foreign subsidiaries, (iv) requiring a current inclusion of global intangible low taxed income of certain earnings of controlled foreign corporations in U.S. federal taxable income, (v) creating the base erosion anti-abuse tax regime, (vi) implementing bonus depreciation that will allow for full expensing of qualified property, and (vii) limiting deductibility of interest and executive compensation expense, among other changes. The Company did not record deferred tax assets or liabilities as the temporary and permanent differences were immaterial. The Company has computed its tax expenses using the new statutory rate effective on January 1, 2018 of 21%.

Other provisions of the new legislation include, but are not limited to, limiting deductibility of interest and executive compensation expense. These additional items have been considered in the income tax provision for the year ended June 30, 2020 and 2019 and the impact was not material to the overall financial statements.

The provision for income taxes for the years ended June 30, 2020 and 2019 consisted of the following:

	June 30, 2020	June 30, 2019
Income Tax Expense
Current federal tax expense
Federal	$530,036	$133,832
State	243,402	61,664
Deferred tax
Federal	–	–
State	–	–
Total	$773,438	$195,496

F-35

Note 10 – Income taxes (Continued)

The Company is subject to U.S. federal income tax as well as income tax of state tax jurisdictions. The tax years 2018 and 2019 remain open to examination by the major taxing jurisdictions to which the Company is subject. The following is a reconciliation of income tax expenses at the effective rate to income tax at the calculated statutory rates:

	June 30, 2020		June 30, 2019
Statutory tax rate
Federal	21.00%		21.00%
State of California	8.84%		8.84%
State of Nevada	0.00%		0.00%
Net effect of state income tax deduction and other permanent differences	(1.82%	)	(2.83%	)
Effective tax rate	28.02%		27.01%

As of June 30, 2020 and 2019, the income taxes payable was $721,211 and $195,496, respectively.

Note 11 – Earnings per share

The following table sets forth the computation of basic and diluted earnings per share for the periods presented:

	For the year ended June 30,
	2020	2019
Numerator:
Net income	$1,986,962	$528,398
Denominator:
Weighted-average shares used in computing basic and diluted net income per share*	20,093,004	20,000,000
Net income per share of ordinary shares: - basic and diluted	$0.10	$0.03

*On November 16, 2020, the Company implemented a 2-for-1 forward split of the issued and outstanding shares of Class A Common Stock of the Company. The computation of basic and diluted EPS was retroactively adjusted for all periods presented.

* On October 20, 2020, the Company issued to its founders 14,000,000 shares of Class B Common stock, which shall be eligible to convert into Class A Common Stock, on a ten-for-one basis, at any time following twelve (12) months after the Company’s completion of its initial public offering of its Class A Common Stock. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively as outstanding for all reporting periods. The computation of basic and diluted EPS did not include the Class B Common Stock as the holders of Class B Common Stock have no dividend or liquidation right until such time as their shares of Class B Common Stock have been converted into Class A Common Stock.

F-36

Note 12 – Equity

The Company was incorporated in Nevada on April 11, 2018. As of the date of this report, the total authorized shares of capital stock was 200,000,000 shares consisting of 166,000,000 shares of Class A common stock (“Class A Common Stock”), 14,000,000 of Class B common stock (“Class B Common Stock”), and 20,000,000 preferred stock (the “Preferred Stock”), each with a par value of $0.001 per share.

On November 16, 2020, the Company filed an amended and restated articles of incorporation in Nevada to consummate a 2-for-1 forward split of our outstanding shares of Class A Common Stock. All share numbers of Class A Common Stock are stated at post-split basis.

The holders of Class A Common Stock shall be entitled to one vote per share in voting or consenting to the election of directors and for all other corporate purposes. The Company issued 20,000,000 shares to its founders at inception.

On January 15, 2020, pursuant to a rescission and mutual release agreement with an unrelated company, the Company issued 204,496 shares of its Class A Common Stock as settlement payment of the $427,010 received.

As of June 30, 2020 and 2019, after giving effect to a 2-for-1 forward split of the outstanding shares of Class A Common Stock, there were 20,204,496 and 20,000,000 shares of Class A Common Stock issued and outstanding, respectively.

On October 20, 2020, the Company entered into stock purchase agreements with Chenlong Tan and Allan Huang (the “Founders”) pursuant to which each of the Founders received 7,000,000 shares of the Company’s Class B Common Stock, for a purchase price of $0.001 per share in cash. Based on the fact that other than the total consideration of $14,000 (total par value of the Class B Common Stock issued), the Founders did not provide additional services or other means of considerations for the issuance of these shares of Class B Common Stock, the issuance of the Class B Common Stock to the Founders was considered as a nominal issuance, in substance a recapitalization transaction. As such, in accordance with FASB ASC 260-10-55-12 and SAB Topic 4D, The Company recorded and presented the issuance retroactively as outstanding for all reporting periods.

The Class B Common Stock shall be entitled to ten (10) votes per share in voting or consenting to the election of directors and for all other corporate purposes. Class B Common Stock shall be eligible to convert into Class A Common Stock, on a ten-for-one basis, at any time following twelve (12) months after the Company’s completion of the initial public offering of its Class A Common Stock. Holders of Class B Common Stock shall have no dividend or liquidation right until such time as their shares of Class B Common Stock have been converted into Class A Common Stock. As of June 30, 2020 and 2019, the outstanding shares of Class B Common Stock were retroactively stated as 14,000,000 and 14,000,000, respectively.

The Preferred Stock was authorized as “blank check” series of Preferred Stock, providing that the Board of Directors is expressly authorized, subject to limitations prescribed by law, by resolution or resolutions and by filing a certificate pursuant to the applicable law of the State of Nevada, to provide, out of the authorized but unissued shares of Preferred Stock, for series of Preferred Stock, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. As of June 30, 2020 and 2019, the Company had not issued any shares of Preferred Stock.

F-37

Note 13 - Concentration of risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

As of June 30, 2020 and 2019, $977,635 and $471,458, respectively, were deposited with various major financial institutions in the United States.

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposing the Company to credit risk. The risk is mitigated by the Company’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances. The Company maintains reserves for estimated credit losses, and such losses have generally been within expectations.

Customer and vendor concentration risk

For the years ended June 30, 2020 and 2019, Amazon Vendor and Amazon Seller customers accounted for 71% and 74% of the Company's total revenues, respectively. As of June 30, 2020 and 2019, accounts receivable from Amazon Vendor and Amazon Seller accounted for 95% and 82% of the Company’s total accounts receivable.

For the years ended June 30, 2020 and 2019, two suppliers accounted for 38.5% (25.2% and 13.3%) and 32.6% (24.1% and 8.5%) of the Company's total purchases, respectively. As of June 30, 2020, accounts payable to three suppliers accounted for 25.6%, 12.5% and 11.7%, respectively, of the Company’s total accounts payable. As of June 30, 2019, accounts payable to two suppliers accounted for 29.7% and 16.6%, respectively, of the Company’s total accounts payable.

Note 14 - Commitments and contingencies

Lease commitment

The Company has adopted ASC842 since its inception date, April 11, 2018. The Company has entered into a lease agreement for office and warehouse space with a lease period from December 1, 2018 until December 31, 2020. Total commitment for the full term of the lease is $1,100,387. $262,875 and $750,337 of operating lease right-of-use assets and $262,875 and $750,337 of operating lease liabilities were reflected on the June 30, 2020 and 2019 financial statements, respectively.

F-38

Note 14 - Commitments and contingencies (Continued)

Lease commitment (Continued)

Years Ended June 30, 2020 and 2019:

Lease cost	6/30/2020	6/30/2019
Operating lease cost (included in G&A in the Company's statement of operations)	$528,186	$308,108

Other information
Cash paid for amounts included in the measurement of lease liabilities	528,530	303,009
Remaining term in years	0.50	1.5
Average discount rate - operating leases	8%

The supplemental balance sheet information related to leases for the period is as follows:
Operating leases
Right of use asset - non current	262,875	750,337

Lease Liability - current	262,875	487,462
Lease Liability - non current	–	262,875
Total operating lease liabilities	$262,875	$750,337

Maturities of the Company’s lease liabilities are as follows:

Operating
Years ending June 30,	Lease
2021	$268,848
Less: Imputed interest/present value discount	(5,973)
Present value of lease liabilities	$262,875

Contingencies

The Company is not currently a party to any material legal proceedings, investigation or claims. However, the Company may, from time to time, be involved in legal matters arising in the ordinary course of its business. While the Company is not presently subject to any material legal proceedings, there can be no assurance that such matters will not arise in the future or that any such matters in which the Company is involved, or which may arise in the ordinary course of the Company’s business, will not at some point proceed to litigation or that such litigation will not have a material adverse effect on the business, financial condition or results of operations of the Company.

In an effort to contain or slow the COVID-19 outbreak, authorities across the world have implemented various measures, some of which have been subsequently rescinded or modified, including travel bans, stay-at-home orders and shutdowns of certain businesses. The Company anticipates that these actions and the global health crisis caused by the COVID-19 outbreak, including any resurgences, will continue to negatively impact global economic activity. While the COVID-19 outbreak has not had a material adverse impact on the Company’s operations to date, it is difficult to predict all of the positive or negative impacts the COVID-10 outbreak will have on the Company’s business.

F-39

Note 15 - Subsequent events

VIE Agreement

On September 4, 2020, the Company entered into an agreement with Global Product Marketing Inc. (“GPM”), an entity incorporated in the State of Nevada on September 4, 2020. GPM is owned by Chenlong Tan, the Chairman, CEO, President, Interim CFO and one of the majority shareholders of the Company. Pursuant to the terms of the agreement, the Company will provide technical support, management services and other services on an exclusive basis in relation to GPM’s business during the term of the Agreement. The Company agrees to fund GPM for operational cash flow needs and bear the risk of GPM’s losses from operations and GPM agrees that the Company has rights to GPM’s net profits, if any. Under the terms of the agreement, the Company may at any time, at its option, acquire for nominal consideration 100% of either the equity of GPM or its assets subject to assumption of all of its liabilities.

The Company does not have direct ownership in GPM but will be actively involved in GPM’s operations with the power to direct the activities and significantly impact GPM’s economic performance. The Company also bears all the risk of loss, and has rights to receive all benefits from, GPM. As such, in accordance with ASC 810-10-25-38A through 25-38J, GPM is considered a variable interest entity (“VIE”) of the Company. The Company will consolidate GPM’s financials from the incorporation date of GPM on September 4, 2020.

Stock Issuances

On October 20, 2020, the Company entered into stock purchase agreements with Chenlong Tan and Allan Huang (the “Founders”) pursuant to which each of the Founders received 7,000,000 shares of the Company’s Class B Common Stock, for a purchase price of $0.001 per share in cash. See Note 12 above for details.

On December 30, 2020, the Company closed a private placement and issued a total of 34,500 shares of Series A Convertible Preferred Stock, par value $0.001 per share, to a total of three accredited investors, at a purchase price of $10.00 per share, for a total purchase price of $345,000 in cash. In connection with this private placement, the Company paid $27,600 in cash and issued warrants to purchase 2,415 shares of Series A Convertible Preferred Stock to Boustead Securities, LLC, the placement agent, as compensation. The exercise price of the warrants is $10 per share.

Stock Split

On November 16, 2020, the Company filed with the Secretary of State of Nevada an amendment to its articles of incorporation, pursuant to which it completed a two-for-one forward stock split (the “Forward Stock Split”) of the Company’s Class A Common Stock. Following the Forward Stock Split, the Company had a total of 20,204,496 shares of Class A Common Stock outstanding.

Leases

On August 24, 2020, the Company negotiated for new terms to extent the lease of its primary fulfillment center located in Duarte, California. The lease term is amended and extended through December 31, 2023. The monthly payment is $42,000 with two months of free rental and three months $21,000 per month.

On September 1, 2020 in addition to the primary fulfillment center, the Company leased a second fulfillment center located at 14750 E. Nelson Avenue, Unit #I, Industry City, CA 91744. The base rental fee is $27,921 to $29,910 per month through October 31, 2023.

F-40

Note 15 - Subsequent events (Continued)

Revolving credit facility

On November 16, 2020, the Receivable Purchase Agreement with WFC was amended to increase the credit limit of the revolving facility from $2,000,000 to $3,000,000, which bears a discount rate of 0.0277% per day. This revolving credit facility is secured by all of the Company’s assets and guaranteed by Chenlong Tan, the CEO and one of the Company’s major shareholders and founders. Pursuant to the agreement, all purchases of receivables will be without recourse to the Company and WFC assumes the credit risk but not the risk of non-payment of the accounts receivable. The Company is obligated to collect on all of the accounts receivables and to repurchase or pay back the amount drawn down if the accounts receivable is not collected. As of December 31, 2020, the Company had drawn $1.55 million from this facility.

Convertible Notes

On January 27, 2021, the Company completed a private placement offering pursuant to which the Company sold to two accredited investors with an aggregate of $3,000,000 convertible notes with a 6% interest per annum and three-year warrants to purchase shares of Class A Common Stock which equals 80% of the number of shares of Class A Common Stock issuable upon conversion of the Convertible Notes. The Convertible Notes shall be automatically converted into the Company’s Class A Common Stock upon qualified event or repayable in cash at the option of the holders of the Convertible Notes with repayment to commence six months after January 27, 2021. The conversion price equals to the lesser of (a) a price representing a 30% discount to the public offering price per share of the Class A Common Stock in this Offering, or (b)  a price representing a 30% discount to the price per share equal to dividing $200 million by the total number of (x) outstanding shares of Class A Common Stock immediately prior to the IPO, (y) the number of Class A Common Stock issuable upon conversion of the 34,500 shares of Series A Preferred Stock, and (z) the number of Class A Common Stock issuable upon conversion of all outstanding Convertible Notes. Any interest accrued on the Convertible Note will be waived upon conversion.

Upon closing of the private placement, the Company paid $120,000 in cash and issued warrants to purchase 7% of the shares of Class A Common Stock underlying the Convertible Note as placement agent compensation.

F-41

[_______________________] shares of Class A Common Stock

Prospectus dated [_], 2021

Through and including _____________, 2021 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	$
FINRA filing fees		3,500.00
Accountants’ fees and expenses
Legal fees and expenses
Underwriters’ reimbursable expenses, including legal fees
Transfer Agent’s fees and expenses
Printing expenses

Total Expenses	$

* To be completed by amendment

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article 9 of our Amended and Restated Articles of Incorporation, Article 8 of our by-laws and the Nevada Revised Business Statutes, contain indemnification provisions.

Our Amended and Restated Articles of Incorporation provides that we will indemnify, in accordance with our by-laws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. We will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Board and (ii) the indemnification does no relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

II-1

While we intend to obtain director and officer liability insurance prior to the effectiveness of this registration statement, at present we only maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 17. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding all securities issued by us within the past three years. Also included is the consideration received by us for such securities, if any, and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

On January 27, 2021, we sold a total of $3,000,000 in 6% convertible notes (“Convertible Notes”) and warrants to purchase Class A Common Stock (the “Warrants”) to two accredited investors pursuant to an exemption from registration under Rule 506(b) of Regulation D under the Securities Act. The Convertible Notes will automatically convert into Class A Common Stock upon completion of this IPO at a conversion price equal to the lesser of (a) [ ] per share, representing a 30% discount to the public offering price per share of the Class A Common Stock registered in connection with the Qualified IPO, or (b) [ ] per share, representing a 30% discount of the price per share equal to dividing $200 million by the total number of (x) outstanding shares of Class A Common Stock immediately prior to the IPO, (y) the number of Class A Common Stock issuable upon conversion of the 34,500 shares of Series A Preferred Stock, and (z) the number of Class A Common Stock issuable upon conversion of all outstanding Convertible Notes. The Warrants are three-year warrants to purchase such number of Class A Common Stock as would equal 80% of the number of shares of Class A Common Stock issuable upon conversion of the Convertible Notes, exercisable for cash or cashlessly at a purchase price equal to the IPO per share purchase price. As placement agent compensation for the Convertible Notes and Warrants offering, we issued warrants to purchase [     ] shares of Class A Common Stock.

On December 30, 2020, we issued a total of 34,500 shares of Series A convertible preferred stock, par value $0.001 per share, to a total of three accredited investors, at a purchase price of $10.00 per share, for a total purchase price of $345,000. Boustead Securities, LLC acted as placement agent in the Series A preferred offering, and received compensation of $77,600 and warrants to purchase 2,415 shares of Series A convertible preferred stock. The shares were issued to accredited investors pursuant to exemption from registration under Rule 506(b) of Regulation D under the Securities Act.

On October 20, 2020, we issued 14,000,000 shares of our Class B common stock, par value $0.001 per share, to our two founders, Allan Huang and Chenlong Tan in exchange for a total purchase price of $14,000. The shares were issued to our two founders pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

2

On January 15, 2020, we issued a total of 204,496 shares of our Class A common stock, par value $0.001 per share (the “Class A Common Stock”) to Sugarmade Inc. as a refund of cash related to a terminated merger agreement. The shares were issued to Sugarmade Inc. pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

In April 2018, we issued a total of 20,000,000 shares of our Class A common stock, par value $0.001 per share, to our two founders and four key employees. The shares were issued to our founders and key employees pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules.

All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20.0% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(6) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

1.1	Form of Underwriting Agreement. (*)
3.1	Third Amended and Restated Articles of Incorporation of iPower Inc.
3.2	Amended and Restated Bylaws of iPower, Inc.
4.1	Certificate of Designation of Series A Convertible Preferred Stock
4.2	Form of Placement Agent Warrant for private placement completed December 30, 2020
4.3	Form of Placement Agent Warrant for private placement completed January 27, 2021
4.4	Warrant, dated January 27, 2021, issued to Wiseman Capital Management LLC
4.5	Warrant, dated January 27, 2021, issued to Bright Century Investment LLC
4.6	Form of Underwriting Warrant issued to Boustead Securities LLC. (*)
5.1	Form of Legal Opinion of Michelman & Robinson LLP.
10.1	2020 Equity Incentive Plan
10.2	Form of Sublease Agreement, dated as of December 1, 2018, between BZRTH, Inc. and BizRight, LLC
10.3	Asset Purchase Agreement, dated December 1, 2018, between BZRTH, Inc. and BizRight, LLC
10.4	Loan and Security Agreement, dated May 3, 2019, between BZRTH, Inc. and WFC Fund, LLC
10.5	Note for PPP Loan, dated April 13, 2020, issued to Royal Business Bank
10.6	Loan Authorization and Agreement, dated April 18, 2020, between BZRTH, Inc. and U.S. Small Business Administration
10.7	Employment Agreement, dated July 1, 2020, between iPower Inc. and Chenlong Tan
10.8	Standard Industrial Multi-Tenant Lease, dated as of September 1, 2020, between BZRTH, Inc. and Nelson, LLC
10.9	Exclusive Business Cooperation Agreement, dated September 4, 2020, between iPower Inc. and Global Product Marketing Inc.
10.10	Stock Purchase Agreement, dated October 26, 2020, between iPower Inc. and Allan Huang
10.11	Stock Purchase Agreement, dated October 26, 2020, between iPower Inc. and Chenlong Tan
10.12	Amended and Restated Exclusive Business Cooperation Agreement, dated October 26, 2020, between iPower Inc. and E Marketing Solution Inc.
10.13	Receivables Purchase Agreement, dated November 16, 2020, between BZRTH, Inc. and WFC Fund, LLC
10.14	Form of Subscription Agreement for Series A Preferred Stock Offering
10.15	Board Letter Agreement, dated January 26, 2021, between iPower Inc. and Danilo Cacciamatta
10.16	Board Letter Agreement, dated January 26, 2021, between iPower Inc. and Bennet Tchaikovsky
10.17	Form of Subscription Agreement for 6% Convertible Note and Warrants
10.18	Convertible Note, dated January 27, 2021, issued to Wiseman Capital Management LLC
10.19	Convertible Note, dated January 27, 2021, issued to Bright Century Investment LLC
10.20	Board Letter Agreement, dated January 28, 2021, between iPower Inc. and Kevin Liles
10.21	Employment Agreement, dated January 29, 2021, between iPower Inc. and Kevin Vassily
23.1	Consent of UHY LLP
23.2	Consent of Michelman & Robinson LLP (included in Exhibit 5.1) (*)
24.1	Power of Attorney (included on signature page)

Unless otherwise indicated, all exhibits are filed herewith.

* to be filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Duarte, of the State of California, on February 1, 2021.

iPOWER INC.

By:	/s/ Chenlong Tan
Chenlong Tan
Chairman, Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signature appears below constitute and appoint Chenlong Tan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Chenlong Tan	Chief Executive Officer, President, Chief Interim Financial Officer and Chairman of the Board	February 1, 2021
Chenlong Tan	(Principal Executive Officer)

/s/ Kevin Vassily	Chief Financial Officer	February 1, 2021
Kevin Vassily	(Principal Financial Officer)

/s/ Allan Huang	Director	February 1, 2021
Allan Huang

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